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TABLE OF CONTENTS
FINANCIAL STATEMENTS
TABLE OF CONTENTS 3

As filed with the Securities and Exchange Commission on July 9, 2008

Registration No. 333

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

BE RESOURCES INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	1090 (Primary Standard Industrial Classification Code Number)	42-1737182 (I.R.S. Employer Identification No.)

107 Hackney Circle, Box 684, Elephant Butte NM 87935
(575) 744-4014

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

David Q. Tognoni,
President and Chief Executive Officer
BE Resources Inc.
107 Hackney Circle, Elephant Butte NM 87935
(575) 744-4014

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

David J. Babiarz, Esq. David A. Closson, Esq Dufford & Brown, P.C. 1700 Broadway, Suite 2100 Denver, Colorado 80290-2101 (303) 861-8013	Kenneth Sam, Esq. Dorsey & Whitney LLP 370 Seventeenth Street, Suite 4700 Denver, Colorado 80202-5647 (303) 629-3450

          Approximate date of commencement of proposed sale to public: As soon as practical after the effective date of this Registration Statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common stock, no par value, to be offered by the company	$5,392,156.86(2)	$211.91

(1)
Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. The proposed maximum offering price includes amounts attributable to shares that may be purchased by the underwriter to cover over-allotments.

(2)
Represents proposed maximum aggregate offering price of Cdn$5,500,000 converted to U.S. dollars based on the July 8, 2008 noon buying rate of the Bank of Canada of $1.00 = Cdn$1.02.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This registration statement contains two forms of prospectus: one to be used in connection with the offering of securities described herein in the United States (the "U.S. Prospectus"), and one to be used in connection with the offering of such securities in Canada (the "Canadian Prospectus"). The U.S. Prospectus and the Canadian Prospectus are identical except for the cover page, the table of contents, pages     •    , and the back page, and except that the Canadian Prospectus includes     •    . The form of the U.S. Prospectus is included herein and is followed by the alternate pages to be used in the Canadian Prospectus. Each of the alternate pages for the Canadian Prospectus included herein is labeled "Alternate Page for Canadian Prospectus."

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 9, 2008

PROSPECTUS

BE RESOURCES INC.

    •    Shares of
Common Stock

        This is an initial public offering of our common stock. We are offering    •    shares of our common stock to be sold in the offering. Our shares are being offered for sale concurrently by a Canadian underwriter in Canada under the terms of a prospectus filed with Canadian securities regulatory authorities. At our request, the underwriter has reserved for sale up to Cdn$300,000 in shares priced at the initial public offering price which we will offer in a direct offering in the United States on the same basis as the other shares offered by this prospectus. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" on page 52.

        We currently expect the initial public offering price of our shares to be between Cdn$0.40 and Cdn$0.60 per share. We expect to issue approximately     •    shares, assuming we issue shares at Cdn$0.50 per share (the midpoint of our estimated range). The initial public offering price of the shares will be determined by negotiation between us and the underwriter in the context of the market. These prices may not reflect the market price of our common stock after our offering.

        Prior to this offering, there has been no public market for our common stock. We have made application for listing of our common stock on the TSX Venture Exchange ("TSXV") and intend to identify a broker-dealer after the date of this prospectus to make an application for quotation of our common stock on the OTC Bulletin Board. Such listing or quotation will be subject to our fulfilment of all requirements of the TSXV and OTC Bulletin Board.

        See "RISK FACTORS" on page 4 to read about factors you should consider before buying our common stock.

	Per Share		Total
Public offering price	Cdn$	•	Cdn$	•
Underwriting discounts and commissions (including a corporate finance fee)	Cdn$	•	Cdn$	•
Proceeds, before expenses, to BE Resources	Cdn$	•	Cdn$	•

        Canaccord Capital Corporation will serve as the underwriter for the offering. The underwriter may also sell up to an additional    •    shares at the public offering price within 60 days from the date of this prospectus to cover over-allotments. We expect to deliver the shares to investors on or about     •    , 2008.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our common stock or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        As additional compensation to the underwriter, the underwriter will be granted non-assignable compensation warrants which shall entitle the underwriter to subscribe for at the offering price up to that number of shares of common stock equal to 10% of the number of shares of common stock issued pursuant to this offering exercisable for a period of two years following the closing of this offering. The underwriter will have the right to exercise the compensation warrants on a cashless basis.

The date of this prospectus is    •    , 2008

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

        A copy of this preliminary prospectus has been filed with the securities regulatory authorities in the provinces of British Columbia, Alberta and Ontario, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the prospectus is obtained from the securities regulatory authorities.

        No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This preliminary prospectus constitutes a public offering of securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. BE Resources Inc. has filed a registration statement on Form S-1 ("Registration Statement") with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended, with respect to these securities. See "Plan of Distribution".

PRELIMINARY PROSPECTUS

Initial Public Offering July 9, 2008

BE RESOURCES INC.

Cdn $    •
    •    Shares

        This prospectus qualifies the distribution of up to    •    shares of common stock of BE Resources Inc. ("BE" or the "Company") to be issued and sold at a price of Cdn$    •    per share pursuant to an underwriting agreement dated    •    , 2008 between us and the underwriter, being Canaccord Capital Corporation (the "Underwriter"). We currently expect the initial public offering price of our shares to be between Cdn$0.40 and Cdn$0.60 per share. References in this prospectus to "shares of common stock", "common stock" or "common shares" are references to shares of common stock of the Company. The offering price of the common stock offered for sale hereunder was established by negotiation between us and the Underwriter. There is no market through which these securities may be sold and purchasers may not be able to resell the securities purchased under this prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. See "Risk Factors". As at the date of this prospectus, we do not have any of our securities listed or quoted, have not applied to list or quote any of our securities and do not intend to list or quote any of our securities on the Toronto Stock Exchange, a U.S. marketplace or a marketplace outside Canada and the United States of America except that we have made application for listing of our common stock on the TSX Venture Exchange ("TSXV") and intend to identify a broker-dealer after the date of this prospectus to make an application for quotation of our common stock on the OTC Bulletin Board. Such listing or quotation will be subject to our fulfilment of all requirements of the TSXV and OTC Bulletin Board. We are incorporated under the laws of the State of Colorado. See "Enforcement of Certain Rights" in this prospectus. We are concurrently filing a registration statement on Form S-1 with the United States Securities and Exchange Commission.

Price: Cdn$    •    per share

	Price to Public	Underwriter's Fee(1)(2)	Net Proceeds to the Company(4)
Per share	Cdn$•	Cdn$•	Cdn$•
Total(3)	Cdn$•	Cdn$•	Cdn$•

(1)
In connection with the sale of the common stock, the Underwriter will receive a corporate finance fee in the amount of Cdn$150,000 as well as a cash commission equal to 8% of the gross proceeds of this offering.

(2)
In addition to the fee referred to above, the Underwriter will be granted non-assignable compensation warrants which shall entitle the Underwriter to subscribe for at the offering price up to that number of shares of common stock equal to 10% of the number of shares of common stock issued pursuant to this offering exercisable for a period of two years following the closing of this offering. This prospectus qualifies the distribution of the compensation warrants. The Underwriter will have the right to exercise the compensation warrants on a cashless basis. See "Plan of Distribution".

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

(3)
We have granted the Underwriter an over-allotment option, exercisable at any time for a period of 60 days from the date of closing of this offering, to purchase at the offering price up to that number of additional shares of common stock equal to 15% of the number of shares of common stock sold in this offering solely to cover over-allotments, if any, and for market stabilization purposes. If the over-allotment option is exercised in full, the total price to public, the Underwriter's fee and net proceeds to us will be Cdn$    •    , Cdn$    •    and Cdn$    •    , respectively. This prospectus qualifies the distribution of the over-allotment option and the distribution of the shares of common stock issuable by us upon exercise of the over-allotment option. See "Plan of Distribution".

(4)
After deducting the fee and commission payable to the Underwriter referred to above but before deducting the expenses of this offering, including the preparation and filing of this prospectus, estimated to be Cdn$    •    , which amount shall be paid from the proceeds of this offering.

Underwriter's Position	Maximum Number of Securities Available	Exercise Period	Exercise Price
Over-allotment option	• shares	60 days following the closing of the offering	Cdn$• per share
Compensation warrants	• shares	Two years following the closing of the offering	Cdn$• per share
Total securities under option issuable to the Underwriter	• shares

        The Underwriter, as principal, conditionally offers the common stock qualified by this prospectus subject to prior sale, if, as and when issued by us and accepted by the Underwriter in accordance with the conditions contained in the underwriting agreement referred to under "Plan of Distribution" and subject to the approval of certain legal matters on our behalf by Fraser Milner Casgrain LLP as to matters of Canadian law, and Dufford & Brown, P.C. as to matters of U.S. law, and on behalf of the Underwriter by Miller Thomson LLP as to matters of Canadian law and Dorsey & Whitney LLP as to matters of U.S. law.

        Subscriptions will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. It is expected that the closing of this offering will take place on    •    , 2008 or on such other date as we and the Underwriter may agree, but in any event not later than     •    , 2008. Certificates in definitive form representing the common stock will be available for delivery at closing.

        In connection with this offering, subject to applicable laws, the Underwriter may over-allot or effect transactions which stabilize or maintain the market price of the common stock at levels other than those that might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. A purchaser who acquires shares of common stock forming part of the Underwriter's over-allocation position acquires those shares under this prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the Underwriter's over-allotment option or secondary market purchases. See "Plan of Distribution".

        An investment in common stock is highly speculative and involves a significant degree of risk. Investors should carefully review and consider the risk factors outlined in this prospectus before purchasing common stock. See "Risk Factors".

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

ENFORCEMENT OF CERTAIN RIGHTS

        We are incorporated under the laws of a foreign jurisdiction. Although we have appointed Fraser Milner Casgrain LLP, with an address at Suite 3900, 1 First Canadian Place, 100 King Street West, Toronto, Ontario, M5X 1B2, as our agent for service of process in Canada, it may not be possible for investors to collect from us judgements obtained in courts in Canada.

        Certain of our directors and officers, as well as certain of the experts named herein, reside outside of Canada. Furthermore, substantially all of the assets of such persons may be located outside of Canada and it may not be possible for investors to effect service of process within Canada upon such directors, officers and experts. In addition, it may not be possible to enforce against such directors, officers and experts, judgements obtained in Canadian courts.

        You should rely only on the information contained in this prospectus, or to which we have referred you. We have not authorized anyone to provide you with information other than as contained or referred to in this prospectus. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of the date of this document.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Please see the note under "Forward Looking Statements" for a description of special factors potentially affecting forward-looking statements included in this prospectus.

EXCHANGE RATE INFORMATION

        Unless otherwise indicated, all dollar amounts in this prospectus are expressed in United States dollars. References to Cdn$ are to Canadian dollars.

        We measure and report our financial results in United States dollars. The following table sets forth, for the periods indicated, the high, low, average and period-end noon buying rates of United States dollars published by the Bank of Canada. Although obtained from sources believed to be reliable, the data are for informational purposes only, and the Bank of Canada does not guarantee their accuracy or completeness. No representation is made that the Canadian dollar amounts have been, could have been or could be converted into United States dollars at the noon buying rate on such dates or any other dates.

	Noon Buying Rate (Cdn$)
Year ended December 31,	Period Ended	Average(1)	High	Low
2003	$1.29	$1.40	$1.57	$1.29
2004	$1.20	$1.30	$1.40	$1.18
2005	$1.17	$1.21	$1.27	$1.15
2006	$1.17	$1.13	$1.17	$1.10
2007	$0.99	$1.07	$1.19	$0.92

(1)
Determined by reference to the average of the rates for each month during the respective period.

        On July 8, 2008, the noon buying rate of the Bank of Canada, was $1.00=Cdn$1.02.

CONVERSION FACTORS

To Convert From	To	Multiply By
Feet	Metres	0.305
Metres	Feet	3.281
Miles	Kilometres	1.609
Kilometres	Miles	0.6214
Acres	Hectares	0.405
Hectares	Acres	2.471
Grams	Ounces (Troy)	0.03215
Grams/Tonne	Ounces (Troy)/Short Ton	0.02917
Tonnes (metric)	Pounds	2,204.62
Tonnes (metric)	Short Tons	1.1023
Parts per million	Percent (%)	0.0001
Percentage	Parts per million	10,000
Grams/Tonne	Parts per billion	1,000
Parts per billion	Grams/Tonne	0.001
Parts per million	Grams/Tonne	1.0

SUMMARY OF PROSPECTUS

        This summary highlights some of the information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed in the "Risk Factors" section of this prospectus and our consolidated financial statements and their related notes appearing at the end of this prospectus.

Our Company

        BE Resources Inc., which we refer to as "we," "us," "BE" or the "Company", is a corporation organized under the laws of the State of Colorado on August 8, 2007. We are a mineral exploration company focused on beryllium. On October 1, 2007, we acquired a 100% interest in mineral leases and claims covering an area of approximately 20,000 acres in the State of New Mexico (which we refer to as the Acquired Property) from Great Western Exploration, LLC (which we refer to as GWE), a privately held company formed under the laws of the State of Colorado (which we refer to as the Acquisition). As of    •    , 2008, we have staked 690 additional lode claims. We refer to the Acquired Property, together with the additional lode claims staked by us over parts of the Acquired Property, as the "New Mexico Beryllium Project". We were formed primarily to determine the grade and tonnage of beryllium in such mineral leases and claims and if economical, to mine the beryllium. GWE may be considered to be an affiliated company as our president and chief executive officer, David Q. Tognoni, also serves as GWE's general manager and holds a 29.4% membership interest in GWE. GWE and certain others hold a 20% net profits royalty in the New Mexico Beryllium Project which they received as part consideration for the transfer of the Acquired Property, and Mr. Tognoni is the owner of a 1% gross royalty on the New Mexico Beryllium Project which he acquired as part consideration for his service as an officer and employee of our company.

        The Acquired Property is comprised of a lease from private landowners (which we refer to as the Sullivan Lease) in the Warm Springs area as well as three State leases (which we refer to as the State Leases) and 136 unpatented mining claims (which we refer to as the Claims) located in Socorro County and Sierra County, New Mexico. Under the terms of the Sullivan Lease, we are obligated to pay a 4% gross production royalty from the sale or disposition of minerals, metals and materials taken from the Warm Springs area to the lessors under the Sullivan Lease.

        Beryllium is a lightweight metal possessing unique mechanical and thermal properties. Its specific stiffness is much greater than other engineered structured material such as aluminum, titanium and steel. The physical and mechanical properties of beryllium also include high strength-to-weight ratios, stability within a broad range of temperatures, resistance to corrosion and fatigue, excellent electric conductivity and one of the highest melting points of all metals. Beryllium products are used in a variety of high performance applications in the defense, space, industrial, scientific equipment, electronics (including acoustics), medical, automotive and optical scanning markets. It is estimated that close to half of the beryllium sold is used in the computer and telecommunication industries, with the remainder used in aerospace and defence applications, automotive electronics, industrial components and other applications.

        The beryllium market is currently centered in the United States. According to the U.S. Department of the Interior's 2006 Minerals Yearbook, production in the United States accounted for approximately 85% of world production in 2006. We believe that an estimated eighty percent of the reported world supply of beryllium is mined in Utah by Brush Wellman Inc., an Ohio company wholly owned by Brush Engineered Materials Inc., which we believe holds a monopoly on the beryllium market.

        Between October 1, 2007 and November 28, 2007, we completed a seed capital financing of our common stock in which we issued a total of 13,895,000 shares of our common stock to approximately 80 accredited investors (as defined under applicable Canadian Securities laws) for a price of Cdn$0.20 per share. The gross proceeds of the offering totaled Cdn$2,779,000, which we have used in part for the preparation of the Technical Report (as described below) and other organizational expenses, including expenses incurred in connection with this offering.

        The Technical Report on the Warm Springs area of the New Mexico Beryllium Project is dated May 4, 2008 and was prepared by Fred Brown, CPG, Pr. Sci. Nat., and Tracy Armstrong, P.Geo., of P&E Mining Consultants Inc. Reconnaissance drilling on the Warm Springs property has confirmed the presence of anomalous beryllium mineralization. A phased program combining geological and structural mapping with exploration drilling is recommended by the Technical Report to determine if economically significant mineralization is present. The proceeds of this offering will be used to carry out the exploration program recommended by the Technical Report and to carry out other exploration programs included in the Company's 2008-2009 budget.

        Our executive offices are located at 107 Hackney Circle, Elephant Butte, NM 87935 and our phone number is (575) 744-4014.

The Offering

Common stock offered by us:	• shares(1)
Common stock outstanding after the offering:	• shares(1)(2)
Use of proceeds:
The net proceeds of this offering, after deducting the Underwriter's fee and commission and estimated costs of this offering, are estimated to be Cdn$ • . As of June 30, 2008, we had working capital of approximately Cdn$1,593,006 ($1,560,700) which, together with the net proceeds of this offering, will be used to carry out the exploration program outlined in our Plan of Operation and for general corporate purposes. See "Management's Discussion and Analysis or Plan of Operation".

(1)
Assumes that the over-allotment option is not exercised.

(2)
Excludes 3,560,000 shares underlying outstanding options, of which 1,780,000 are presently exercisable. Also excludes shares underlying compensation warrants which are issuable to the Underwriter.

        As additional compensation to the Underwriter, the Underwriter will be granted non-assignable compensation warrants which shall entitle the Underwriter to subscribe at the offering price up to that number of shares of common stock equal to 10% of the number of shares of common stock issued pursuant to this offering exercisable for a period of two years following the closing of this offering. The Underwriter will have the right to exercise the compensation warrants on a cashless basis.

Risk Factors

        An investment in our common stock is subject to a number of risks. Risk factors relating to our company include a lack of operating history, lack of proven or probable reserves or resources, dependence on a single project, need for additional working capital, volatility in the price of beryllium, and dependence on key personnel. Risk factors relating to our common stock include the potential

volatility of our stock price, the absence of any trading market and lack of dividends. See "Risk Factors" on page     •    for a full discussion of these and other risks.

Summary Financial Data

        The following table summarizes certain selected historical financial data about our company and GWE (as the Company is viewed as a continuation of GWE for accounting purposes). Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which we refer to as U.S. GAAP. The financial statements as at December 31, 2007, 2006 and 2005 and for the years then ended, and for the period from inception (February 3, 2004) to December 31, 2004 have been audited by McGovern, Hurley, Cunningham LLP, independent accountants. The information derived from our financial statements as of March 31, 2008 and for the three months ended March 31, 2008 and 2007 is unaudited .

        You should read the data set forth below in conjunction with the section entitled "Management's Discussion and Analysis or Plan of Operation," our financial statements and related notes included elsewhere in this prospectus. Amounts are expressed in United States dollars.

	Balance Sheet Data
		December 31,
	March 31, 2008
		2007	2006
	(unaudited)
Cash and Cash Equivalents	$2,145,677	$2,444,125	$96,090
Total Assets	2,353,561	2,609,205	148,150
Current Liabilities	104,163	141,942	92,430
Total Liabilities	115,532	153,311	252,765
Shareholders' Equity (Deficit)	$2,238,029	$2,455,894	$(104,615)

	Operating Data
	Three months ended March 31,		Year ended December 31,
	2008	2007	2007	2006
	(unaudited)
General and Administrative Expenses	$337,065	$52,743	$1,192,848	$251,152
Other Income	—	(934)	(1,985)	(91)
Net (Loss)	337,065	51,809	1,190,863	251,061
Net (Loss) per Share	$0.01	$—	$0.09	$—

See "Financial Statements of BE Resources Inc."

RISK FACTORS

        An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision. If any of the following risks actually occurs, our business, financial condition, or results of operation could materially suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If we are unable to prevent events that have a negative effect from occurring, then our business may suffer.

Risk Relating to our Company

        We have no proven or probable reserves or any resources, meaning there is no assurance that we can economically produce beryllium or other minerals from the New Mexico Beryllium Project.    In order to demonstrate the availability of proven or probable reserves or resources, it will first be necessary for us to continue exploration to determine the availability of sufficient mineralized material. Exploration is inherently risky, with few properties ultimately proving economically successful. If our exploration efforts are successful, it will then be necessary for us to engage an outside engineering firm to assess geological data and develop an economic model demonstrating commercial feasibility of the property. This feasibility study will require significant additional time and investment. There is no assurance we can economically produce beryllium or other metals.

        Since we are a new business with no operating history, investors have no basis to evaluate our ability to operate profitably.    We were incorporated in 2007 and have had no revenue from operations since our inception. Our activities to date have been limited to organizational efforts, raising financing, completing the Technical Report and studying our land position and acquiring additional lode claims. We face all of the risks commonly encountered by other new businesses, including the lack of an established operating history, need for additional capital and personnel, and intense competition. There is no assurance our business plan will be successful.

        We are dependent upon receipt of additional working capital to fund continued exploration and development of the New Mexico Beryllium Project.    Even if we are successful in selling all of the common stock offered by us, we will require substantial additional capital for continued exploration and development of our properties. We presently have limited working capital, no producing properties and no cash flow. We will be required to expend significant amounts for drilling, geological and geochemical analysis, assaying and if warranted, feasibility studies. We may not benefit from such investments if we are unable to identify commercially exploitable mineralized material. If we are successful in identifying reserves, we will require significant additional capital to extract the reserves. That funding, in turn, depends upon a number of factors, including the state of the national and worldwide economy and the price of beryllium. We may not be successful in obtaining the required financing for these and other purposes, in which case our ability to continue operating would be adversely affected. Failure to obtain such additional financing would result in delay or indefinite postponement of further exploration or development and the possible, partial or total loss of our interest in the New Mexico Beryllium Project. While additional working capital may be generated through the operation, development, sale or a possible joint venture of our property, there is no assurance we will be able to obtain such financing and, if such financing is available, it would be on terms favorable to us. We are unable at this time to estimate with any reasonable degree of certainty the amount of capital required in the future. However, we believe that the amount will be significant. Also, any adverse developments in our exploration efforts may force us to sell our stock at a discount to raise additional funds.

        At the present time, we are totally dependent upon the discovery of beryllium or other metals in commercially viable quantities from a single project, raising the risk if the area proves unproductive.    Since we have never produced beryllium or other metals from the New Mexico Beryllium Project or any other property, and since we have no proven or probable reserves or any resources, there is no assurance that beryllium or other metals can be economically produced under existing and future costs and expenses. If we are unable to economically produce beryllium from the New Mexico Beryllium Project, we would be forced to identify and invest substantial sums in one or more additional properties, and there is no assurance that such properties would be available on terms favorable to us.

        The volatility of the price of beryllium could adversely affect our future operations and our ability to explore and develop the New Mexico Beryllium Project.    The commercial feasibility of the New Mexico Beryllium Project and our ability to raise funding to conduct exploration and development is dependent on the price of beryllium and other metals. The price of beryllium may also have a significant influence on the market price of our common stock and the value of our assets. Our decision to put a mine into production and to commit the funds necessary for that purpose must be made long before the first revenue from production would be received. A decrease in the price of beryllium may prevent the New Mexico Beryllium Project from being economically mined or result in the writeoff of assets whose value is impaired as a result of lower beryllium prices. We believe that an estimated eighty percent of the reported world supply of beryllium is mined in Utah by Brush Wellman Inc., an Ohio company wholly owned by Brush Wellman Engineered Materials Inc., which we believe presently dominates the world beryllium market. The current market price of beryllium is affected by this monopoly and could significantly decrease upon the discovery of other large proven commercially viable reserves and the entry of new participants in the market. The exact world supply of beryllium is unknown. The majority of beryllium mining outside of the United States is not publicly reported. There is speculation that stockpiles of beryllium still exists in Russia and Kazakhstan. There is also speculation that China may currently be mining beryllium. If proven reserves or stockpiles of beryllium are discovered outside of the United States, such a discovery could impact the market price of beryllium. The price of beryllium may also be affected by factors beyond our control, such as inflation, fluctuation of the United States Dollar and foreign currencies, global and regional demand, and the political and economic conditions of beryllium producing countries throughout the world. Although it is possible for us to protect against some price fluctuations by hedging in certain circumstances, the volatility of mineral prices represents a substantial risk, which no amount of planning or technical expertise can eliminate.

        Legislation has been proposed that would significantly affect the mining industry.    Periodically, members of the US Congress have introduced bills which would supplant or alter the provisions of the General Mining Law of 1872, which governs the unpatented claims. One such amendment has become law and has imposed a moratorium on the patenting of mining claims, which reduced the security of title provided by unpatented claims. If additional legislation is enacted, it could substantially increase the cost of holding unpatented mining claims by requiring payment of royalties, and could significantly impair our ability to develop mineral resources on unpatented mining claims. For example, the Hardrock Mining and Reclamation Act of 2007 was passed by the United States House of Representatives and is currently under consideration by the United States Senate. This legislation proposes to, among other things, make permanent the patent moratorium, impose a federal 4 to 8% gross royalty on production of minerals from public lands, impose additional claim maintenance fees on unpatented mining claims, and to declare certain lands as unsuitable for mining. Although it is uncertain as to whether such legislation will ultimately be passed by the United States Senate and signed into law by the President, the enactment of any legislation imposing such royalties or fees could adversely affect the potential development of mining claims and could adversely affect our business.

        We are subject to extensive governmental regulations which could require us to delay, suspend or terminate our operations.    The exploration, and possible future development and production of the New Mexico Beryllium Project are subject to various federal and state laws governing prospecting, development, permitting, production, labor standards and occupational health, mine safety, toxic substances, land use, water use, taxes and others. The enactment of additional laws and regulations, amendments to current laws and regulations, an inability to obtain or maintain necessary permits, and/or more stringent application of existing laws or regulation could adversely impact our exploration timetable and business plan.

        The mining and production of beryllium are subject to occupational health and safety legislation due to the hazardous nature of air-borne beryllium and the health risks associated with exposure.    Complying with health and safety standards will require additional expenditure on testing and the installation of safety equipment. Failure to comply with health and safety standards could result in statutory penalties and civil liability.

        Our exploration and development activities are subject to environmental risks, which could expose us to significant liability and delay, suspension or termination of our operations.    The exploration, possible future development and production phases of our business will be subject to federal, state and local environmental regulation. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set out limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments, and a heightened degree of responsibility for companies and their officers, directors and employees. Future changes in environmental regulations, if any, may adversely affect our operations. If we fail to comply with any of the applicable environmental laws, regulations or permit requirements, we could face regulatory or judicial sanctions. Penalties imposed by either the courts or administrative bodies could delay or stop our operations or require a considerable capital expenditure. Although we intend to comply with all environmental laws and permitting obligations in conducting our business, there is a possibility that those opposed to exploration and mining will attempt to interfere with our operations, whether by legal process, regulatory process or otherwise.

        If we lose our key executive, there is no assurance that we would find a suitable replacement on acceptable terms.    Our success is dependent to a large degree on the efforts and abilities of David Q. Tognoni, our president and chief executive officer. If Mr. Tognoni were to die, become disabled or leave the Company, we would be forced to identify and retain an individual to replace him. There is no assurance that we can find a suitable individual to replace him or to add to our employee base if that becomes necessary. We have no life insurance on Mr. Tognoni at this time, and we may be unable to hire a suitable replacement for him on favorable terms, should that become necessary. Therefore, if the services of Mr. Tognoni were to be lost, our plans and operations could be adversely affected.

        A portion of the New Mexico Beryllium Project is comprised of privately owned lands subject to a lease in favor of a third party.    The Sullivan Lease continues until January 2, 2024 and for so long thereafter as the lease is not terminated by either party based on a default by the other party. Upon the termination of the lease, in the event we are unable to extend the lease or purchase the land from the owner, we would be forced to forfeit the underlying minerals and our ability to explore and develop the property would be adversely affected.

        Title to mineral properties can be uncertain, and we are at risk of loss of ownership of our property.    Our ability to explore and potentially develop beryllium and other valuable minerals depends on the validity of title to the New Mexico Beryllium Project. In addition to the Sullivan Lease, the New Mexico Beryllium Project includes state leases and unpatented mining claims. Unpatented mining claims are unique property interests and are generally considered to be subject to greater risk than other real property interests because the validity of unpatented mining claims is often uncertain. Unpatented mining claims provide only possessory title and their validity is often subject to contest by third parties or the federal government. These uncertainties relate to such things as the sufficiency of mineral discovery, proper posting and marking of boundaries, assessment work and possible conflicts with other claims not determinable from descriptions of record. Since a substantial portion of all mineral exploration, development and mining in the United States now occurs on unpatented mining claims, this uncertainty is inherent in the mining industry. There may be valid challenges to the title to our property which, if successful, could impair exploration, development or operations. Although we have investigated title and to the best of our knowledge the title to the New Mexico Beryllium Project is in good standing, this should not be construed as a guarantee of title. There can be no assurance that title to the New Mexico Beryllium Project will not be challenged or impugned. Our interests may be subject to unregistered agreements or transfers or may be affected by undetected defects.

        Any mineral production from the New Mexico Beryllium Project is subject to royalty payments in favour of third parties, which may reduce the revenue, if any, that we receive from the Project or reduce the value of the Project if we attempt to sell it to a third party.    David Tognoni, our president and chief executive officer, is the owner of a 1% gross royalty on the New Mexico Beryllium Project which he acquired as part consideration for his service as an officer and employee of our company. Further, GWE and certain others hold a 20% net profits royalty in the New Mexico Beryllium Project which they received as part consideration for the transfer of the Acquired Property. These royalties are payable indefinitely based on adjusted revenue generated from the New Mexico Beryllium Project and any additional claims that may be staked in an area of interest surrounding the New Mexico Beryllium Project, as defined in the respective agreements. In addition, under the Sullivan Lease, we are obligated to pay a 4% gross production royalty, with a $12,000 annual minimum, from the sale or disposition of minerals taken from the Warm Springs area. If we are successful in identifying sufficient mineralization to warrant placing the property into production, the obligation to pay royalties to the holders of the royalties would reduce the revenue we receive and may reduce the value of the New Mexico Beryllium Project if we endeavor to sell it to a third party.

        The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses.    The business of exploring for minerals, including beryllium, involves a high degree of risk. Few properties are ultimately developed into producing mines. Whether a mineral deposit can be commercially viable depends upon a number of factors, including the particular attributes of the deposit, including size, grade and proximity to infrastructure, metal prices, which can be highly variable, and government regulation, including environmental and reclamation obligations. These factors are not within our control. Uncertainties as to the metallurgical amenability of any minerals discovered may not warrant the mining of these minerals on the basis of available technology. Our operations are subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, such as, but not limited to:

  •
  encountering unusual or unexpected formations;

  •
  environmental pollution;

  •
  personal injury, flooding and landslides;

  •
  variations in grades of minerals;

  •
  labour disputes; and

  •
  a decline in the price of beryllium.

        We currently have no insurance to guard against any of these risks. If we determine that capitalized costs associated with any of our mineral interests are not likely to be recovered, we would incur a write-down on our investment in such property interest. All of these factors may result in losses in relation to amounts spent which are not recoverable.

        We do not insure against all risks to which we may be subject in our planned operations.    The exploration phase of our business will involve a significant amount of risk. We currently maintain no insurance, but may acquire insurance in the future to protect against risks in such amounts as we consider reasonable. Even after acquiring insurance, such insurance may not cover all potential risks associated with exploration activities. We may also not be able to maintain insurance to cover risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, the insurance against risks such as environmental pollution or other hazards as a result of exploration is generally not available on acceptable terms to companies in the mining industry. We might also become subject to liability for environmental pollution or other hazards associated with mineral exploration and production which may not be insured against, which may exceed the limits of our insurance coverage, or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could materially adversely affect our financial condition and our ability to fund exploration and any development and production activities. A significant loss could force us to reduce or terminate our operations.

        Our directors and officers face potential conflicts of interest in their capacities as such.    David Tognoni, Edward Godin and Carmelo Marrelli serve as officers and/or directors for us as well as other mineral exploration and development companies. Conflicts of interests could arise between these persons' duties as officers and directors of our Company and their respective positions as officers and directors of such entities. These conflicts may arise from corporate opportunities that may be presented to such individuals or because of the time they must devote to their position with each company. In addition to these potential conflicts, these individuals have in the past, and may in the future, enter into agreements with our Company, either as individuals or as officers or directors of other companies. For example, David Tognoni is the general manager of GWE, from which we acquired the Acquired Property. We also entered into an employment agreement with Mr. Tognoni and granted stock options to each of our officers and directors. None of these agreements were negotiated at arms length.

        Competition in the mining industry is intense, and we have limited financial and personnel resources with which to compete.    Competition in the mining industry for desirable properties, investment capital and personnel is intense. Numerous companies headquartered in the United States, Canada and elsewhere throughout the world compete for properties on a global basis. We are currently an insignificant participant in the beryllium mining industry due to our limited financial and personnel resources. We may be unable to attract the necessary investment capital to fully develop the New Mexico Beryllium Project and unable to acquire other desirable properties.

        Colorado law and our Articles of Incorporation may protect our directors from certain types of lawsuits at the expense of the shareholders.    The laws of the State of Colorado provide that directors of a company shall not be liable to the company or shareholders of the company for monetary damages for all but limited types of conduct. Our Articles of Incorporation permit us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing shareholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use limited assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment or other circumstances.

Risk Relating to our Common Stock

        Gain recognized by non-U.S. shareholders on the sale or other disposition of shares of our common stock may be subject to U.S. federal income tax.    We believe that we are currently a "United States real property holding corporation" under section 897(c) of the Internal Revenue Code ("USRPHC") and there is a substantial likelihood that we will continue to be a USRPHC. Generally, gain recognized by a

non-U.S. holder on the sale or other disposition of our common stock will be subject to US federal income tax on a net income basis at normal graduated U.S. federal income tax rates if we are a USRPHC at any time during the 5-year period ending on the date of the sale or disposition of the common stock (or the non-US holder's holding period for the common stock if shorter). Under an exception to these USRPHC rules, if the common stock is "regularly traded" on an "established securities market," the common stock will not be treated as a USRPHC. This exception is not available, however, to a non-U.S. holder that held or was deemed to hold, directly or under certain constructive ownership rules, more than 5% of the common stock at any time during the 5-year period ending on the date of the sale or other disposition (or the non-U.S. holder's holding period of the common stock if shorter). There can be no assurance that the common stock will be "regularly traded" on an "established securities market".

        Our stock price may be volatile and as a result you could lose all or part of your investment.    Our securities are not currently listed on any stock exchange. There is currently no public market for the common stock, and there can be no assurance that an active market for the common stock will develop or be sustained after this offering. The offering price was negotiated between the Underwriter and us and may bear no relationship to the price that will prevail on the public market. The market prices for the securities of companies engaged in mineral exploration and development can be volatile. The value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock:

  •
  Changes in the worldwide price for beryllium;

  •
  Disappointing results from our exploration or development efforts;

  •
  Failure to meet our operating budget or achieve profitability;

  •
  Decline in demand for our common stock;

  •
  Downward revisions in securities analysts' estimates or changes in general market conditions;

  •
  Technological innovations by competitors or in competing technologies;

  •
  Investor perception of our industry or our prospects; and

  •
  General economic trends

        In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to resell their shares at a fair price.

        We have never paid dividends on our common stock and there is no assurance that we will pay any in the future.    We have never declared or paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. Our ability to pay dividends is dependent on our ability to successfully develop one or more properties and generate revenue from operations. Further, our initial earnings, if any, may be retained to finance our growth. Any future dividends will be directly dependent upon our earnings, our then-existing financial requirements and other factors. However, there can be no assurance that our board of directors will ever declare dividends, which action is exclusively within their discretion.

        A large number of our shares will be eligible for future sale and may depress the price of our common stock.    In addition to the shares issued in this offering, a large amount of our common stock will become eligible for sale in the future under Rule 144 of the United States Securities Act of 1933, as amended. Under Rule 144, a shareholder owning restricted stock who is not an affiliate of our company is permitted to sell all of the common stock owned by him or her following expiration of the longer of: (i) six months from the date of acquisition; and (ii) 90 days from the date of this prospectus, assuming we have filed all reports required to be filed with the SEC up to the time of the proposed sale. Affiliates of our company are permitted to sell securities owned by them in limited quantities at a similar time. We also have outstanding options to purchase an aggregate of 3,560,000 shares of common stock, which options are exercisable at a price below the public offering price of our common stock. The sale of common stock in the future may depress the price of our common stock, may result in a loss in your investment and may make it difficult for us to sell common stock in the future.

        Since no broker or dealer has committed to create or maintain a market in our stock, there is no assurance that our stock will be quoted in the OTC Bulletin Board, and purchasers of our common stock may have difficulty selling their shares, should they desire to do so.    It is our intention to seek one or more broker- dealers to apply for quotation of our common stock in the OTC Bulletin Board following completion of this offering by us. However, we have no agreement with any broker-dealer at this time, and there is no assurance that we will be successful in finding one in the future. In addition, we believe that our stock will be characterized as a "micro-cap" security and therefore subject to increased scrutiny by the Financial Industry Regulatory Authority, which we refer to as FINRA. A micro-cap security is generally a low priced security issued by a small company, or the stock of companies with low capitalization. If we are unable to obtain quotation of our common stock on the OTC Bulletin Board, trading in our stock may be limited, and purchasers of our common stock may have difficulty selling their shares, should they desire to do so.

        Since our stock will not be listed on a stock exchange in the United States, trading in our shares may be subject to rules governing "penny stocks," which will impair trading activity in our shares.    It is likely that our common stock will not initially be listed on a national stock exchange registered with the Securities and Exchange Commission, or SEC, and may therefore be subject to rules regulating broker dealer practices in connection with transactions in penny stocks. Those disclosure rules applicable to penny stocks require a broker dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized disclosure document required by the SEC. These rules also require a cooling off period before the transaction can be finalized. These requirements may have the effect of reducing the level of trading activity in any secondary market for our common stock. Many brokers may be unwilling to engage in transactions in our common stock because of the added disclosure requirements, thereby making it more difficult for stockholders to dispose of their shares.

        Issuances of our common stock in the future could dilute existing shareholders and adversely affect the market price of our common stock, if a public trading market develops.    We have the authority to issue up to 250,000,000 shares of common stock, 10,000,000 shares of preferred stock and to issue options and warrants to purchase shares of our common stock without stockholder approval. These future issuances could be at values substantially below the price at which our common stock will be offered under this prospectus. In addition, we could issue large blocks of our common stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval. Because we believe that trading in our common stock will initially be limited, the issuance of our stock may have a disproportionately large impact on its price compared to larger companies.

        While we believe we have adequate internal control over financial reporting, we will be required to evaluate our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002, and any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the price of our shares of common stock.    Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to furnish a report by management on our internal controls over financial reporting. Such report will contain, among other matters, an assessment of the effectiveness of our internal control over financial reporting, including a statement as to whether or not our internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by our management. Such report, beginning after our fiscal year ending December 15, 2009, must also contain a statement that our auditors have issued an attestation report on our internal controls.

        While we believe our internal control over financial reporting is effective, we are still compiling the system and processing documentation and performing the evaluation needed to comply with Section 404, which is both costly and challenging. We cannot be certain that we will be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that such internal control is effective and we could lose investor confidence in the accuracy and completeness of our financial reports, which would have a material adverse effect on our stock price.

        The price of the common stock offered under this prospectus has been determined by negotiation between us and the Underwriter.    Investors in this offering will not enjoy the benefit of an established trading market as an indication of the value of our common stock. The offering price of our stock has been determined by negotiation between us and the Underwriter and bears no necessary relationship to our book value, lack of earnings or other traditional criteria of value. As a result, investors may not be able to sell their stock for a profit, and may realize a loss on their investment.

        Under the FIE Proposals, which are discussed in more detail under the heading "Certain Canadian Federal Income Tax Considerations", the determination of whether we are a FIE is made for each taxation year and may depend on our property and our activities.    There can be no assurances that we will not be a FIE at the end of any particular taxation year. If we are a Canadian Resident FIE under the Tax Act at the end of any taxation year, the income tax considerations may be adverse to a holder of common stock. There can be no assurances that the FIE Proposals will be enacted in the current proposed form.

FORWARD LOOKING STATEMENTS

        This prospectus contains "forward-looking statements" which may include, but are not limited to, statements with respect to the timing, costs and other aspects of planned exploration programs, the future price of beryllium, requirements for capital and/or additional capital, government regulation of beryllium exploration and mining, environmental risks, title disputes or claims, limitations of insurance coverage and regulatory matters. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "believes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. Examples of forward-looking statements include, but are not limited to, statements concerning:

  •
  that following completion of the offering, the Company anticipates embarking on a two-year exploration program aimed at evaluating the grade and tonnage of beryllium in the New Mexico Beryllium Project;

  •
  that in the event the Company is successful in establishing commercially viable reserves of beryllium, the Company would then consider alternatives such as putting the New Mexico Beryllium Project into production or soliciting offers to buy the property from a production-oriented company;

  •
  that if, as a result of the program recommended by the Technical Report and any additional exploration undertaken, the Company identifies sufficient mineralization, the Company could undertake a feasibility study;

  •
  the belief that the Company has sufficient funds to pay its ongoing administrative expenses and to meet its liabilities for the ensuing year as they fall due and to fund current planned exploration programs;

  •
  the factors that will influence future beryllium prices; and

  •
  that planned exploration program will focus on step-out drilling from the bertrandite mineralized outcrop, and if results from the first phase of drilling warrant, a second phase of follow-up diamond core drilling is planned.

        In making these and other forward-looking statements, the Company has assumed that the phased exploration programs will go according to expectations, that the economic viability of our property will justify further exploration, that working capital to fund continued exploration and development of the New Mexico Beryllium Project will be available, that all required regulatory approvals can be obtained and that the Company will not be subject to any unexpected expenditures. Readers are cautioned that the foregoing list of examples of forward-looking statements is not exhaustive.

        Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, general business, economic, competitive, political and social uncertainties; the actual results of exploration activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of beryllium; risks of the mining industry and delays in obtaining governmental approvals or financing. See "Risk Factors." Although we have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. The forward-looking statements contained in this prospectus are based on what we believe to be reasonable assumptions. Forward-looking statements contained herein are made as of the date of this prospectus and we disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or results or otherwise. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements.

        The Private Securities Litigation Reform Act of 1995, which provides a "safe harbour" for similar statements by existing public companies, does not apply to our offering, as we were not previously registered as a public company.

DILUTION

        The net tangible book value of the 27,195,000 shares of our common stock outstanding at March 31, 2008, was $2,058,400, or approximately $0.08 per share. Following completion of this offering, the payment of the corporate finance fee in the amount of Cdn$150,000 ($    •    ) to the Underwriter and assuming that the over-allotment option is not exercised by the Underwriter, the per share value will be increased to approximately Cdn$    •     ($    •    ) (exclusive of other changes in net tangible book value subsequent to March 31, 2008), resulting in immediate substantial dilution to new shareholders of    •    %. Dilution is the reduction of value of the purchaser's investment measured by the difference between the price per share in this offering and the sum of the net tangible book value at March 31, 2008 and the increase attributable to purchases by investors in this offering.

        The following table illustrates the effect of dilution per share of common stock on purchasers in the offering based on the number of shares outstanding at March 31, 2008, assuming the completion of this offering, the payment of the corporate finance fee in the amount of Cdn$150,000 ($    •    ) to the Underwriter and no exercise of the over-allotment option.

Net Tangible Book Value Per Share March 31, 2008(1)		$0.08
Net Tangible Book Value Per Share After Offering(2)	$	•
Increase in Per Share Attributable to New Shareholders	$	•
Dilution to Purchasers of Stock		•	%

    (1)
    Net tangible book value is equal to tangible assets minus total liabilities. The net tangible book value excludes any amounts spent on property acquisition or exploration as such amounts have been expensed under relevant accounting principles.

    (2)
    Includes the net tangible book value at March 31, 2008 of $2,058,400, plus the net proceeds of this offering after deducting estimated expenses of $    •    .

        The following table summarizes the number of shares of common stock issued by us to current shareholders as of the date of this prospectus, and the total amount paid or received by us for those shares; the number of shares to be issued in this offering, and the total amount to be paid by new investors; the percentage of equity ownership of each group, and the percentage of the total consideration which each group will have paid for issuance of shares following completion of this offering; and finally, the average price per share paid by the current shareholders and the new investors.

	Shares Purchased		Total Consideration
	Number	Percent (%)	Amount		Percent (%)	Average Price Per Share
Present shareholders	27,195,000	•		$5,173,163	•		$0.19
New Investors	•	•	$	•	•	$	•

USE OF PROCEEDS

        The total gross proceeds to us from the sale of the common stock offered by this prospectus (assuming no exercise of the over-allotment option) will be Cdn$    •    ($    •    ) from which will be deducted the Underwriter's fee of Cdn$    •     ($    •    ) (inclusive of a corporate finance fee of Cdn$150,000 or $    •    ). Accordingly, the net proceeds to be realized by us, after deducting the costs of this offering (assuming no exercise of the over-allotment option) will be approximately Cdn$    •     ($    •    ). As of June 30, 2008, we had working capital of approximately Cdn$1,593,006 ($1,560,700). The total funds which we will have available on completion of this offering is estimated to be Cdn$    •    ($    •    ), which we intend to use for the purposes itemized below and in the following order of priority:

Description of Costs	Fund Allocation
Warm Springs Diamond Core Drilling Program up to 40,000 ft	up to $	1,600,000
Outlying Hydrothermal Areas Drilling Program up to 23,000 ft	up to $	1,420,000
Assays & Testing		$100,000
Environmental & Permitting		$100,000
Property Maintenance, two years		$500,000
Contingencies		$372,000
General working capital purposes	$	•

Total	$	•

        We intend to spend the funds available as stated above. However, there may be circumstances, where, for sound business reasons, a reallocation of funds may be necessary. The actual use of the net proceeds of this offering will vary depending on our operating and capital needs from time to time and will be subject to the discretion of management.

MARKET INFORMATION

Certain Market Information

        There currently exists no trading market for our common stock. We have made application for listing of our shares of common stock on the TSXV. We also intend to identify a broker-dealer after the date of this prospectus to make an application to the FINRA for quotation of our shares of common stock on the OTC Bulletin Board. Such listing or quotation will be subject to our fulfillment of all requirements of the TSXV and OTC Bulletin Board. There can be no assurance that a public trading market will develop or be sustained in the future. Without an active public trading market, you may not be able to sell your shares without considerable delay, if at all. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors that we discuss in this prospectus, including the many risks associated with an investment in us, may have a significant impact on the market price of our common stock. Also, because of the relatively low price of our common stock, many brokerage firms may not effect transactions in the common stock.

        Any market which may develop for our common stock will be affected by the future sales of securities by our existing shareholders. We currently have outstanding 27,195,000 shares of our common stock which may be sold in the future under Rule 144 of the United States Securities Act of 1933, as amended. See "Shares Eligible for Future Sale". In addition, we currently have outstanding options to purchase a total of 3,560,000 shares of our common stock. The exercise of those options would result in additional shares outstanding, the sale of which could affect any market which develops.

Penny Stock Rules

        Due to the offering price of our common stock, as well as the fact that we do not expect to be listed on a national securities exchange registered with the SEC, our stock may be characterized as "penny stock" under applicable securities regulations unless we can maintain a minimum net worth of $5 million. If our stock is characterized as a penny stock, our stock would be subject to rules adopted by the SEC regulating broker-dealer practices in connection with transactions in penny stocks. The broker or dealer proposing to effect a transaction in a penny stock must furnish his customer a document containing information prescribed by the SEC and obtain from the customer an executed acknowledgment of receipt of that document. The broker or dealer must also provide the customer with pricing information regarding the security prior to the transaction and with the written confirmation of the transaction. The broker or dealer must also disclose the aggregate amount of any compensation received or receivable by him in connection with such transaction prior to consummating the transaction and with the written confirmation of the trade. The broker or dealer must also send an account statement to each customer for which he has executed a transaction in a penny stock each month in which such security is held for the customer's account. The existence of these rules may have an effect on the price of our stock, and the willingness of certain brokers to effect transactions in our stock.

Holders of our Common Stock

        As of    •    , 2008, we had    •    beneficial owners of our common stock.

Dividend Policy

        We have never declared or paid dividends on our common stock. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including the terms of any credit arrangements, our financial condition, operating results, current and anticipated cash needs and plans for expansion.

CAPITALIZATION

        The following table sets forth certain information relating to our capitalization as of: (i) March 31, 2008 on an actual basis; and (ii) on a pro forma basis as of March 31, 2008 to give effect to this offering.

				As of March 31, 2008
	Authorized	Actual		Pro forma to give effect to the offering(1)
		(unaudited)		(unaudited)
Shareholders Equity:
Common Stock	250,000,000	$5,173,163 (27,195,000 shares	)	$•(1)
Preferred Stock	10,000,000	Nil		Nil
Additional Paid-In Capital		$279,100		$•
Accumulated Deficit		$(3,214,234)		$•
Total Capitalization		$2,238,029		$•

(1)
Assumes no exercise of the over-allotment option.

SELECTED FINANCIAL INFORMATION

        The following table summarizes certain selected historical financial data about our company and GWE (as the Company is viewed as a continuation of GWE for accounting purposes). Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which we refer to as U.S. GAAP. The financial statements as at December 31, 2007, 2006 and 2005 and for the years then ended, and for the period from inception (February 3, 2004) to December 31, 2004 have been audited by McGovern, Hurley, Cunningham LLP, independent accountants. The information derived from our financial statements as of March 31, 2008 and for the three months ended March 31, 2008 and 2007 is unaudited.

        You should read the data set forth below in conjunction with the section entitled "Management's Discussion and Analysis or Plan of Operation," our financial statements and related notes included elsewhere in this prospectus. Amounts are expressed in United States dollars.

	Balance Sheet Data
	March 31,	December 31,
	2008	2007	2006
	(unaudited)
Cash and Cash Equivalents	$2,145,677	$2,444,125	$96,090
Total Assets	2,353,561	2,609,205	148,150
Current Liabilities	104,163	141,942	92,430
Total Liabilities	115,532	153,311	252,765
Shareholders' Equity (Deficit)	$2,238,029	$2,455,894	$(104,615)

	Operating Data
	Three months ended March 31,		Year ended December 31,
	2008	2007	2007	2006
	(unaudited)
General and Administrative Expenses	$337,065	$52,743	$1,192,848	$251,152
Other Income	—	(934)	(1,985)	(91)
Net (Loss)	337,065	51,809	1,190,863	251,061
Net (Loss) per Share	$0.01	$—	$0.09	$—

See "Financial Statements of BE Resources Inc."

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Introduction

        We are an exploration stage company engaged in the exploration for beryllium. On October 1, 2007, we acquired the Acquired Property from GWE in exchange for the issuance of 10 million shares of our common stock and the grant of a 20% net profit royalty interest in the Acquired Property to GWE and certain other parties. At the time of the Acquisition, we and GWE were under common control and the assets of GWE were transferred at their carrying amounts at the date of transfer in accordance with the "as if pooling-of-interests" method of accounting applicable to the transfer of assets between entities under common control. BE is deemed to be a continuation of GWE for accounting purposes. The financial statements included in this prospectus include those of GWE as of and for the years ended December 31, 2005 and 2006, and from January 1, 2007 to September 30, 2007. The financial statements as of December 31, 2007 and March 31, 2008, and for the periods from October 1, 2007 to December 31, 2007 and January 1, 2008 through March 31, 2008 are the financial statements of BE.

        The discussion that follows outlines our plan of operation for the next 12-month period. It also discusses our financial condition as at March 31, 2008, December 31, 2007 and December 31, 2006. It also discusses the results of our operations for the three-month periods ended March 31, 2008 and 2007 and the years ended December 31, 2007 and 2006. This discussion and analysis should be read in conjunction with our financial statements included elsewhere in this prospectus.

Plan of Operation

  Introduction

        Following completion of the offering, we anticipate embarking on a two-year exploration program aimed at evaluating the grade and tonnage of beryllium in the New Mexico Beryllium Project. In the event we are successful in establishing commercially viable reserves of beryllium, we would then consider alternatives such as putting the New Mexico Beryllium Project into production or soliciting offers to buy the property from a production-oriented company. We are unable to predict when, if ever, that objective will be achieved.

        In an effort to maintain low overhead and because we have limited personnel, we anticipate using independent contractors to do much of the work on our project. We will retain contractors to carry out drilling and other exploratory activities and we expect to continue to use independent contractors for the foreseeable future.

        As an exploration company, our activities may include, at various times and to various degrees, acquisition of additional mineral exploration properties, geological evaluation, exploration, and feasibility studies of properties and, if warranted, development and construction of mining and processing facilities, mining and processing and the sale of beryllium, other metals and by-products. We may also enter into joint ventures, partnerships or other arrangements to accomplish these activities.

  Exploration

        The first phase of our planned exploration program will focus on step-out drilling from the bertrandite mineralized outcrop. More specifically, we intend to step out north from DH#29, step out west from DH#30 and step out south from DH#31. If results from the first phase of drilling warrant, a second phase of follow-up diamond core drilling is planned.

        Prior to our acquisition of the Acquired Property, a drilling program was conducted at Warm Springs (Sullivan Lease) by The Beryllium Group, LLC which completed 14 reverse circulation drill holes for a total of 7,576 feet in 2001 and 2002. Also prior to our acquisition of the Acquired Property,

GWE completed one core hole for 4,455 feet and seven reverse circulation drill holes in outlying areas for a total of 5,062 feet. Since February 3, 2004, the Company and GWE have expended $787,561 on drilling costs, $449,538 on geological consulting and $146,046 on permitting and mineral property lease costs. Certain of the outlying areas, located approximately 15 miles south-southeast of Warm Springs, were abandoned by GWE following a review of the results of the seven drill holes. GWE also conducted structural mapping over a 500 square mile area. The results of these programs prior to our acquisition of the Acquired Property have suggested the presence of mineralized materials to justify continued exploration and the acquisition of further land positions.

        We intend to use our working capital, together with the funds raised in this offering, primarily for the purpose of commencing the phased exploration program recommended by the Technical Report. The initial phase of the program will consist of reverse circulation drilling surrounding the bertrandite outcropping identified by the USBM, together with detailed surface mapping. We have estimated the costs of this phase of the program to be $480,000. Assuming that the first phase confirms that a second phase of follow-up diamond core drilling is warranted, our two-year program contemplates the drilling of a total of 50 holes at an average depth of 800 feet for a total of 40,000 feet at Warm Springs and 23,000 feet of drilling in outlying hydrothermal areas. We have budgeted $1,120,000 for this follow-up phase. Finally, we have budgeted $1,420,000 for exploration outside the Warm Springs area.

        If, as a result of the program recommended by the Technical Report and any additional exploration undertaken, we identify sufficient mineralization, we could undertake a feasibility study. This study would be commenced at such time as we have identified mineralization which we believe justifies putting the property into production. A feasibility study is designed to determine the economic feasibility of placing the property into production and producing beryllium or other metals. It analyzes the estimated quantity and quality of the mineralization discovered during the exploration stage, presents estimates of the cost of mining and processing the material and compares that to the estimated sales price of the finished product. If we advance to such a stage, we expect that this study would be conducted by one or more independent engineering firms on our behalf.

        Corporate Overhead.    Included in our plan of operation are the expenses of overseeing our business and paying other general and administrative expenses. These expenses primarily include salaries and other compensation, the reporting costs associated with being a public company, rent and travel. We currently estimate these expenses at $30,000 per month, based on existing commitments and expectations. We expect these expenses will be paid from the proceeds of this offering and future equity offerings, if necessary, until such time, if ever, we are successful in putting our project into production or selling our properties to a major mining company.

Liquidity and Capital Resources

        March 31, 2008.    At March 31, 2008, we had working capital of $2,041,514, consisting of current assets of $2,145,677 and current liabilities of $104,163. All of our current assets at that date consisted of cash and cash equivalents, representing the proceeds from our seed capital financing completed in 2007. Our current liabilities at March 31, 2008 consisted solely of accounts payable and accrued liabilities.

        Since we are a newly-formed entity with limited tangible assets, our borrowing ability is very limited. Therefore, in order to pursue our business plan as described above under "Plan of Operation," we are pursuing financing from our initial public offering. Our capital requirements for the foreseeable future are described above under "Plan of Operation."

        During the three months ended March 31, 2008, we used $165,403 in cash from our operating activities. This represents our net loss for that period of $337,065, reduced by non-cash expenses such as stock-based compensation and unrealized foreign exchange loss and changes in accounts payable and accrued liabilities. Our financing activities used $75,494 of cash during the first three months of 2008, while foreign currency exchange resulted in a further reduction in cash of $57,551 for that period. Overall, our cash decreased $298,448 during the first three months of 2008.

        While we believe that we have sufficient capital to satisfy our obligations for the remainder of 2008, our ability to satisfy obligations and carry out our business plan beyond that time is dependent on our ability to achieve profitable operations or obtaining additional financing.

        December 31, 2007.    At December 31, 2007, we had working capital of $2,323,324, consisting of current assets of $2,465,266 and current liabilities of $141,942. Our current assets consisted exclusively of cash, cash equivalents and prepaid expenses.

        During the year ended December 31, 2007, our cash increased by $2,348,035, primarily representing the proceeds from the seed capital financing completed in the fourth quarter of that year. In that financing, we issued an aggregate of 13,895,000 shares of our common stock at a price of Cdn$0.20 ($0.21) each for gross proceeds of Cdn$2,779,000 ($2,923,434). Cash issuance costs, primarily including a finder's fee, totaled $118,026. The proceeds of that financing have provided substantially all of our working capital since inception.

        During 2007, our operating activities used $358,058 of cash, representing our net loss for the year increased by expenses not requiring cash and changes in operating assets and liabilities.

        December 31, 2006.    At December 31, 2006, GWE had working capital of $26,358, representing $118,788 of current assets and $92,430 of current liabilities. Its current liabilities at December 31, 2006 included a note payable in the amount of $90,000, which was not assumed by BE in connection with the Acquisition. Cash and prepaid expenses of GWE remaining at October 1, 2007 were acquired by BE in connection with the Acquisition.

Results of Operations

        Three months ended March 31, 2008 and March 31, 2007.    For the three months ended March 31, 2008, we realized a net loss of $337,065 (March 31, 2007: $51,809), or $0.01 per share, on no revenue. Since we are an exploration company, we do not expect to receive revenue from operations until such time, if ever, we identify sufficient mineralized material to justify placing our property into production.

        The majority of our expenses during the first quarter of 2008 were general and administrative in nature, as we have not commenced significant exploration activities. We expect that situation to continue until such time as the offering described in this prospectus is completed. Exploration costs, such as drilling, will be expensed as incurred until such time, if ever, that we demonstrate the economic viability of our property. If and when we can demonstrate the economic viability of our property, exploration costs would be characterized as development costs and capitalized rather than expensed.

        Year Ended December 31, 2007.    For the year ended December 31, 2007, we realized a net loss of $1,190,863, or $0.06 per share, on no revenue. GWE, like BE, was in the exploration stage and had no revenue from operations.

        The most significant expenses realized during 2007 include consulting and professional fees. The consulting fees, in turn, were related to the issuance of 3,000,000 shares of our common stock in connection with the initial organization of our company. Under relevant accounting principles, the stock was valued at Cdn$0.20 ($0.20) per share for an aggregate expense of Cdn$603,150 ($603,150), of which $201,050 was charged to share issue costs, $201,050 was charged to management consulting and $201,050 was charged to geological consulting. Professional fees primarily entail legal fees and were related to the Acquisition.

        Year Ended December 31, 2006.    For the year ended December 31, 2006, GWE realized a net loss of $251,061 on no revenue. Since GWE was organized as a limited liability company, no shares were outstanding on which to calculate loss per share. However, the pro forma net loss per share totaled $0.03.

        As was the case during 2007 and the first quarter of 2008, most of GWE's expenses in 2006 were general and administrative in nature. The single greatest item of expense was management and consulting fees, totaling $145,000 for the year. GWE also spent $33,507 on fees, licenses and permits in connection with its property.

Critical Accounting Policies

        The following are the accounting policies used in the preparation of our consolidated financial statements that we consider significant.

Exploration Property Costs

        Property acquisition costs are capitalized. Exploration costs are expensed when incurred. Tangible property used for exploration purposes and with a useful life in excess of one year, is capitalized and amortized over its normal useful life. Exploration costs cease when probable future benefits arise, at which point the costs are characterized as development costs.

Share-Based Payments

        The Company issues stock options to employees and consultants in connection with various business activities. These are accounted for in accordance with the provisions of SFAS 123R "Share-Based Payments" and Emerging Issues Task Force Abstract No. 96-18 "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services" as well as other authoritative accounting pronouncements. The Company is required to make estimates of the fair value of the related instruments and recognize expenses over the period benefited, usually the vesting period.

Asset Retirement Obligations

        The fair values of asset retirement obligations are recorded as liabilities on a discounted basis when they are incurred. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset unless the asset has been previously charged to operations, in which case the amount is expensed. Over time, the liabilities will be accreted for the change in their present value and the initial capitalized costs will be depleted and amortized over the useful lives of the related assets.

Income Taxes

        The Company uses the liability method of tax allocation to account for income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and are measured using tax rates enacted at the balance sheet date. The effect of changes in income tax rates on future income tax assets and liabilities is recognized in income in the period that the changes are enacted. When the future realization of deferred tax assets does not meet the test of being more likely than not to occur, a valuation allowance in the amount of the potential future benefit is taken.

        In July 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes," an interpretation of FASB Statement No. 109, "Accounting for Income Taxes." FIN 48 prescribes a minimum recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition for tax related positions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this interpretation did not have a material impact on the Company's results of operations or financial position. As such, the Company has not recorded any liabilities for uncertain tax positions or any related interest and penalties.

        As a limited liability company, GWE's taxable income or loss was allocated to members in accordance with their respective percentage ownership. Therefore, no provision or liability for income taxes has been included in the financial statements for the periods prior to the Acquisition.

Issue Costs

        Direct costs associated with the issuance of the Company's common shares and offering of GWE's units prior to the Acquisition including professional fees, selling expenses, and administrative costs relating to broker-dealer relationships are reflected as a reduction of shareholders' equity and members' capital.

Foreign Currency Translation

        The functional currency of the Company is the U.S. dollar. Certain monetary assets and liabilities of the Company denominated in Canadian dollars are re-measured into U.S. dollars at exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are re-measured at historical exchange rates, unless such items are carried at market, in which case they are translated at the exchange rates in effect on the balance sheet date. Revenues and expenses are re-measured at rates approximating the exchange rates in effect at the time of the transaction.

Use of Estimates

        The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the valuation of stock-based compensation, asset retirement obligations and future tax assets and liabilities. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in operations in the period in which they become known.

Fair Value Option for Financial Assets and Financial Liabilities

        In February 2007, the FASB issued Statement No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115" (SFAS 159). SFAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected, in earnings at each subsequent reporting date. The statement is expected to expand the use of fair value measurement. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, and is applicable beginning in the first quarter of fiscal 2008. The adoption of SFAS 159 did not have a material impact on the Company's financial condition or results of operations as at and for the period ended March 31, 2008.

Recent Accounting Policy Pronouncements

        In September 2006, FASB issued Statement of Financial Accounting Standards No. 157—Fair Value Measurements, or SFAS 157. This standard establishes a framework for measuring fair value and expands disclosures about fair value measurement of a company's assets and liabilities and requires that the fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. It also establishes a fair value hierarchy about the assumptions used to measure fair value and clarifies assumptions about risk and the effect of a restriction on the sale or use of an asset. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB issued FASB Staff Position ("FSP") No. FAS-157-2, "Effective Date of FASB Statement No. 157." FSP No. FAS 157-2 delays the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value on a recurring basis (at least annually), to fiscal year beginning after November 15, 2008, and interim periods within those fiscal years. The adoption of SFAS No. 157 is not expected to have a material impact on the Company's financial condition or results of operations.

        In December 2007, the FASB issued Statement No. 141 (revised 2007) ("SFAS 141(R)"), "Business Combinations". SFAS No. 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. SFAS No. 141(R) also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. SFAS No. 141(R) is effective for fiscal years beginning after December 15, 2008. This standard will change the Company's accounting treatment for business combinations, if any, on a prospective basis.

        In December 2007, the FASB issued Statement No. 160 "Non-controlling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51" ("SFAS 160"). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the non-controlling interest, changes in a parent's ownership interest, and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. SFAS No. 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the potential impact, if any, of the adoption of SFAS No. 160 on its financial statements.

        In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133" ("SFAS 161"). SFAS 161 gives financial statement users better information about the reporting entity's hedges by requiring qualitative disclosures about the objectives and strategies for using derivatives, quantitative data about the fair value of and gains and losses on derivative contracts, and details of credit-risk-related contingent features in their hedged positions. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company is currently assessing the impact of SFAS 161 on its financial position and results of operations.

BUSINESS OF THE COMPANY

Our History

        BE Resources Inc. was incorporated under the laws of the State of Colorado on August 8, 2007. On September 11, 2007, we filed Articles of Amendment with the Secretary of State of Colorado in order to more closely align a provision pertaining to conflicts of interest to the provisions of the Colorado Business Corporation Act and on July 3, 2008, we filed Articles of Amendment to remove restrictions on transfer of our common stock. Our head office address is 107 Hackney Circle, Elephant Butte, New Mexico 87935. Our registered and records office address is 1700 Broadway, Suite 2100, Denver, Colorado 80290.

        We are a mineral exploration company engaged in the exploration and evaluation of mineral exploration properties in the State of New Mexico. We were formed primarily to evaluate the grade and tonnage of beryllium in the New Mexico Beryllium Project. Additional claims may be staked in the vicinity of the New Mexico Beryllium Project to the extent determined to be advantageous to do so.

        On October 1, 2007, we acquired a 100% interest in the Acquired Property (which, together with 690 additional lode claims subsequently staked by us as of     •    , 2008 is referred to in this prospectus as the New Mexico Beryllium Project) and related technical data and assets, in exchange for the issuance by us of 10 million shares of common stock and a 20% net profit royalty interest in the Acquired Property and a three mile area of interest from the outside boundary of each lease and claim comprising the Acquired Property (which the New Mexico Beryllium Project falls within). Of that payment, 9.4 million shares of our common stock and approximately 16% of the net profit royalty interest were issued to GWE, 600,000 shares of common stock were issued to former owners of a minority interest in the Acquired Property and approximately 4% of the net profit royalty interest were issued to those former holders and a third person at the direction of GWE. The net profit royalty interest provides for the payment of royalties based on net revenue from any production from the Acquired Property and the three mile area of interest. The 20% net profits royalty interest is calculated and payable on a quarterly basis. Our president and chief executive officer has been granted a 1% gross profits royalty interest in the Acquired Property and a three mile area of interest from the outside boundary of each lease and claim comprising the Acquired Property. Gross profits are determined by subtracting marketing costs, distribution costs, taxes and royalty payments (excluding the 20% net profit royalty interest granted to GWE and others) from revenue generated from our ownership interest in the Acquired Property. The 1% gross profits royalty interest is calculated and payable to the officer on a quarterly basis.

        The Acquired Property is comprised of the Sullivan Lease in the Warm Springs area, three State Leases and 136 Claims located in Socorro County and Sierra County, New Mexico. Such leases and claims cover an area of approximately 20,000 acres.

        Under the Sullivan Lease, we are obligated to pay a 4% gross production royalty from the sale or disposition of minerals, metals and materials taken from the Warm Springs area. A minimum royalty of $12,000 is due on January 1 of every year for the balance of the lease, which continues until January 2, 2024 and for so long thereafter as the lease is not terminated by either party based on a default by the other party. Under the State Leases, we are obligated to pay 2% of the gross returns, less transportation, smelting and reduction costs, such costs to a maximum of 50% of the gross returns.

        David Q. Tognoni first acquired a lease from Kenneth A. Sullivan and Cherrill L. Sullivan, as lessors, in 1998. In 2001, Mr. Tognoni and others formed a company called The Beryllium Group, LLC under the laws of Arizona, which completed 14 drill holes in 2001 and 2002. The members of The Beryllium Group, LLC that provided the funding for the drilling were collectively given a two-thirds interest in the lease by Mr. Tognoni. The Beryllium Group, LLC was dissolved in 2002 and the lease with the Sullivans was terminated on in January 2003.

        Mr. Tognoni entered into a new lease (the Sullivan Lease) with the Sullivans as lessors on January 2, 2004. Mr. Tognoni together with others formed GWE in February 2004 and Mr. Tognoni assigned the lessee's interest under the Sullivan Lease to GWE on February 3, 2004.

        On November 1, 2004, GWE entered into an agreement with South West Exploration, LLC and its members, each of whom were formerly members of The Beryllium Group, LLC, under which agreement GWE granted to South West a 6% interest in any mineral deposits discovered and developed in certain lands which included the lands covered by the Sullivan Lease. That arrangement was amended on July 3, 2007 to provide for a 4% interest in any mineral deposits discovered and developed by GWE in 12 named townships in New Mexico, which townships include the entirety of the current boundaries of the New Mexico Beryllium Project and beyond.

        On June 26, 2007, GWE entered into an agreement with Bethany Resources, LLC and its members, being four of the locators of the placer claims forming part of the Acquired Property, under which agreement GWE granted to Bethany a 2% interest in any mineral deposits discovered and developed anywhere in the 12 townships.

        In order to facilitate the ability of GWE to be able to convey a 100% interest in the Acquired Property to BE, each of South West and Bethany entered into an agreement with GWE as of October 1, 2007 under which each agreed to release all of its interest in any mineral deposit discovered and developed by GWE located in the 12 townships. In exchange, an aggregate of 600,000 shares of common stock of the Company (out of the 10 million shares of common stock of the Company issuable to GWE under the Acquisition) were issued to South West and Bethany at the direction of GWE and approximately 4% of the net profit royalty interest (out of the 20% net profit royalty interest to be granted to GWE under the Acquisition) were granted to South West, Bethany and a third person at the direction of GWE.

        In addition to Warm Springs, we are studying the rest of our land position.

Overview of the Beryllium Market

        Beryllium is a lightweight metal possessing unique mechanical and thermal properties. Its specific stiffness is much greater than other engineered structured material such as aluminum, titanium and steel. Beryllium products are used in a variety of high performance applications in the defense, space, industrial, scientific equipment, electronics (including acoustics), medical, automotive and optical scanning markets.

        Only two beryllium minerals are commercially important: bertrandite, which contains 15% beryllium (and approximately 40% of beryllium oxide or BeO) and is the principal beryllium mineral mined in the United States, and beryl which contains 5% beryllium and is the principal beryllium mineral mined outside of the United States. According to the U.S. Department of the Interior's 2006 Minerals Yearbook, which we refer to as the Yearbook, the United States is one of only three countries known to process beryllium ores and concentrates into beryllium products. Brush Engineered Materials Inc. produces beryllium hydroxide from bertrandite mined from open pit mines in the Spor Mountain area of Utah and from purchased beryl ore. The beryllium hydroxide is used as a raw material to make beryllium-copper master alloy, beryllium metal or beryllium oxide.

        According to the Yearbook, beryl is frequently stockpiled for later processing. China is thought to be a significant producer, but does not report its beryl production. As a result, world production and the U.S. share of world production have a high degree of uncertainty. According to the Yearbook, the United States accounted for 85% of estimated world production.

        The physical and mechanical properties of beryllium include high stiffness-to-weight and strength-to-weight ratios, stability within a broad range of temperatures, resistance to corrosion and fatigue, excellent electric conductivity and one of the highest melting points of all metals. Despite the superior properties of beryllium, substitute products are often used instead of beryllium due to its high price and health risks associated with beryllium exposure that can lead to higher manufacturing costs. Beryllium is used in high precision components where lower grade materials are not considered reliable alternatives.

New Mexico Beryllium Project

        The following disclosure pertaining to the Warm Springs area of the New Mexico Beryllium Project has been derived from the technical report (the "Technical Report") dated May 4, 2008 prepared by Fred Brown, CPG, Pr. Sci. Nat., and Tracy Armstrong, P.Geo., of P&E Mining Consultants Inc., each an independent qualified person within the meaning of National Instrument 43-101—Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators ("NI 43-101").

        The Technical Report is available for inspection and review during normal business hours at our registered and records office throughout the period of distribution of securities under this prospectus.

Property Description and Tenure

Description and Tenure

        The Warm Springs property is located in Socorro County, New Mexico, U.S.A. and is situated on a mining lease which is referred to as the "Sullivan Lease". The Sullivan family owns 100% of the property and BE holds the lease on the property, which specifically covers beryllium. In the State of New Mexico, there are no mining claims on private property.

        The Sullivan Lease, which has an area of approximately 520 acres, is described as:

        All of Special Section 2, and access through the East 1/2 of Special Section 4, Township 8 South, Range 7 West, save and except that portion of the Real Estate conveyed previously to Commissioners of the Acequia de Canada Alamosa of Sierra County, New Mexico.

        The geographic coordinates of the Sullivan Lease are:

North-west Corner	North-east Corner
Latitude:	33.5683	Latitude:	33.5676
Longitude:	-107.6091	Longitude:	-107.5919
South-west Corner	South-east Corner
Latitude:	33.5562	Latitude:	33.5569
Longitude:	-107.6087	Longitude:	-107.5919

        The area of the lease was surveyed by the United States Geological Survey ("USGS"). The Warm Springs lease area is located in the Montoya Butte USGS 1964 topographic map quadrangle, N3330-W10730/7.5.

        The term of the lease is for 20 years (expires 2024) and for so long thereafter as the lease is not terminated by either party based on a default by the other party. A 4% gross production royalty is to be paid to the lessor from the sale or disposition of minerals, metal and materials.

        A payment of $12,000 is due to the lessor on January 1 of each year as long as the lease is in effect.

        The surface and water rights on the property are owned by the Sullivan family. The lessee under the Sullivan Lease has rights to use that portion of the surface and appurtenant water rights necessary for mining and milling operations.

        On October 1, 2007 BE acquired the Sullivan Lease and various lode and placer claims and state mining leases held by GWE.

Environmental Issues

        In the state of New Mexico, there are four different types of permits possible when exploration or mining work is proposed for a specific property. The four types of permits are 1) a minimum impact exploration permit, 2) a standard exploration permit, 3) a minimum impact mining permit and, 4) a standard mining permit.

        In 2000, an application was made for a minimum impact mining permit for the Warm Springs property. The New Mexico Environmental Department ("NMED") found that the Warm Springs Property did not qualify for minimum impact mining status due to an endangered species of snail (Alamosa springsnail, Pseudotryonia alamosae) living in the spring sources and spring-fed tributaries of Alamosa Creek.

        In order for BE to move ahead with exploration at Warm Springs, a minimum impact exploration permit will need to be applied for (a mining permit is not required at this stage). An exploration permit for five drillholes has been prepared and submitted to the New Mexico Mining and Minerals Division, which we refer to as MMD.

Warm Springs property location map

Accessibility, Climate, Local Resources, Infrastructure and Physiography

Accessibility

        The Warm Springs property is located approximately 50 miles northwest of the community of Elephant Butte, New Mexico. From Elephant Butte travel is along the paved portion of state highway NM52 for 41 miles. The remaining nine miles are along the well-maintained unpaved portion of state highway NM52 to the Warm Springs property entrance. Property access is along seasonal four-wheel drive tracks.

Climate

        The Warm Springs property is located in a semi-arid, high-desert climate approximately twenty miles north of Chloride/Winston, New Mexico. Chloride/Winston has an average annual temperature range between 18° F in January and 55° F in July. Average annual precipitation is 13 inches, and average annual snowfall is 11 inches.

Local Resources and Infrastructure

        The Warm Springs property is currently undeveloped except for seasonal dirt access roads. However, the property is well situated with regard to surrounding infrastructure, with a power line crossing highway NM52 within seven miles of the property. Water in the area is typically sourced from local wells. New Mexico is home to a developed mineral industry, producing coal, uranium, silver, manganese, potash, salt, perlite, copper ore and tin concentrates. The nearby town of Elephant Butte is a small residential community with a population of approximately 1,300 serviced by a modern municipal airport. Albuquerque, a major urban center, lies approximately 170 miles to the north-northeast of the Warm Springs property, and the New Mexico Institute of Mining and Technology is located in nearby Socorro, New Mexico.

Physiography

        The Warm Springs property lies in the foothills of the northern Sierra Cuchillo Mountains, just south of Monticello Canyon and north of Iron Mountain. Maximum local elevation is approximately 6,600 feet, with a vertical relief of 400 feet. Intermittent seasonal stream channels drain the property. Local vegetation is typical of semi-arid regions and includes juniper, cedar and pinion.

History

        The Warm Springs property lies on the northern-most limit of the Church Rock mining district, which also encompasses numerous beryllium and tungsten deposits at Iron Mountain. Beryllium mineralization at Warm Springs was first reported by M. Howard Milligan in November 1961.

        Eighteen exploration drillholes were completed in the 1960's as part of a U.S. Bureau of Mines, which we refer to as the USBM, project investigating mineralization in the northern Cuchillo Mountains. Drilling was centered on a bertrandite mineralized outcrop. Samples from seven trenches were also taken. The overall drilling depth was limited by the water table. Six drillholes penetrated the surface mineralization and intersected additional mineralization at depth. The deposit was also examined by the USBM with a portable beryllium detector, and additional samples were taken from shallow trenches in the bertrandite mineralized outcrop. Trench samples returned values of 1.60%, 0.65%, 0.33%, 0.29%, 0.17%, 2.00%, 0.83% and 0.25% BeO. The authors of the Technical Report refer to a report prepared by Meeves (1966) which concluded that "exploration results point to substantial ore thicknesses and an average grade between 0.50% and 1.00% BeO. This might constitute minable ore under favorable economic conditions".

        Subsequent to the USBM project a reexamination of the property was completed by Hillard (1969), who mapped a thick sequence of andesitic and latitic flows. Later sampling of non-magnetic concentrates in stream sediments yielded anomalous values of lead, molybdenum, zinc and copper.

        The authors of the Technical Report also refer to a report prepared by Griffitts and Alminas (1968) which stated that "several tons of oxidized ore containing copper, lead, silver and zinc are reported to have been recovered from a quartz vein . . ." from the Taylor prospect approximately one mile southwest of the bertrandite mineralized outcrop.

        No original source records of the sampling program or the USBM investigation were available for the Technical Report, except for information contained in Hillard (1969) and Meeves (1966). The location of the USBM drillholes and trenches were not able to be verified in the field by the authors of the Technical Report. The accuracy and validity of the historical results were therefore not established by the authors of the Technical Report.

        A total of fourteen exploratory RC drillholes for a total of 7,576 feet were completed in the general vicinity of the bertrandite mineralized outcrop located by the USBM program. The Beryllium Group, LLC was in control of the project from 2001 to 2002. GWE was in control of the project from February 2004 to October 1, 2007. BE has been in control of the property since October 1, 2007.

        The initial six drillholes were completed and the remaining eight drillholes were sealed with a concrete plug with the exception of BE20 and BE25, which were left as water wells for the property owner. All drilling was done with a reverse circulation air-rig with six-inch down-the-hole hammer and tri-cone bit as required. Drillhole collar locations were determined by Mr. David Tognoni using a Magellan SporTrak Pro handheld GPS unit. No drillhole surveys were undertaken.

        For the fourteen exploratory drillholes completed, a total of 368 samples were assayed, returning an average grade of 40 ppm Be. Only drillhole BE18A reported beryllium grades higher than 50 ppm, with the highest grade recorded of 2600 ppm Be also occurring in BE18A. Assuming that the mineralization is associated with a steeply-dipping fault, the true width of the intercepted mineralized zone is in the order of 20 feet.

Geological Setting

General

        P&E Mining Consultants Inc. have not undertaken any independent geological investigations of the area. The description that follows is taken primarily from public domain material.

Regional Geology

        The Warm Springs property lies within the eastern edge of the Datil-Mogollon volcanic field of southern New Mexico. The volcanic field consists of mafic to silicic extrusive units of Tertiary age and Quaternary basalts. The volcanic field is cut along its eastern margin by multiple north-striking normal faults which formed a series of eastward-tilted fault blocks in the Sierra Cuchillo. The Datil-Mogollon volcanic field is bordered on the east by the Rio Grande rift, where a series of rhyolitic ash-flow tuffs have been exposed. Beneath the ash-flow tuffs are latite conglomerates, mud-flow deposits and sandstones representing the alluvial apron which surrounded the Datil-Mogollon field prior to its ignimbrite climax. The base of the volcanic pile rests unconformably upon rocks ranging from late Eocene to Precambrian in age. Much of the area lies on the northeast flank of a major Laramide uplift from which the Mesozoic rocks were stripped by early Tertiary erosion. Basal volcanic rocks resting upon late Paleozoic limestones, quartzites, or shales on the uplift lap off the structure onto Eocene arkosic sediments which overlie Cretaceous sandstones and shales. Locally, Precambrian rocks generally consist of low-grade metasedimentary rocks, metavolcanic rocks, and intrusive rocks ranging from large granitic plutons to gabbroic stocks and diabase dikes.

Property Geology

        Hillard (1969) identified several lithologies in the Warm Springs property area. Arranged in approximate stratigraphic order these are: gravel, dikes, flow-banded rhyolite, rhyolite, massive rhyolite, rhyolite tuff, sedimentary rocks, andesitic and latite flows, and latitic tuffs and coarse pyroclastics, as well as a quartz monzonite intrusive plug. Andesitic and latite flows are the most widespread volcanic unit in the area. The surficial geology is dominated by colluvium and Tertiary volcanics. James (1978) further suggests that the local high hills are underlain by a hypabyssal stock complex cut by a swarm of radial dykes. The area is highly faulted, situated on the eastern edge of the graben between the Sierra Cuchillo and the Black Range.

Deposit Types

        Beryllium is a lithophile element (i.e. an element that tends to concentrate in silicate materials such as igneous rocks) concentrated in the residual phases of magmatic systems. Commercial beryllium mineralization typically occurs as bertrandite (Be4Si2O7(OH)2) which contains approximately 40% BeO, or helvite (Mn4Be3(SiO4)3S) containing approximately 14% BeO. Nonpegmatic bertrandite has been reported at Mt. Wheeler, Nevada; Lake George District, Colorado; Spor Mountain, Utah; and Aguachile, Mexico, among others. The principal source of commercial production of beryllium in the United States is the Spor Mountain deposit, Utah. Beryllium mineralization at Warm Springs is typical of volcanic-exhalative deposits.

Mineralization

        The Warm Springs property hosts beryllium mineralization in the form of bertrandite associated with late-stage faulting of volcanic rocks and intense hydrothermal alteration. Hillard (1969) has proposed a hydrothermal model for the bertrandite deposition at Warm Springs. Following a period of intense premineral faulting, hydrothermal solutions altered the fault breccia and adjacent wall rocks. Kaolinite-alunite and montmorillonite alteration probably are representative of at least two stages of alteration, the first acidic and the latter alkaline. Alkaline solutions contained the beryllium which was deposited on clasts and fine material within the rhyolite tuff fault breccia. Localized mineralization has caused widespread argillization of the volcanic rocks, and kaolinite is widespread. Hillard (1969) also reports the presence of alunite and montmorillinite.

        As reported by Hillard (1969), the surface exposure of the bertrandite mineralization occurs in altered rhyolite tuff along projected fault zones. The mineralized outcrop as identified by the USBM sampling program demarcates a zone of higher-grade bertrandite approximately 100 feet long and 30 feet wide, with additional historical drilling demonstrating mineralization to a depth of 190 feet. The historical USBM drillhole results indicate that mineralization is tightly confined to discrete, narrow zones. Hillard (1969) also reports a zone of weaker beryllium mineralization south of the main mineralized outcrop, which may be due to irregularities in the local fault geometry.

        Griffitts and Alminas (1968) suggest that the bertrandite was introduced into faulted volcanic rocks, and is unrelated to local base-metal mineralization. The host rock for the mineralization is hydrothermally altered rhyolite-tuff agglomerate, and Hillard (1969) reports that local beryllium "ore" consists of an altered rhyolite tuff fault breccia with a montmorillonite matrix. Coatings of bertrandite on the fault breccia and spheres of radiating bertrandite crystals in the fine fault material indicate that beryllium mineralization occurred after faulting.

Exploration

        No significant exploration is known to have been conducted on the Warm Springs property except for that described herein and previously by Griffitts and Alminas (1968), Hillard (1969) and Meeves (1966).

Sampling Method and Approach

        Drillholes were logged by Mr. David Tognoni. Chip samples were collected on-site from permeable and semi-permeable units over five-foot intervals using a tiered Jones splitter. Samples were then placed in clear plastic bags and the bags marked with the drillhole number and sample interval. Drilling chip samples are currently stored in a locked metal-frame building at a private residence in Phoenix, Arizona.

Collar locations for BE drilling

Sample Preparation, Analysis and Security

        Sub-samples were delivered to ALS Chemex, Nevada, where the samples were crushed and pulverized prior to shipment to ALS Laboratories, Vancouver. Analysis was completed using the ALS ME-ICP61 multi-element package.

        Samples were dissolved using a four acid digestion and analyzed using atomic absorption spectrometry. The detection limit for Be using this method is 0.5 ppm (0.00005%).

        Multi-acid digestion is a combination of HCl (hydrochloric acid), HNO3(nitric acid), HF (hydrofluoric acid) and HClO4 (perchloric acid). Because hydrofluoric acid breaks down silicates, these digestions are often referred to as "near-total digestions". There can be a loss of volatiles during digestion (e.g. B, As, Pb, Ge, Sb). Multi-acid digestion is a very effective dissolution procedure for a large number of mineral species and is suitable for a wide range of elements.

        Standard ALS in-house quality control (QC) checks were carried out during treatment. Analytical results were not verified by testing at other laboratories. Analytical results were forwarded by email to the Company and were manually recorded.

        It is the opinion of the authors of the Technical Report that the sample preparation, security and analytical procedures were satisfactory. The authors are also confident that the integrity of the samples is uncompromised, given the security measures employed and the sample handling protocols in use at the assay laboratories.

Data Verification

        A total of ten samples were collected by Mr. Fred Brown for verification purposes. One sample (WS-1) was collected from sediments adjacent to the historical drillhole 11 collar position within the bertrandite mineralized outcrop. The remaining samples were collected from existing chip samples in the possession of Mr. David Tognoni. Verification samples were collected by the author, sealed and then dispatched to P&E Mining Consultants Inc. in Toronto by UPS courier. The sealed samples were then forwarded to SGS Laboratories, Toronto for analysis.

        The original electronic assay certificates were not made available for inspection by P&E Mining Consultants Inc., and therefore cannot be verified. Verification check assay results confirm the presence of beryllium mineralization on the Warm Springs property, and for those intervals sampled are in agreement with the results reported by Mr. David Tognoni.

        In addition, GPS measurements were taken directly by Mr. Fred Brown for seven drillhole locations identified in the field by Mr. David Tognoni. GPS measurements were taken using a Garmin GPSmap 60 handheld unit with an average accuracy of approximately 10 feet. The average difference between the original recorded GPS coordinates and the check GPS measurements was 19 feet.

        The authors of the Technical Report have no reason to believe that the data as presented is not an accurate representation of facts at this stage of exploration on the Warm Springs property.

Interpretation and Conclusions

        Mineralization at Warm Springs is typical of volcanic-exhalative deposits. RC drilling on the property has confirmed the presence of anomalous beryllium mineralization associated with local faulting as previously reported by Meeves (1966), Griffitts and Alminas (1968) and Hillard (1969).

        Drillhole BE18A, located adjacent to the bertrandite mineralized outcrop, intercepted a zone of potentially economic mineralization over a distance of thirty feet at a depth of 160 feet, which combined with the results reported by Meeves (1966) suggests that beryllium mineralization associated with the mineralized bertrandite outcrop may continue at depth. Future drilling at Warm Springs should therefore step out from the bertrandite mineralized outcrop in order to investigate and define any potential economic mineralization at depth. In addition, interpretation of any mineralization at Warm Springs would be greatly facilitated by detailed structural and geological mapping of the project area.

Recommendations

        Reconnaissance drilling on the Warm Springs property has confirmed the presence of anomalous beryllium mineralization. A phased program combining geological and structural mapping with exploration drilling is recommended to determine if economically significant mineralization is present.

        The authors of the Technical Report suggests that the initial phase of the program should focus on step-out drilling from the bertrandite mineralized outcrop, combined with detailed surface mapping, at a cost of approximately $480,000. If results from the step-out drilling warrant then a second phase of follow-up diamond core drilling could be initiated, for which BE has budgeted a further $1,120,000 for follow-up drilling at Warm Springs. The authors of the Technical Report further suggest that detailed geological mapping combined with trenching should also be used to delineate the boundaries of the surface mineralization. BE has in addition budgeted an additional $1,420,000 for beryllium exploration outside the Warm Springs project area.

        In conjunction with the phased exploration program it is further recommended that BE institute an industry-acceptable QA/QC program and ensure that all sampling procedures are fully established and adhered to. The Company should further retain the services of an independent Qualified Person as defined under NI 43-101 to ensure that all exploration activities satisfy NI 43-101 requirements, and that equipment, survey procedures and field techniques conform with CIM Exploration Best Practices Guidelines.

2008-2009 Budget

Work Program	COST—US$
Warm Springs Diamond Core Drilling Program up to 40,000 feet	up to $1,600,000
Outlying Hydrothermal Areas Drilling Program up to 23,000 feet	up to $1,420,000
Assays & Testing	$ 100,000
Environmental & Permitting	$ 100,000
Property Maintenance, 2 years	$ 500,000
Contingencies	$ 372,000

Total	up to $4,092,000

Regulation of the Mining Industry in New Mexico/United States

        This section is intended as a brief overview of the laws and regulations described herein and is not intended to be a comprehensive treatment of the subject matter.

        Federal laws deal with both the acquisition of mineral rights in federal lands and the development of the mineral interests secured in these lands. The principal federal law dealing with the acquisition of mineral rights is the Mining Law of 1872. In general, it states that unless otherwise provided, all valuable mineral deposits in lands owned by the United States shall be free and open to mineral exploration by citizens of the United States. This law and accompanying regulations and court interpretations provide the means and methods for securing interests in these lands owned by the United States.

        Generally, to secure an interest in land under the Mining Law of 1872 (location of a claim), the following conditions must be met: discovery of a valuable mineral deposit; posting notice on the claim, including the name of the locators, date of location, and description of claim; discovery work on the claim; marking the claim boundaries on the property; and recording a location notice of the claim with the county recorders office in the state and county where the property is located and filing a notice with the federal Bureau of Land Management. Claims located in this manner are referred to as "lode" or "placer" unpatented claims, and can be retained by the holder indefinitely so long as annual filings, fee payments and/or work commitments are satisfied.

        The general method of claim location described above results in the ownership of the property remaining with the United States government but the right to extract and exploit the minerals on the claims resides with the locator of the claims or his transferee.

        In addition to lode and placer claims, a locator can secure mill sites (non-mineral lands used for site structures related to the development of a mine) and tunnel sites (lands to be used to develop workings to prospect for veins or lodes). The securing of mill sites and tunnel sites is accomplished substantially in the manner described above.

        On state land, State Trust Land Leases administered by the Commissioner of Public Land of the New Mexico State Land Office can be granted for exploration and development activities under the State Trust Land Leasing Statutes. The leases provide for the controlled development of state property and the protection of natural resources. In applying for a lease the applicant must submit its plans for the leased land and receive the approval of the Commissioner. The leases are granted for a three year initial term and can be renewed.

        Our mineral interests are comprised of a combination of private land leases, State Trust Land Leases and federal claims.

        Exploration and potential development of the mineral interests controlled by us are governed by both federal and New Mexico state laws. A comprehensive body of law requires the securing of various permits relating to the exploration of mineral properties and the operation of mines at both the federal and state level. In order to secure a permit involving any federal or state agency, the National Environmental Policy Act (federal) requires the preparation of an Environmental Impact Statement ("EIS") for any potential development of a mining site. The EIS is required to analyze the environmental impact of the proposed action, describe adverse environmental effects which cannot be avoided should the proposed action be implemented and provide alternatives to the proposed action. The preparation of the EIS is generally a collaborative effort between the Federal and State government with a primary agency from the state or federal government taking the lead role in the development of the EIS and acting to secure input and coordinate action between the agencies. At the state level, environmental matters fall under the Environmental Improvement Act (state) and the New Mexico Mining Act and associated regulations contained in the New Mexico Administrative Code.

        Should we explore or develop the New Mexico Beryllium Project and construct mining facilities and cease to operate, we will also have to comply with the Mining Act reclamation program under the New Mexico Mining Act to return the land to its original state.

        Certain laws relating to the exploration and development of mining properties are briefly summarized below.

Environmental and Other Matters

        This section is intended as a brief overview of the laws and regulations described herein and is not intended to be a comprehensive treatment of the subject matter.

        Overview.    Like all other mining companies doing business in the United States, we are subject to a variety of federal, state and local statutes, rules and regulations designed to protect the quality of the air and water, and threatened or endangered species, in the vicinity of its operations. These include "permitting" or pre-operating approval requirements designed to ensure the environmental integrity of a proposed mining facility, operating requirements designed to mitigate the effects of discharges into the environment during exploration, mining operations, and reclamation or post-operation requirements designed to remediate the lands affected by a mining facility once commercial mining operations have ceased.

        Federal legislation in the United States and implementing regulations adopted and administered by the Environmental Protection Agency, the Forest Service, the Bureau of Land Management, the Fish and Wildlife Service, the Army Corps of Engineers and other agencies—in particular, legislation such as the federal Clean Water Act, the Clean Air Act, the National Environmental Policy Act, the Endangered Species Act, the National Forest Management Act, the Wilderness Act, and the Comprehensive Environmental Response, Compensation and Liability Act—have a direct bearing on domestic mining operations. These federal initiatives are often administered and enforced through state agencies operating under parallel state statutes and regulations.

        State legislation in New Mexico and the regulations contained in the New Mexico Administrative Code, as they apply to the mining industry, are administered by the Environment Department and Energy, Mineral and Natural Resources Department and will also have to be complied with. As mentioned above, much of the state legislation compliments federal legislation and both sets of statutes and regulations are often administered at the state level.

        The New Mexico Mining Act.    The New Mexico Mining Act is administered by the Mining and Minerals Division and the New Mexico Department of Energy, Minerals and Natural Resources.

Permits are required for mineral exploration and mining activities, and applicants for permits must demonstrate that their activities will be in compliance with all state and federal environmental laws and regulations. Applicants must provide detailed site assessments, reclamation plans and address approximately 24 additional requirements, including potential impacts on the site, surface water, groundwater, wildlife, nearby communities, traditional cultural and historic properties, and others, as set out in NMSA 1978 §§ 69-36-1, et seq. The Act also provides for significant public input and input from various state and federal agencies regarding the project.

        The Clean Water Act.    The federal Clean Water Act is the principal federal environmental protection law regulating mining operations in the United States as it pertains to water quality.

        At the state level, water quality is regulated by the Environment Department, Water and Waste Management Division under the Water Quality Act (state). If our exploration or any future development activities might affect a ground water aquifer, it will have to apply for a Ground Water Discharge Permit from the Ground Water Quality Bureau in compliance with the Groundwater Regulations. If exploration affects surface water, then compliance with the Surface Water Regulations is required.

        The Clean Air Act.    The federal Clean Air Act establishes ambient air quality standards, limits the discharges of new sources and hazardous air pollutants and establishes a federal air quality permitting program for such discharges. Hazardous materials are defined in the federal Clean Air Act and enabling regulations adopted under the federal Clean Air Act to include various metals. The federal Clean Air Act also imposes limitations on the level of particulate matter generated from mining operations.

        The New Mexico Environment Department, Environmental Protection Division, Air Quality Bureau is responsible for the administration of the Air Quality Control Act (state), as well as several federal air programs. Ambient air quality standards are regulated in the New Mexico Administrative Code. If we reach the development stage, it may have to apply for a preconstruction and construction permits.

        National Environmental Policy Act (NEPA).    NEPA requires all governmental agencies to consider the impact on the human environment of major federal actions as therein defined.

        Endangered Species Act (ESA).    The ESA requires federal agencies to ensure that any action authorized, funded or carried out by such agency is not likely to jeopardize the continued existence of any endangered or threatened species or result in the destruction or adverse modification of their critical habitat. In order to facilitate the conservation of imperilled species, the ESA establishes an interagency consultation process. When a federal agency proposes an action that "may affect" a listed species, it must consult with the USFWS and must prepare a "biological assessment" of the effects of a major construction activity if the USFWS advises that a threatened species may be present in the area of the activity.

        National Forest Management Act.    The National Forest Management Act, as implemented through title 36 of the Code of Federal Regulations, provides a planning framework for lands and resource management of the National Forests. The planning seeks to manage the National Forest System resources in a combination that best serves the public interest without impairment of the productivity of the land consistent with the Multiple Use Sustained Yield Act of 1960.

        Wilderness Act.    The Wilderness Act of 1964 created a National Wilderness Preservation System composed of federally owned areas designated by Congress as "wilderness areas" to be preserved for future use and enjoyment.

        The Comprehensive Environmental Response, Compensation and Liability Act (CERCLA).    CERCLA imposes clean-up and reclamation responsibilities with respect to discharges into the environment, and establishes significant criminal and civil penalties against those persons who are primarily responsible for such discharges.

        The Resource Conservation and Recovery Act ("RCRA").    RCRA was designed and implemented to regulate the disposal of solid and hazardous wastes. It restricts solid waste disposal practices and the management, reuse or recovery of solid wastes and imposes substantial additional requirements on the subcategory of solid wastes that are determined to be hazardous. Like the Clean Water Act, RCRA provides for citizens' suits to enforce the provisions of the law.

        National Historic Preservation Act.    The National Historic Preservation Act was designed and implemented to protect historic and cultural properties. Compliance with the Act is necessary where federal properties or federal actions are undertaken, such as mineral exploration on federal land, which may impact historic or traditional cultural properties, including native or Indian cultural sites.

DIRECTORS AND OFFICERS

        The following table sets out, for each of our directors and officers, the person's name, municipality of residence, offices held, principal occupation, and, if a director, the month and year in which a person became a director.

Name and Municipality of Residence	Offices with the Company	Principal Occupation	Date Appointed
David Q. Tognoni, P.E.(1) Elephant Butte, New Mexico	President, Chief Executive Officer, Secretary and Director	Officer of the Company	August 8, 2007
Carmelo Marrelli Woodbridge, Ontario	Chief Financial Officer	Partner, Marrelli & Drake Corporate Services, corporate services firm	November 14, 2007
Edward Godin(1) Mississauga, Ontario	Chairman of the Board	Chief Executive Officer of Continental Precious Minerals Inc. (TSX), a mineral exploration company	August 8, 2007
Robert Lufkin, CSI, CCCA(1) Phoenix, Arizona	Director	Associate of Langdon Wilson Architecture Planning Interiors, an architecture firm	December 7, 2007

(1)
Member of the audit committee.

        Each of our directors is serving a term which expires at the next annual meeting of shareholders and until his successor is elected and qualified or until he resigns or is removed. Our officers serve at the will of our board of directors.

        The following information summarizes the business experience of each of our officers and directors for at least the last five years:

        David Q. Tognoni P.E. (age 55)—Mr. Tognoni holds a BS Engineering degree from the Arizona State University. He also completed post graduate studies in geology, aeronautics and meteorology at the Arizona State University, ore reserve estimation at the Colorado School of Mines and mining engineering & finance at the University of Arizona. He is a registered professional geological engineer in Wyoming, Arizona and New Mexico. Since 1979, Mr. Tognoni's principal occupation has been that of an independent consultant to mineral and oil & gas exploration and development projects worldwide. Since 2001, Mr. Tognoni has principally been focused on the New Mexico Beryllium Project, as manager of The Beryllium Group, LLC from 2001 to 2002, as manager of GWE from 2003 to 2007 and as president of our company since August 2007. Mr. Tognoni dedicates his full-time and attention to our affairs, providing his services to us as an employee. Mr. Tognoni has entered into non-disclosure and non-competition covenants in our favour.

        Carmelo Marrelli (age 37)—Mr. Marrelli holds a Bachelor of Commerce degree from the University of Toronto and is qualified as a Chartered Accountant and as a Certified General Accountant in Canada. He is currently a partner with Marrelli & Drake Corporate Services in Toronto, Ontario, a firm providing administration services to public companies in Canada. Prior to joining Marrelli & Drake Corporate Services, he was employed as an accountant with Duffy Allain and Rutten from 2000 to 2001. Mr. Marrelli also serves as chief financial officer of Newstrike Resources Ltd. and

U308 Corp., the securities of each of which are traded on the TSXV. Mr. Marrelli dedicates approximately 20% of his time to our affairs, providing his services to us as an independent contractor and has not entered into any non-disclosure or non-competition covenants agreements with us.

        Edward Godin (age 65)—Mr. Godin is the founder of Continental Precious Minerals Inc., the shares of which are traded on the TSX, and has been a director and officer of Continental Precious Minerals Inc. since 1987. Continental Precious Minerals Inc. is a mineral exploration company principally focused on uranium. Mr. Godin was a member of the management committee of Air Canada Pilots Pension Equity Plan for a period of 15 years, ending in 1995.

        Robert Lufkin (age 55)—Since 1997, Mr. Lufkin has been an Associate with Langdon Wilson Architecture Planning Interiors, an architectural firm in Phoenix, Arizona. He is a construction contract administrator certified by the Construction Specifications Institute in the State of Arizona. He has 35 years of experience in the construction industry with a background in project management and field supervision. He is a veteran of the United States Marine Corps and attended Arizona State University, College of Construction Engineering.

Audit Committee

        Our audit committee assists our board of directors in fulfilling its responsibilities for oversight of financial and accounting matters. The committee recommends the auditors to be nominated and reviews the compensation of the auditors. The committee is directly responsible for overseeing the work of the auditors, must pre-approve non-audit services, be satisfied that adequate procedures are in place for the review of our public disclosure of financial information extracted or derived from our financial statements and must establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. The full text of the audit committee charter is included in the alternate pages for the Canadian Prospectus.

        The current members of the audit committee are the chair of the committee, Robert Lufkin, Edward Godin and David Q. Tognoni. All members of the audit committee are "financially literate" within the meaning of National Instrument 52-110—Audit Committees (NI 52-110) of the Canadian Securities Administrators and Messrs. Lufkin and Godin meet the definition of "independent" as defined in Rule 4200(a) (15) of the Marketplace Rules of the NASDAQ Stock Market, Inc. (Marketplace Rules) and NI 52-110. The Company is relying upon the exemption in section 6.1 of NI 52-110 as to the composition of the audit committee.

  Relevant Education and Experience

        The following sets out the education and experience of the members of the audit committee relevant to the performance of their responsibilities as an audit committee member:

        David Tognoni has been an independent consultant to mineral and oil & gas exploration and development projects worldwide and since 2001 has principally been focused on the New Mexico Beryllium Project. As a result, he is knowledgeable in, familiar with, and has a good understanding of the principles used in the preparation of the Company's financial statements.

        Edward Godin has been a director and officer of Continental Precious Mineral Inc. since 1987 and was a member of the management committee of Air Canada Pilots, Pension Equity Plan for 15 years. As a result, he is knowledgeable in, familiar with, and has a good understanding of the principles used in the preparation of the Company's financial statements.

        Robert Lufkin's background in project management in the construction industry and his role as manager of South West and Bethany provides Mr. Lufkin with the business background necessary to be knowledgeable in, familiar with, and to have a good understanding of the principles used in the preparation of the Company's financial statements.

  External Auditor Service Fees

        The following table sets out the aggregate fees billed by the Company's external auditors for each of the last two financial years for the category of fees described.

	Financial Year Ended December 31, 2007	Financial Year Ended December 31, 2006
	($)	($)
Audit Fees(1)	$35,000	$9,500
Audit Related Fees	Nil	Nil
Tax Fees	Nil	Nil
All Other Fees	Nil	Nil

    (1)
    The services comprising the fees under this category consisted of those matters related to the preparation of the Company's annual audited financial statements included in this prospectus.

Disclosure Policy

        Our board of directors is responsible for adopting and periodically reviewing and updating our written corporate disclosure policy. This policy, among other things, articulates legal obligations with respect to confidential corporate information, identifies spokespersons who are the persons authorized to communicate with third parties such as analysts, media and investors; provides guidelines on the disclosure of forward-looking information, establishes procedures for reviewing disclosure, prohibiting selective disclosure of material information and addressing inadvertent disclosure and establishes "black-out" periods prior to the disclosure of certain financial information and material changes.

Penalties or Sanctions

        No director, executive officer, promoter or shareholder holding a sufficient number of our securities to affect materially the control of our company has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority or been the subject to any other penalties or sanctions imposed by a court or regulatory body.

Personal Bankruptcies

        No director, executive officer, promoter or shareholder holding a sufficient number of our securities to affect materially the control of our company, or a personal holding company of any such persons has, within the ten years prior to the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold his or her assets.

Corporate Cease Trade Orders or Bankruptcies

        No director, executive officer, promoter or shareholder holding a sufficient number of our securities to affect materially the control of our company is, or within the ten years prior to the date hereof, has been a director or officer of another issuer that, (i) while that person was acting in that capacity, was the subject of a cease trade or similar order or an order that denied the other issuer access to any exemptions under securities law, that was in effect for a period of more than thirty consecutive days, (ii) was subject to such an order that was issued after that person ceased to be a director or officer and which resulted from an event that occurred while the person was acting in that capacity, or (iii) while that person was acting in that capacity or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Conflicts of Interest

        Our directors or officers are, or may become, directors or officers of other companies with businesses which may conflict with our business. In accordance with the Colorado Business Corporation Act, our directors are required to act in good faith with a view to the best interests of our company. In addition, directors in a conflict of interest position may be required to disclose those conflicts and, if the subject of the conflict is presented to our board of directors, to abstain from voting in connection with the matter. Other than as disclosed herein, to the best of our knowledge, there are no known existing or potential conflicts of interest between us and any of our directors or officers as a result of their outside business interests at the date hereof.

Executive Compensation

        The following table sets forth the annual compensation for services performed by our chief executive officer and chief financial officer (the "Named Executive Officers"), our only executive officers, for the fiscal year ended December 31, 2007:

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus	Stock Awards(3)	Option Awards(4)	All Other Compensation		Total
David Q. Tognoni, Chief Executive Officer, President, and Secretary(1)	2007	$30,000	(2)	—	$201,050	$115,600	$22,500	(5)	$369,150	(6)
Carmelo Marrelli, Chief Financial Officer	2007	$3,000	(7)	—	—	$43,400	—		$46,400

(1)
The chief executive officer was not compensated for his service as a director of our company.

(2)
Of the $30,000, an amount equal to $20,000 was paid to Mr. Tognoni for the months of October and November 2007, prior to the entering into of an employment agreement with the Company dated December 1, 2007.

(3)
Based on the estimated fair market value of the services provided by the officer as determined for financial statement purposes. The fair market value was in turn determined by reference to the sale price of the common stock in an offering that was completed subsequent to the issuance of the shares.

(4)
Based on the estimated fair market value of the option as determined under SFAS 123R.

(5)
This amounts represents the expense allowance paid to Mr. Tognoni to cover the cost of office space used by Mr. Tognoni and any associated overhead costs.

(6)
As part of his compensation, Mr. Tognoni has been granted a 1% gross profits royalty interest in the Acquired Property and a three mile area of interest from the outside boundary of each lease and claim comprising the Acquired Property. See "Employment Agreements" below for a more detailed discussion of the terms of this agreement.

(7)
This amount represents the amount paid to Mr. Marrelli for his services as an officer of the Company at the rate of Cdn$2,000 per month. Mr. Marrelli provides his services to the Company on a part-time basis as an independent contractor. In addition, a company controlled by

  Mr. Marrelli received $8,750 for accounting services for the year ended December 31, 2007. Mr. Marrelli is paid in Canadian dollars. The amount paid to him has been converted into United States dollars at par.

Director Compensation

        Each director who is not an officer receives $1,000 per board meeting attended by the director. Directors are also reimbursed for reasonable and necessary expenses incurred in their capacities as such. In addition, directors are eligible for stock option grants. On December 7, 2007, Mr. Godin received options to acquire 1,000,000 shares of our common stock and Mr. Lufkin received options to acquire 500,000 shares of our common stock. The exercise price of the option shares issued to Mr. Godin and Mr. Lufkin is Cdn$0.25 with the options vesting as follows: 25% on December 7, 2007, 25% on June 7, 2008, 25% on December 7, 2008 and the final 25% on June 7, 2009, so long as each person remains a director or other eligible person. The options expire on December 7, 2012.

        The table below summarizes the compensation of our two directors who are not also officers, for the fiscal year ended December 31, 2007:

Name	Fees Earned or Paid in Cash	Option Awards	All Other Compensation	Total
Edward Godin	Nil	$144,500(1)	Nil	$144,500
Robert Lufkin	Nil	$72,300(1)	Nil	$72,300

(1)
Calculated in accordance with FAS 123R.

Outstanding Equity Awards At Fiscal Year-End

        Shown below is information as at June 30, 2008 with respect to the exercised and unexercised options to purchase our common stock issued to executive officers under our Stock Option Plan.

	OPTION AWARDS(1)						STOCK AWARDS(1)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
David Q. Tognoni, Chief Executive Officer, President, and Secretary	400,000	400,000(2)	0	Cdn$	0.25(3)	12/07/2012	—	—	—	—
Carmelo Marrelli, Chief Financial Officer	150,000	150,000(4)	0	Cdn$	0.25(3)	12/07/2012	—	—	—	—

(1)
The numbers below were the same as at December 31, 2007.

(2)
On December 7, 2007, Mr. Tognoni received options to acquire 800,000 shares of our common stock pursuant to our stock option plan. Of the 800,000 total options received by Mr. Tognoni, 200,000 vested on December 7, 2007 and 200,000 vested on June 7, 2008, with the remaining 400,000 options to vest as follows: 200,000 on December 7, 2008 and 200,000 on June 7, 2009.

(3)
The option exercise price set forth in the option grant is denominated in Canadian dollars rather than United States dollars. The option exercise price is Cdn$0.25.

(4)
On December 7, 2007, Mr. Marrelli received options to acquire 300,000 shares of our common stock pursuant to our stock option plan. Of the 300,000 total options received by Mr. Marrelli, 75,000 vested on December 7, 2007 and 75,000 vested on June 7, 2008, with the remaining 150,000 options to vest as follows: 75,000 on December 7, 2008 and 75,000 on June 7, 2009.

Employment Agreements

        Mr. Tognoni entered into an employment agreement with us dated as of December 1, 2007 pursuant to which he receives a base salary of $120,000 per annum and an additional annual amount of $90,000 which is intended to cover the cost of office space used by him and any associated overhead costs. We will also reimburse Mr. Tognoni for all other reasonable out-of-pocket expenses incurred by him in the performance of his duties. In the event of a termination of the agreement by us without cause or resignation by Mr. Tognoni for "good reason," we are obligated to pay Mr. Tognoni an amount equal to one year of base salary at the then prevailing rate, payable in twelve monthly installments.

        As part of Mr. Tognoni's compensation, Mr. Tognoni has also been granted a 1% gross profits royalty interest in the Acquired Property and a three mile area of interest from the outside boundary of each lease and claim comprising the Acquired Property. Gross profits under the agreement are determined by subtracting marketing costs, distribution costs, taxes and royalty payments (excluding the 20% net profit royalty interest granted to GWE and others) from revenue generated from our ownership interest in the Acquired Property. The 1% gross profits royalty interest is calculated and payable to Mr. Tognoni on a quarterly basis. The Company has the right at any time to purchase up to one-half or some lesser fraction of the gross profits royalty at the fair market value thereof and also has a right of first refusal to acquire the gross profits royalty.

Stock Option Plan

        We adopted a Stock Option Plan (the "Plan") in December 2007. The Plan was established to advance the interests of our company and our stockholders by affording key persons, upon whose judgment, initiative, and efforts we may rely for the success of our business, an opportunity for investment in our company and the incentive advantages inherent in stock ownership in our company. The Plan may be administered by either our board of directors or by a committee established by our board of directors. The material provisions of the Plan are as follows:

  •
  Eligible participants under the Plan include our employees, officers, directors and consultants and those of any company that may in the future become a subsidiary. The Plan provides for the grant of incentive stock options and non-qualified stock options.

  •
  A maximum of 5,379,000 shares of common stock (representing approximately 20% of the issued and outstanding common stock as of June 30, 2008 prior to giving effect to the offering), are available for issuance under the Plan;

  •
  As of June 30, 2008, options for the purchase of a total of 3,560,000 shares of common stock (representing approximately 13% of the issued and outstanding common stock as of the date hereof prior to giving effect to the offering) have been granted and are outstanding and options for the purchase of 1,819,000 additional shares of common stock (representing approximately 7% of the issued and outstanding common stock as of the date hereof prior to giving effect to the offering) are available for grant under the Plan;

  •
  Options for the purchase of no more than 5% of the issued and outstanding common stock, determined at the date that an option is granted, may be granted in the aggregate to any one individual in any twelve month period. There are additional limits on the grant of options to certain categories of eligible participants under the Plan;

  •
  Unless disinterested shareholder approval of the Plan is obtained as (which approval we plan to seek at the first meeting of shareholders to be held after the date hereof), the number of shares of common stock reserved for issuance under options granted to insiders shall not exceed 10% of the issued and outstanding common stock and we cannot grant to insiders, within a twelve month period, options for the purchase of common stock exceeding 10% of the issued and outstanding common stock;

  •
  The exercise price of common stock reserved for issuance pursuant to options granted is determined by our board of directors, but in no event shall such price be less than the fair market value of our common stock on the date of grant;

  •
  Options vest at such times as our board of directors determine, provided that options shall vest no earlier than 25% on the date of grant, 25% on that date which is six months from the date of grant, 25% on that date which is twelve months from the date of grant and 25% on that date which is eighteen months from the date of grant;

  •
  Options must have a maximum term, and expire, five years from the date of grant;

  •
  The Plan provides that if any optionee who is a service provider shall cease to be a service provider for any reason, the optionee may, but only within a period of ninety days following such cessation, but in no event after expiry of the optionee's options, exercise the options. In the event of the death of an optionee, the options shall be exercisable for a period of one year from the date of death, but in no event after expiry of the optionee's options;

  •
  Options are non-assignable other than by will or the laws of descent and distribution;

  •
  Shares issued upon the exercise of options under the Plan are "restricted securities" as defined under the United States Securities Act of 1933, as amended, unless a registration statement covering such shares is effective. Restricted shares cannot be freely sold and must be sold pursuant to an exemption from registration (such as Rule 144) which exemptions typically impose conditions on the sale of the shares;

  •
  The Plan may be amended and any such amendments will be subject to stock exchange rules and regulations should we become listed on a stock exchange; and

  •
  The Plan provides that in the event of a corporate change such as a merger or sale of all or substantially all of our assets, our board of directors shall have the authority to take such actions as it deems advisable, including, without limitation, the right to permit the exercise of unvested options.

        Tax Consequences of Non-qualified options.    Non-qualified options granted under the Plan do not generally give rise to taxable income to the recipient or any tax consequence to us, since the Plan requires that the options be issued at a price not less than the fair market value of the common stock on the date of grant. However, when an option is exercised, the holder is subject to tax on the difference between the exercise price of the option and the fair market value of the stock on the date of exercise. We receive a corresponding deduction for income tax purposes.

        Tax Consequences of Incentive Options.    When an incentive option is granted under the Plan, there are no income tax consequences for the participant or us. When an incentive option is exercised, the participant does not recognize income and we do not receive a deduction. The participant, however, must treat the excess of the fair market value of our common stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the participant makes a "disqualifying disposition" of the common stock (described below) in the same taxable year the incentive option was exercised, there are no alternative minimum tax consequences.

        If the participant disposes of our common stock after the participant has held it for at least two years after the incentive option was granted and at least one year after the incentive option was exercised, the amount the participant receives upon the disposition over the exercise price is treated as capital gain. We are not entitled to a deduction for this amount. If the participant makes a "disqualifying disposition" of common stock by disposing of common stock before it has been held for at least two years after the date the incentive option was granted and at least one year after the date the incentive option was exercised, the participant recognizes compensation income equal to the excess of:

  •
  the fair market value of common stock on the date the incentive option was exercised or, if less, the amount received on the disposition, over

  •
  the exercise price.

        We are not required to withhold income or other taxes in connection with a "disqualifying disposition." We are generally entitled to a deduction equal to the compensation recognized by the participant, assuming that the compensation satisfies the ordinary, necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by Section 162(m) of the Code.

        Code Section 409A.    Section 409A of the Code provides that all amounts deferred under a non-qualified deferred compensation plan are currently includible in gross income to the extent they are not subject to a substantial risk of forfeiture and have not been taxed previously unless the plan satisfies both the plan document and operational requirements specified in Section 409A of the Code. If the deferred compensation plan fails to satisfy the requirements of Section 409A, all amounts deferred for the year of the failure and all preceding years (to the extent they are not subject to a substantial risk of forfeiture) are included in the gross income of the participant(s) affected by the failure. The amount included in gross income is also subject to an additional tax equal to 20% of that amount and to interest. Incentive options are not subject to Section 409A. We have structured the Plan and expect to administer the Plan with the intention that non-qualified options will qualify for an exemption from Section 409A of the Code.

        Code Section 162(m).    Under Section 162(m) of the Code, we may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our chief executive officer or any one of the four highest paid executive officers who were employed by us on the last day of the taxable year. However, certain "performance-based compensation," the material terms of which are disclosed to and approved by our stockholders, is not subject to this limitation on deductibility. We have structured the Plan with the intention that compensation resulting from options granted under the plan would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code.

        The foregoing is intended as a summary of the U.S. income tax consequences to an individual recipient of an option or stock grant, and should not be construed as tax advice. Holders of stock options or common stock should consult their own tax advisors.

        The following table sets out, as at the date hereof, the holdings of outstanding options by our officers, directors who are not officers and consultants.

Category of Optionee	Date of Grant by the Company	Common Stock under Options Granted(1)	Exercise Price
Our officers (two individuals in total)	December 7, 2007	1,100,000	Cdn$	0.25
Our directors who are not also officers (two individuals in total)	December 7, 2007	1,500,000	Cdn$	0.25
Our consultants (eleven individuals in total)	December 7, 2007	960,000	Cdn$	0.25

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)			Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,560,000	Cdn$	0.25	(1)	1,819,000
Equity compensation plans not approved by security holders	—		—		—

Total	3,560,000				1,819,000

(1)
The option exercise price set forth in the option grant is denominated in Canadian dollars rather than United States dollars. The option exercise price is Cdn$0.25.

Indemnification and Limitation on Liability of Directors

        Our Articles of Incorporation and Bylaws provide that we must indemnify, to the fullest extent permitted by Colorado law, any of our directors, officers, employees or agents made or threatened to be made a party to a proceeding, by reason of the person serving or having served in a capacity as such, against judgements, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain standards are met. At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

        The Colorado Business Corporation Act allows indemnification of directors, officers, employees and agents of a company against liabilities incurred in any proceeding in which an individual is made a party because he was a director, officer, employee or agent of the company if such person conducted himself in good faith and reasonably believed his actions were in, or not opposed to, the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A person must be found to be entitled to indemnification under this statutory standard by procedures designed to assure that disinterested members of the board of directors have approved indemnification or that, absent the ability to obtain sufficient numbers of disinterested directors, independent counsel or shareholders have approved the indemnification based on a finding that the person has met the standard. Indemnification is limited to reasonable expenses.

        Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by the Act. Specifically, our directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for:

  •
  any breach of the duty of loyalty to us or our stockholders,

  •
  acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law,

  •
  dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions,

  •
  violations of certain laws, or

  •
  any transaction from which the director derives an improper personal benefit. Liability under federal securities law is not limited by the Articles.

CERTAIN RELATED PARTY TRANSACTIONS

        Initial Capitalization.    On August 8, 2007, David Q. Tognoni, a director and officer, subscribed for 1,000,000 shares of common stock and Edward Godin, a director, subscribed for 1,000,000 shares of common stock. The shares, commonly called "founders' shares", were issued for a price of $0.0001 per share for a total of $300.

        GWE Transaction.    On October 1, 2007, we acquired a 100% interest in the Acquired Property (which, together with 690 additional lode claims staked by us as of    •    , 2008, is referred to in this prospectus as the New Mexico Beryllium Project) and related technical data and assets, in exchange for the issuance by us of 10 million shares of common stock and a 20% net profit royalty interest in the Acquired Property and a three mile area of interest from the outside boundary of each lease and claim comprising the Acquired Property (which the New Mexico Beryllium Project falls within). Of that payment, 9.4 million shares of our common stock and approximately 16% of the net profit royalty interest were issued to GWE, 600,000 shares of common stock were issued to former owners of a minority interest in the Acquired Property and approximately 4% of the net profit royalty interest were issued to those former holders and a third person at the direction of GWE. The net profit royalty interest provides for the payment of royalties based on net revenue from any production from the Acquired Property and the three mile area of interest. The 20% net profits royalty interest is calculated and payable on a quarterly basis. Our president and chief executive officer is the general manager and holder of 29.4% of the outstanding membership interests of GWE. Mr. Tognoni has been granted a 1% gross profits royalty interest in the Acquired Property and a three mile area of interest from the outside boundary of each lease and claim comprising the Acquired Property. Gross profits under the his employment agreement dated as of December 1, 2007 are determined by subtracting marketing costs, distribution costs, taxes and royalty payments (excluding the 20% net profit royalty interest granted to GWE and others) from revenue generated from our ownership interest in the Acquired Property. The 1% gross profits royalty interest is calculated and payable to the officer on a quarterly basis.

        Robert Lufkin, a member of our board of directors, is the manager and, together with his family members, hold or control approximately 26% of the outstanding membership interests of South West and hold or control 100% of the outstanding membership interests of Bethany. Mr. Tognoni holds a membership interest in South West of less than 1%.

        Seed Capital Financing.    In November 2007, we completed a seed capital financing of our common stock. As part of the seed capital financing, Ekwan-X, Inc., a Wyoming corporation purchased 500,000 shares of our common stock for Cdn$0.20 per share on the same terms and conditions as all other investors participating in the financing. Edward Godin, a member of our board of directors, is the chief executive officer and sole director of Ekwan-X, Inc. and indirectly holds shares in Ekwan-X, Inc. Also as part of the seed capital financing, a company controlled by Carmelo Marrelli, our chief financial officer, purchased 25,000 shares of our common stock for Cdn$0.20 per share on the same terms and conditions as all other investors participating in the financing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        As of June 30, 2008 there are a total of 27,195,000 shares of our common stock outstanding, our only class of voting securities currently outstanding. The following table describes the ownership of our voting securities by: (i) each of our officers and directors; (ii) all of our officers and directors as a group; and (iii) each shareholder known to us to own beneficially more than 5% of our common stock. Unless otherwise indicated, the address of each of the individuals is c/o BE Resources Inc., 107 Hackney Circle, Box 684, Elephant Butte, New Mexico, 87935. All ownership is direct, unless otherwise stated.

        In calculating the percentage ownership for each shareholder, we assumed that any options owned by an individual exercisable within 60 days are exercised, but not the options owned by any other individual.

	Common Stock Beneficially Owned Before Offering			Common Stock Beneficially Owned After Offering
Name and Address of Beneficial Owner
	Number		%	Number		%
David Q. Tognoni(1)	1,400,000	(4)(5)	5.07	1,400,000	(4)(5)	•

Edward Godin(2)	1,500,000	(6)	5.44	1,500,000	(6)	•

Robert Lufkin(2)	450,000	(7)	1.63	450,000	(7)	•

Carmelo Marrelli(3)	175,000	(8)	0.63	175,000	(8)	•

GWE 2008 Meander Road Windsor, CO 80550	9,400,000		34.57	9,400,000	(9)	•

Pinetree Resource Partnership The Exchange Tower 130 King Street West, Suite 2500 Toronto, Ontario M5X 1A9	1,500,000		5.52	1,500,000		•

All officers and directors as a group (four individuals)	3,525,000	(4)(5)(6)(7)(8)	12.36	3,525,000	(4)(5)(6)(7)(8)	•

(1)
Officer and director.

(2)
Director only.

(3)
Officer only.

(4)
Includes options to purchase 400,000 shares which are currently exercisable.

(5)
For US securities law purposes, Mr. Tognoni is also deemed to beneficially own the 9.4 million shares owned by GWE, as he shares the voting power over those shares as a manager of GWE and shares the investment power over those shares as a member of GWE. Mr. Tognoni holds a 29.4% interest in GWE.

(6)
Includes options to purchase 500,000 shares, which are the currently exercisable portion of total options held, but does not include the shares of Ekwan-X, Inc. of which Mr. Godin is the chief executive officer and sole director and an indirect shareholder.

(7)
Includes options to purchase 250,000 shares, which are the currently exercisable portion of total options held and the 200,000 shares of common stock owned by Bethany Resources, LLC but not the 400,000 shares of common stock owned by South West Exploration, LLC. Robert Lufkin, together with his family members, holds approximately 26% of the outstanding membership interests of South West and 100% of the outstanding membership interests of Bethany.

(8)
Includes options to purchase 150,000 shares, which are the currently exercisable portion of total options held.

(9)
The percentage ownership on a fully-diluted basis is as follows:    •    .

Changes in Control

        We know of no arrangement or events, including the pledge by any person of our securities, which may result in a change in control.

PLAN OF DISTRIBUTION

        We have entered into an underwriting agreement dated    •    , 2008 with the Underwriter. Under this agreement and subject to its terms and conditions, we have agreed to sell and the Underwriter has agreed to purchase on the closing date, being    •    , 2008 or any later date as may be agreed upon by the parties,    •    shares of common stock at a price of Cdn$    •    per share, payable in cash against delivery of certificates representing the common stock. The common stock is being offered to the public in the provinces of British Columbia, Alberta and Ontario. At our request, the Underwriter has reserved up to Cdn$300,000 in shares priced at the initial public offering price for sale and distribution in the United States by us. The number of shares available for sale to the general public will be reduced to the extent these reserved shares are purchased. Any reserved shares that are not purchased by these persons will be offered by the Underwriter to the general public on the same basis as the other shares in this offering. The offering price of the common stock was determined by negotiation between us and the Underwriter.

        Under the terms of the underwriting agreement, the Underwriter will receive a corporate finance fee in the amount of Cdn$150,000 as well as a cash commission equal to 8% of the gross proceeds of this offering in consideration for their services in connection with this offering. We have also agreed to reimburse the Underwriter for all reasonable expenses of the offering, including reasonable legal fees and disbursements (to a maximum of Cdn$100,000, before taxes, subject to increase only with the written consent of the Company) and the reasonable disbursements of the Underwriter. We have also agreed to grant the Underwriter compensation warrants which entitle the Underwriter to subscribe for at the offering price up to that number of shares of common stock equal to 10% of the number of shares of common stock issued pursuant to this offering exercisable for a period of two years following the closing of this offering. This prospectus qualifies the distribution of the compensation warrants. The Underwriter will have the right to exercise the compensation warrants on a cashless basis.

        The obligations of the Underwriter under the underwriting agreement may be terminated at the discretion of the Underwriter on the basis of the Underwriter's assessment of the state of the financial markets and may also be terminated upon the occurrence of certain stated events. The Underwriter is, however, obligated to take up and pay for all shares of common stock that the Underwriter has agreed to purchase if any of the shares of common stock are purchased under the underwriting agreement other than pursuant to the over-allotment option discussed below.

        Subscriptions will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice.

        We have granted the Underwriter an over-allotment option, exercisable for a period of 60 days from the date of the closing of this offering, to purchase at the offering price up to that number of additional shares of common stock equal to 15% of the number of shares of common stock issued pursuant to this offering to cover over-allotments, if any, made by the Underwriter in connection with this offering and for market stabilization purposes. This prospectus qualifies the distribution of the over-allotment option and the distribution of the common stock issuable upon exercise of the over-allotment option. The Underwriter will receive a fee of Cdn$    •    per additional share of common stock purchased pursuant to the exercise of the over-allotment option. If the over-allotment option is exercised in full, the additional gross proceeds to us will be Cdn$    •    .

        The Company has agreed that, subject to certain exceptions, it will not issue or announce any intention to issue any equity or equity-like securities for a period of 120 days after the closing date of the offering without the consent of the Underwriter, which consent may not be unreasonably withheld.

        As at the date of this prospectus, we do not have any of our securities listed or quoted, have not applied to list or quote any of our securities and do not intend to list or quote any of our securities on the Toronto Stock Exchange, a U.S. marketplace or a marketplace outside Canada and the United

States of America except that we have made application for listing of our common stock on the TSXV and intend to identify a broker-dealer after the date of this prospectus to make an application for quotation of our common stock on the OTC Bulletin Board. Such listing or quotation will be subject to our fulfillment of all requirements of the TSXV and OTC Bulletin Board.

        We have filed a Registration Statement on Form S-1 with the SEC under the United States Securities Act of 1933, as amended, with respect to the securities offered under this prospectus.

        Pursuant to the rules of the Ontario Securities Commission and the Universal Market Integrity Rules for Canadian Marketplaces of Market Regulation Services Inc., the Underwriter may not, throughout the period of distribution, bid for or purchase our shares of common stock except in accordance with certain permitted transactions, including market stabilization and passive market-making activities. In connection with the sale of the shares of our common stock, the Underwriter may over-allot or effect transactions which stabilize or maintain the market price of our shares of common stock at levels other than those which might otherwise prevail in the open market. Such transactions may have the effect of preventing or mitigating a decline in the market price of our shares of common stock. Such transactions, if commenced, may be discontinued at any time. A purchaser who acquires shares of common stock forming part of the Underwriter's over-allocation position acquires those shares under this prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the Underwriter's over-allotment option or secondary market purchases.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital consists of 250,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value. As of June 30, 2008, we had 27,195,000 shares of common stock issued and outstanding, and no shares of preferred stock outstanding.

        The following discussion summarizes the rights and privileges of our capital stock. This summary is not complete, and you should refer to our Articles of Incorporation, as amended, which have been filed as an exhibit to the Registration Statement of which this prospectus forms a part and which Articles of Incorporation are available on SEDAR at www.sedar.com.

Common Stock

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to stockholders, including the election of directors. Cumulative voting for directors is not permitted. Except as provided by special agreement, the holders of common stock are not entitled to any preemptive rights and the shares are not redeemable or convertible. All outstanding common stock is, and all common stock offered hereby will be, when issued and paid for, fully paid and non-assessable. The number of authorized shares of common stock may be increased or decreased (but not below the number of shares then outstanding or otherwise reserved under obligations for issuance by us) by the affirmative vote of a majority of shares cast at a meeting of our stockholders at which a quorum is present.

        Our Articles of Incorporation do not contain any provision that would delay, defer or prevent a change in control of our company. However, as a matter of Colorado law, certain significant transactions such as a merger, share exchange or sale of substantially all of our assets would require the affirmative vote of a majority of the shares eligible to vote at a meeting of stockholders, which requirement could result in delays to or greater cost associated with a change in control of the Company.

        The holders of our common stock are entitled to dividends if, as and when declared by our board of directors from legally available funds, subject to the preferential rights of the holders of any outstanding preferred stock. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and prior to distribution rights, if any, of any series of outstanding preferred stock.

Preferred Stock

        Our Articles of Incorporation vest our board of directors with authority to divide the preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Colorado and our Articles of Incorporation in respect to, among other things, (i) the number of shares to constitute such series and the distinctive designations thereof; (ii) the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue; (iii) whether preferred stock may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (iv) the liquidation preferences payable on preferred stock in the event of involuntary or voluntary liquidation; (v) sinking fund or other provisions, if any, for redemption or purchase of preferred stock; (vi) the terms and conditions by which preferred stock may be converted, if the preferred stock of any series are issued with the privilege of conversion; and (vii) voting rights, if any. As of the date of this prospectus, we have not designated or authorized any preferred stock for issuance.

Transfer Agent and Registrar

        We expect to retain as registrar and transfer agent Registrar and Transfer Company at 10 Commerce Dr., Cranford, New Jersey 07016-3572, USA and Equity Transfer & Trust Company at 200 University Avenue, Suite 400, Toronto, Ontario, Canada M5H 4H1.

Auditors

        Our auditors are McGovern, Hurley, Cunningham LLP whose address is 2005 Sheppard Avenue East, Suite 300, Toronto, Ontario M2J 5B4.

Reports to Shareholders

        Following the date of this prospectus, we will be required to file periodic reports with the SEC and with Canadian securities regulatory authorities, including quarterly and annual reports containing financial information about our company. In the future, we may register our common stock with the SEC under the United States Securities Exchange Act of 1934, as amended. At that time, we would be required to deliver an annual report to our stockholders in conjunction with each annual meeting of stockholders. Copies of the reports that we file with the SEC can be viewed on the SEC website. (See "Where You Can Find More Information"). We may also deliver quarterly or other periodic information to our stockholders.

SHARES ELIGIBLE FOR FUTURE SALE

        Sales of substantial amounts of common stock (including shares issued upon the exercise of outstanding options) in the public market after this offering could cause the market price of our common stock to decline. Those sales also might make it more difficult for us to sell equity-related securities in the future or reduce the price at which we could sell any equity-related securities.

        All of the shares sold in this offering will be freely tradable in the United States without restriction under the United States Securities Act of 1933, as amended, unless those shares are held by "affiliates", as that term is defined in Rule 144 under the United States Securities Act of 1933, as amended. All of our common stock outstanding prior to the date of this prospectus will be eligible for sale beginning 90 days from the date of the prospectus. The sale of any of those shares held by affiliates will be subject to volume limitations as set forth in the succeeding subsection.

Rule 144

        In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not an affiliate of our Company holding restricted securities who beneficially owns shares that were not acquired from us or an affiliate of our company within the previous six months would be entitled to sell those shares free of any restrictions. An affiliate of our company would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

  •
  1% of the then outstanding shares of our common stock, or

  •
  the average weekly trading volume of our common stock during the four calendar weeks preceding the date of proposed sale.

        Sales by affiliates under Rule 144 are also subject to requirements relating to manner of sale and filing of notice with the SEC.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
FOR NON-U.S. HOLDERS

        NOTICE PURSUANT TO IRS CIRCULAR 230: NOTHING CONTAINED IN THIS SUMMARY CONCERNING ANY U.S. FEDERAL TAX ISSUE IS INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED, BY A NON-U.S. HOLDER (AS DEFINED BELOW), FOR THE PURPOSE OF AVOIDING U.S. FEDERAL TAX PENALTIES UNDER THE CODE (AS DEFINED BELOW). THIS SUMMARY WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED BY THIS SUMMARY. EACH NON-U.S. HOLDER SHOULD SEEK U.S. FEDERAL TAX ADVICE, BASED ON SUCH NON-U.S. HOLDER'S PARTICULAR CIRCUMSTANCES, FROM AN INDEPENDENT TAX ADVISOR.

        In the opinion of Dufford & Brown P.C., counsel to the Company, the following is a discussion of certain anticipated material U.S. federal income tax consequences of the purchase, ownership, and disposition of the common stock. This summary applies to a holder if the holder is a Non-U.S. Holder (as defined below). This summary deals only with common stock held as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code.

        This summary of certain anticipated material U.S. federal income tax consequences arising from and relating to the purchase, ownership and disposition of the common stock is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a Non-U.S. Holder. In addition, this summary does not take into account the individual facts and circumstances of any particular Non-U.S. Holder that may affect the U.S. federal income tax consequences to such Non-U.S. Holder relating to the purchase, ownership and disposition of the common stock. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any Non-U.S. Holder. Moreover, state, local and foreign tax considerations are not addressed in this summary. Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal, U.S. state and local and foreign tax and U.S. estate tax consequences relating to the purchase, ownership and disposition of the common stock. Moreover, this summary is not binding on the Internal Revenue Service which we refer to the IRS or the U.S. courts, and no assurance can be provided that the statements made in this summary will not be challenged by the IRS or will be sustained by a U.S. court if so challenged.

        Additionally, this summary does not address specific tax consequences that may be relevant to a holder if the holder is a holder subject to some special tax treatment, such as:

  •
  a dealer in securities or currencies;

  •
  a trader that elects to use a mark-to-market method of accounting;

  •
  a person that owns common stock as part of a "straddle", "hedge", or "conversion transaction"

  •
  a bank or other financial institution;

  •
  an insurance company;

  •
  a tax-exempt organization;

  •
  a U.S. expatriate or former long-term resident of the U.S.; or

  •
  a person liable for the alternative minimum tax.

        This summary is based upon the provisions of the Code and U.S. Treasury regulations, rulings and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect.

        For purposes of this summary, a holder is a Non-U.S. Holder if the holder is a beneficial owner of common stock other than: (i) a citizen or resident of the United States, as determined for U.S. federal income tax purposes; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) if it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        If a partnership holds the common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If the holder is a partner of a partnership holding the common stock, the holder should consult its own tax advisor regarding the U.S. federal income tax consequences to it of the purchase, ownership, and disposition of the common stock.

Dividends

        In general, if distributions were made with respect to the common stock, such distributions would be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code and be subject to withholding as discussed in the following paragraph. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the Non-U.S. Holder's basis in the common stock and, to the extent such portion exceeds the Non-U.S. Holder's basis, the excess will be treated as gain from the disposition of the common stock, the tax treatment of which is discussed below under "Sale or Other Disposition". In addition, if we are a U.S. real property holding corporation which we refer to as USRPHC and any distribution exceeds our current and accumulated earnings and profits, we will need to choose to satisfy our withholding requirements by treating the entire distribution as a dividend, subject to the withholding rules in the following paragraphs (and withholding at a minimum rate of 10%), or by treating only the amount of the distribution equal to its reasonable estimate of our current and accumulated earnings and profits as a dividend, with the excess portion of the distribution subject to withholding as if such excess were the result of a sale of shares in a USRPHC (discussed below under "Sale or Other Disposition").

        Generally, dividends paid to a Non-U.S. Holder will be subject to U.S. withholding tax at a 30% rate, subject to the two following exceptions:

  •
  Dividends effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States or, if a tax treaty applies, dividends effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and attributable to a U.S. permanent establishment (or a fixed base in the case of an individual) maintained by the Non-U.S. Holder generally will not be subject to withholding if the Non-U.S. Holder complies with applicable certification requirements of the IRS and generally will be subject to U.S. federal income tax on a net income basis at regular graduated rates. In the case of a Non-U.S. Holder that is a corporation, such effectively connected dividends also may be subject to the branch profits tax at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty).

  •
  The withholding tax might not apply, or might apply at a reduced rate, under the terms of an applicable tax treaty. Under applicable Treasury Regulations, to obtain a reduced rate of withholding under a tax treaty, a Non-U.S. Holder generally will be required to satisfy applicable certification and other requirements prescribed by such Treasury Regulations. A Non-U.S.

    Holder of the common stock eligible for a reduced rate of U.S. withholding tax may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

        If the holder is eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty, the holder may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale or Other Disposition

        Any gain that a holder realizes upon the sale or other disposition of the common stock generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with the holder's conduct of a trade or business in the United States, and, if an income tax treaty applies, is attributable to the holder's U.S. permanent establishment;

  •
  the holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

  •
  we are or have been a USRPHC for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period during which the holder has held the common stock.

        If the holder is a Non-U.S. Holder whose gain is described in the first bullet point above, the holder will be subject to U.S. federal income tax on the gain derived from the sale, net of certain deductions, at the rates applicable to U.S. persons, within the meaning of the Code. If the holder is a corporate Non-U.S. Holder whose gain is described in the first bullet point above, the holder may also be subject to the branch profits tax described above at a 30% rate or a lower rate provided by an applicable income tax treaty. If the holder is an individual Non-US Holder described in the second bullet point above, the holder will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S.- source capital losses, even though the holder is not considered to be a resident of the United States.

        We believe that we are likely, and we anticipate that we will continue to be, USRPHC. Any gain that the holder realizes upon the sale or other disposition of the common stock will be subject to U.S. federal income tax at the rates applicable to U.S. persons, within the meaning of the Code, and if the holder is a corporate Non-U.S. Holder, the holder may be subject to the branch profits tax as described above. An exception will apply if (i) the holder did not directly or indirectly own more than 5% of the common stock at any time during the shorter of the five-year period ending on the date of disposition or the period during which the holder has held the common stock and (ii) the common stock was regularly traded on an established securities market. For purposes of this exception, an established securities market includes (i) a foreign national securities exchange which is officially recognized, sanctioned, or supervised by a governmental authority or (ii) any over-the-counter market. Generally, an over-the-counter market is any market reflected by the existence of an interdealer quotation system. An interdealer quotation system is any system of general circulation to brokers and dealers which regularly disseminates quotations of stocks and securities by identified brokers or dealers. The common stock is not currently traded on an established securities market and we can provide no assurances that we will become traded on an established securities market in the future. Although the IRS has not issued specific guidance, we believe that the OTC Bulletin Board and TSX-V qualifies as an established securities market. Each Non-U.S. Holder should consult its own tax advisor as to whether this exception is available with respect to the common stock.

Information Reporting and Backup Withholding

        We must report annually to the IRS and to the holder the amount of dividends, if any, paid to the holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the holder resides under the provisions of an applicable income tax treaty. The holder will be subject to backup withholding on dividends paid to the holder unless the holder satisfies applicable certification requirements.

        Information reporting and, depending on the circumstances, backup withholding, will apply to the proceeds of a sale of the common stock within the United States or conducted through U.S.-related financial intermediaries unless the holder certifies under penalties of perjury that the holder is a Non-US Holder (and the payor does not have actual knowledge or reason to know that the holder is a U.S. person) or the holder otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder's U.S. federal income tax, provided that the holder furnishes the required information to the IRS in a timely manner.

Note to Canadian Shareholders

        A holder of common stock who resides in Canada will have Canadian tax consequences as outlined below under the heading "Certain Canadian Federal Income Tax Considerations".

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

        In the opinion of Fraser Milner Casgrain LLP counsel to the Company, and Miller Thomson LLP counsel to the Underwriter, the following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable to a holder of common stock who, at all material times for the purposes of the Income Tax Act (Canada), which we refer to as the Tax Act.

  •
  is or is deemed to be a resident of Canada,

  •
  deals at arm's length with us,

  •
  is not affiliated with us,

  •
  an interest in which would not be a "tax shelter investment" under the Tax Act,

  •
  is not a "financial institution" or other taxpayer to which the "mark to market" rules in the Tax Act apply,

  •
  holds all common stock solely as capital property, and

  •
  does not determine its "Canadian tax results" in a "functional currency," each as defined in the Tax Act,

and for whom we are not at any material time a "foreign affiliate" for the purposes of the Tax Act.

        A share of common stock will generally be considered capital property of a holder unless the holder holds the common stock in the course of carrying on a business of buying and selling common stock, or acquired the common stock in a transaction or transactions considered to be an adventure in the nature of trade.

        This summary is of a general nature only and is not exhaustive of all Canadian federal income tax considerations that may be relevant to a particular holder. It is not, and should not be construed as, legal or tax advice to any particular holder. Consequently each holder is urged to consult the holder's own tax advisers with respect to the legal and tax consequences applicable to the holder's circumstances.

        This summary is based on the current provisions of the Tax Act and regulations thereunder in force as at the date hereof, all specific proposals to amend the Tax Act and regulations thereunder (the "Proposed Amendments"), publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, and counsel's understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency. This summary assumes that the Proposed Amendments will be enacted as currently proposed, and that there will be no other material change to any relevant law or administrative practice, although no assurance can be given in these respects. Except as otherwise indicated, this summary does not take into account or anticipate any change in any applicable law, and does not take into account any provincial, territorial or foreign tax law nor any income or other tax treaty, any of which may give rise to considerations that differ significantly from the Canadian federal income tax considerations discussed herein.

Currency

        Except as discussed below, for the purposes of the Tax Act, each amount relating to a share, including dividends, adjusted cost bases and proceeds of disposition, must be expressed in Canadian dollars. Any relevant amount denominated in U.S. dollars generally must be converted into Canadian dollars based on the prevailing U.S. dollar exchange rate at the relevant time. Holders may therefore realize additional income, gains or losses by virtue of changes in foreign currency exchange rates.

Disposition of Shares

        A holder who disposes or is deemed to dispose of a share of common stock generally will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition of the common stock, less reasonable costs of disposition, exceed (or are less than) the adjusted cost base of such share to the holder. The holder must include one half of any capital gain (taxable capital gain) realized by a holder in income, and may deduct one half of any capital loss (allowable capital loss) against taxable capital gains realized by a holder in the same year subject to the detailed rules in the Tax Act limiting the deduction of capital losses . The holder may deduct any excess of allowable capital losses against any net taxable capital gains realized in any of the three preceding taxation years or any subsequent taxation year, to the extent and under the circumstances permitted in the Tax Act. A holder resident in Canada who realizes a capital gain on the disposition of the common stock and pays United States tax as a result of the disposition may be eligible to claim a foreign tax credit or deduction under the Tax Act in respect of the United States tax payable to the extent and under the circumstances described in the Tax Act.

        A holder that is a "Canadian-controlled private corporation" for the purposes of the Tax Act may be liable to pay an additional refundable tax of 6 2/3% on its "aggregate investment income" for the year, which will include any net taxable capital gains.

        Capital gains realized by a holder who is an individual (including most trusts) may be subject to alternative minimum tax.

Dividends on Shares

        A holder will be required to include in income the gross amount of any dividend, including amounts deducted for any United States or other foreign withholding tax that may be levied on the dividend, that the holder receives, or is deemed to receive, on a share of common stock. The holder, if an individual (including a trust), will not be entitled to the gross-up and dividend tax credit rules normally applicable to dividends received by individuals from taxable Canadian corporations. If the holder is a corporation, the holder will not be entitled to deduct the amount of the dividend in computing its taxable income.

        The holder will, subject to the detailed rules in the Tax Act governing foreign tax credits and deductions in respect of foreign taxes, generally be entitled to claim a foreign tax credit against federal Canadian income tax, or a deduction in computing income, or both a foreign tax credit and a deduction, in respect of any United States or other foreign withholding tax levied on any such dividend. Holders are advised to consult their own tax advisers with respect to the availability of a foreign tax credit or deduction in respect of any dividend received or deemed to be received on a share of common stock.

        A holder that is a "Canadian-controlled private corporation" for the purposes of the Tax Act may be liable to pay an additional refundable tax of 6 2/3% on its "aggregate investment income" for the year, which will include dividends on the common stock.

Foreign Property Information Reporting

        The Tax Act imposes information reporting requirements on most Canadian residents who hold "specified foreign property" having an aggregate cost amount of Cdn$100,000 at any time in a taxation year or fiscal period. The common stock will be specified foreign property for these purposes. Each holder should consult the holder's own tax advisers to determine whether the holder is or may be subject to these reporting requirements.

Foreign Investment Entity Status

        Bill C-10, which received second reading in the Canadian Senate on December 4, 2007, contains proposed legislation relating to the income tax treatment of investments by Canadian residents in non-resident entities that constitute "foreign investment entities" (which are referred to in this prospectus as FIEs). These measures (which are referred to in this prospectus as FIE Proposals) are to be applicable to taxation years commencing after 2006. However, there can be no assurances that this Bill will be enacted in the form set out in Bill C-10 or at all. Under the FIE Proposals, where a resident holds shares, other than shares that are an "exempt interest," in a corporation that is a FIE at the corporation's taxation year-end (as each of such terms is defined in the FIE Proposals), the resident generally will be required to include in computing income for the resident's taxation year that includes such year-end an amount in respect of such shares computed in one of three ways:

  (a)
  an imputed return calculated as a prescribed percentage of the holder's "designated cost" of such shares;

  (b)
  in certain circumstances, the annual accrued increase or decrease in the fair market value of the holder's interest; or

  (c)
  in certain other limited circumstances, a proportionate share of the foreign investment entity's income or loss for the year calculated using Canadian tax rules.

        We will not be a FIE at the end of our taxation year if, at that time, the "carrying value" of all of our "investment property" does not exceed one-half of the "carrying value" of all of our property or if, throughout that taxation year, our principal undertaking is not an "investment business" (as all such terms are defined in the FIE Proposals).

        While we do not anticipate that we will be a FIE, the determination of whether we are a FIE must be made on an annual basis at the end of each of our taxation years and no assurances can be given that we will not constitute a FIE at the end of a particular taxation year.

        Even if we are a FIE for purposes of the FIE Proposals at the end of a taxation year, if the common stock qualifies as "exempt interests" for a particular holder at that time, the FIE Proposals will not apply to such holder. Under the FIE Proposals, the common stock will be an "exempt interest" to a particular holder at the end of a particular taxation year if:

  (a)
  it is reasonable to conclude that the holder has no "tax avoidance motive" in respect of the common stock at that time;

  (b)
  throughout that part of the particular taxation year during which the common stock was held, we exist under and are governed by the laws of the State of Colorado and are resident in the U.S. for the purposes of the Canada-U.S. Income Tax Convention (1980); and

  (c)
  throughout such period the common stock is an "arm's length interest" of the holder.

        The common stock will be an "arm's length interest" of a holder for purposes of the FIE Proposals at a particular time provided (i) it is reasonable to conclude that there are at least 150 persons holding shares of the common stock having a total value of at least Cdn$500, (ii) it is reasonable to conclude that the common stock can normally be acquired and sold by members of the public in the open market, and (iii) the aggregate fair market value of the common stock held by the holder, together with persons with whom the holder does not deal at arm's length, does not exceed 10% of the fair market value of all of the common stock held by any individual or entity at that time. Whether a holder has a "tax avoidance motive" for purposes of the FIE Proposals will depend upon the holder's particular circumstances. A holder should consult the holder's own tax advisors regarding the potential application of the FIE Proposals to the holder's common stock.

EXPERTS

        The following is a list of persons or companies named as having prepared or certified a statement, report or opinion, whose profession or business gives authority to the statement, report or opinion made by the person or company.

  (i)
  Fred Brown, CPG, Pr. Sci. Nat., and Tracy Armstrong, P.Geo., of P&E Mining Consultants Inc. are the qualified persons who co-authored the Technical Report on the Warm Springs beryllium property Socorro County, New Mexico, USA dated May 4, 2008, which is publicly filed at www.sedar.com;

  (ii)
  McGovern, Hurley, Cunningham LLP, chartered accountants, prepared the audit report on our financial statements for the periods ended December 31, 2007 included in this prospectus;

  (iii)
  Fraser Milner Casgrain LLP, on our behalf, and Miller Thomson LLP, on behalf of the Underwriter, provided the opinions under the headings "Eligibility for Investment" and "Certain Canadian Income Tax Matters"; and

  (iv)
  Dufford & Brown P.C., on our behalf, provided the opinions under the heading "Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders".

This prospectus contains a summary of possible United States and Canadian federal tax considerations applicable to an investment in the shares of common stock. The income and other tax consequences of acquiring, holding or disposing of the shares of common stock will vary depending on the holder's particular circumstances including the jurisdiction in which the holder resides or carries on business. Accordingly, these summaries are of a general nature only and are not intended to be legal or tax advice to any holder. Holders should consult their own tax advisors for advice with respect to the income tax consequences of an investment in the shares of common stock, based on their particular circumstances.

        To our knowledge, none of these entities or individuals hold directly or indirectly more than 1% of the issued and outstanding shares of common stock.

        Based on the information provided by the relevant persons, and except as otherwise disclosed in this prospectus, none of the persons or companies referred to above has received or will receive any direct or indirect interest in the any of our property or the property of any of our associates or affiliates or have any beneficial ownership, direct or indirect, of any our securities or of any of our associates or affiliates.

LEGAL MATTERS

        We will be advised on the legality of the shares of our common stock included in this prospectus by Dufford & Brown, P.C., of Denver, Colorado. Certain matters regarding Canadian law will be passed upon for us by Fraser Miler Casgrain, LLP of Toronto, Ontario and for the Underwriter by Miller Thomson LLP of Vancouver, British Columbia and Dorsey & Whitney LLP of Denver, Colorado.

WHERE YOU CAN FIND MORE INFORMATION

        You may read and copy any document we file at the SEC's Public Reference Rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. You can also obtain copies of our SEC filings by going to the SEC's website at http://www.sec.gov.

        We have filed with the SEC a Registration Statement on Form S-1 to register the shares of our common stock. This prospectus is part of that Registration Statement and, as permitted by the SEC's rules, does not contain all of the information set forth in the Registration Statement. For further information about us or our common stock, you may refer to the Registration Statement and to the exhibits filed as part of the Registration Statement. The description of all agreements or the terms of those agreements contained in this prospectus are specifically qualified by reference to the agreements, filed or incorporated by reference in, the Registration Statement.

        Prior to the date of this prospectus, we were not subject to the informational filing requirements of the Exchange Act. However, as a result of this offering, we have become subject to certain of these requirements and will file periodic reports, including annual reports containing audited financial statements, reports containing unaudited interim financial statements, quarterly and special reports and other information with the SEC. You can also review this information at the public reference rooms of the SEC and on the SEC's website as described above.

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NOTE TO INVESTORS

        Our functional currency is the currency of the United States, and as such, our financial statements have been prepared in United States dollars. Our financial statements included in this prospectus have been prepared in conformity with accounting principles generally accepted in the United States ("U.S. GAAP"). As we will be an "SEC issuer" (within the meaning of National Instrument 52-107 of the Canadian Securities Administrators) upon the effectiveness of the Registration Statement, we are not required to provide, and have not provided, a reconciliation of our financial statements to Canadian generally accepted accounting principles.

PRIOR SALES

        The following table contains details of issuances of common stock by us from the date of incorporation to the date of this prospectus:

Date	Number of Shares of Common Stock	Aggregate Gross Proceeds		Price per share
August 8, 2007	3,000,000	$300		$0.0001
October 1, 2007	10,000,000	N/A	(1)	N/A	(1)
October 15, 2007	1,715,000	Cdn$343,000		Cdn$0.20
October 31, 2007	6,850,000	Cdn$1,370,000		Cdn$0.20
November 6, 2007	4,230,000	Cdn$846,000		Cdn$0.20
November 13, 2007	900,000	Cdn$180,000		Cdn$0.20
November 28, 2007	200,000	Cdn$40,000		Cdn$0.20
December 7, 2007	300,000	N/A	(2)	N/A	(2)

(1)
These shares of common stock were issued pursuant to the Acquisition. See "Business of the Company".

(2)
These shares of common stock were issued for services.

ESCROWED SECURITIES

        In accordance with National Policy 46-201 "Escrow for Initial Public Offerings" ("NP 46-201"), all securities of an issuer owned or controlled by "Principals" are required to be escrowed at the time of the issuer's initial public offering. A "Principal" is defined in NP 46-201 to include: directors and senior officers of an issuer, as listed in this prospectus; promoters of an issuer during the two years preceding this offering; those who own and/or control more than 10% of an issuer's voting securities immediately before and immediately after completion of an initial public offering if they also have elected or appointed or have the right to elect or appoint a director or senior officer of the issuer; those who own and/or control more than 20% of an issuer's voting securities immediately before and immediately after completion of an initial public offering; and a spouse or relative of any of the above if they live at the same address.

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There is an exception for Principals who hold less than 1% of the issued and outstanding securities of an issuer upon completion of an initial public offering, calculated on the basis that convertible securities held by the Principal are included in the calculation.

        As of June 30, 2008, the following securities are subject to escrow:

Name of Principals	Number of Escrowed Securities(1)	Percentage of Class
GWE	9,400,000 shares of common stock	•	%
David Q. Tognoni	1,000,000 shares of common stock	•	%
Edward Godin	1,000,000 shares of common stock	•	%

    (1)
    Securities are held by Equity Transfer & Trust Company under an escrow agreement dated    •    , 2008 among the Principals and Equity Transfer & Trust Company: 10% of each Principal's holdings will be released at closing and the balance will be released in tranches of 15% at six month intervals over the 36 months following the closing date.

        Pursuant to the terms of the Escrow Agreement, the securities held in escrow may not be transferred or otherwise dealt with during the term of the Escrow Agreement unless the transfers or dealings within escrow are: transfers to existing or any new directors and senior officers with approval of our board of directors; transfers to other Principals; transfers to an RRSP or similar trust plan provided that the only beneficiaries are the transferor or the transferor's spouse or children; transfers upon bankruptcy to the trustee in bankruptcy; and pledges to a financial institution as collateral for a bona fide loan, provided that upon a realization the securities remain subject to escrow.

        Tenders of escrowed securities to a take-over bid are permitted provided that, if the tenderer is a Principal of the successor company upon completion of the take-over bid, securities received in exchange for tendered escrowed securities are submitted in escrow on the basis of the successor company's escrow classification.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

        National Instrument 58-101—Disclosure of Corporate Governance Practices of the Canadian Securities Administrators, requires the Company to disclose its approach to corporate governance with reference to the governance guidelines provided in National Policy 58-201—Corporate Governance Guidelines, both of which came into force on June 30, 2005. The following is a summary of the Company's governance practices.

1.     Board of Directors

Disclose how the board of directors (the board) facilitates its exercise of independent supervision over management, including

  (i)    the identity of directors that are independent, and

        For this purpose, "independence" is to be determined in accordance with the definition in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market, Inc. and National Instrument 52-110—Audit Committees. The board of directors consists of three members, of which two, Edward Godin and Robert Lufkin, are currently independent.

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  (ii)   the identity of directors who are not independent, and the basis for that determination.

        David Tognoni is not independent as he is the president, chief executive officer and secretary of the Company.

2.     Directorships

If a director is presently a director of any other issuer that is a reporting issuer (or the equivalent) in a jurisdiction or a foreign jurisdiction, identify both the director and the other issuer.

        The following director is a director of the reporting issuer indicated opposite his name:

Name	Issuer
Edward Godin	Continental Precious Minerals Inc. (TSX)

3.     Orientation and Continuing Education

Describe what steps, if any, the board takes to orient new board members, and describe any measures the board takes to provide continuing education for directors.

        The Company does not have a formal process of orientation for new directors. However, at all regular board of directors' meetings there is a discussion of the business of the Company which provides new and existing directors with an overview of the Company's operations. From time to time, corporate officers and financial and other experts are invited to attend board of directors' meetings to describe matters in their areas of expertise. The role and responsibilities of the board of directors, its committees and its directors are an ongoing matter of discussion at board of directors' meetings and directors are free to consult legal counsel with respect to such matters.

        While the Company does not have a formal continuing education program for its directors, it is expected that continuing education activities will be tailored to the particular needs and experience of each director and the overall needs of the board of directors, on an as needed basis.

4.     Ethical Business Conduct

Describe what steps, if any, the board takes to encourage and promote a culture of ethical business conduct.

        The board of directors first adopted a Code of Business Conduct and Ethics (the "Code") for the directors, officers and employees of the Company in July 2008. A copy of the Code will be available on SEDAR at www.sedar.com. Compliance with the Code is to be monitored by requiring all directors, officers and employees to indicate in writing their familiarity with the Code and their agreement to comply with it.

5.     Nomination of Directors

Disclose what steps, if any, are taken to identify new candidates for board nomination, including:

  (i)    who identifies new candidates, and

        The board of directors as a whole is responsible for recommending suitable candidates as nominees for election or appointment as directors, and recommending the criteria governing the overall composition of the board of directors and governing the desirable characteristics for directors.

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  (ii)   the process of identifying new candidates.

        In making such recommendations, the board of directors considers: (i) the competencies and skills that the board considers to be necessary for the board as a whole to possess; (ii) the competencies and skills that the board considers each existing director to possess; (iii) the competencies and skills that each new nominee will bring to the board; and (iv) whether or not each new nominee can devote sufficient time and resources to his or her duties as a member of the board.

6.     Compensation

Disclose what steps, if any, are taken to determine compensation for the directors and CEO, including:

  (i)    who determines compensation, and

        The board of directors as a whole determines the compensation for directors and officers.

  (ii)   the process of determining compensation.

        In reviewing the adequacy and form of compensation for directors, the board of directors seeks to ensure that the compensation reflects the responsibilities and risks involved in being a director of the Company. In reviewing the adequacy and form of compensation for officers, the board of directors seeks to align the interests of officers with the best interests of the Company.

7.     Other Board Committees

If the board has standing committees other than the audit, compensation and nominating committees, identify the committees and describe their function.

        The board of directors has no standing committees other than the audit committee.

8.     Assessments

Disclose what steps, if any, that the board takes to satisfy itself that the board, its committees, and its individual directors are performing effectively.

        The chairman of the board of directors is responsible for ensuring that an appropriate system is in place to evaluate the performance of the board of directors as a whole, its committees and individual directors. Given the relative size of the board of directors and its committees, assessments as to the effectiveness of the board of directors, its committees and individual directors are done on an informal basis.

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AUDIT COMMITTEE CHARTER

I.     PURPOSE

  The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") of BE Resources Inc. (the "Corporation").

  The Committee has the authority to conduct any investigation appropriate to its responsibilities, and it may request the external auditors as well as any officer of the Corporation, or outside counsel for the Corporation, to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee. The Committee shall have unrestricted access to the books and records of the Corporation and has the authority to retain, at the expense of the Corporation, special legal, accounting, or other consultants or experts to assist in the performance of the Committee's duties.

  The Committee shall review and assess the adequacy of this Charter annually and submit any proposed revisions to the Board for approval.

  In fulfilling its responsibilities, the Committee shall carry out the specific duties set out in Part III of this Charter.

II.    AUTHORITY OF THE AUDIT COMMITTEE

        The Committee shall have the authority to:

  (a)
  engage independent counsel and other advisors as it determines necessary to carry out its duties;

  (b)
  set and pay the compensation for advisors employed by the Committee; and

  (c)
  communicate directly with the external auditors.

III.  RESPONSIBILITIES

A.    Independent Auditors

1.
The Committee shall recommend to the Board the external auditors to be nominated, shall set the compensation for the external auditors, provide oversight of the external auditors and shall ensure that the external auditors report directly to the Committee.

2.
The Committee shall be directly responsible for overseeing the work of the external auditors, including the resolution of disagreements between management and the external auditors regarding financial reporting.

3.
The Committee shall review the external auditors' audit plan, including scope, procedures and timing of the audit.

4.
The Committee shall review the results of the annual audit with the external auditors, including matters related to the conduct of the audit.

5.
The Committee shall obtain timely reports from the external auditors describing critical accounting policies and practices, alternative treatments of information within generally accepted accounting principles that were discussed with management, their ramifications, and the external auditors' preferred treatment and material written communications between the Corporation and the external auditors.

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6.
The Committee shall pre-approve all non-audit services not prohibited by law to be provided by the external auditors.

7.
The Committee shall review fees paid by the Corporation to the external auditors and other professionals in respect of audit and non-audit services on an annual basis.

8.
The Committee shall review and approve the Corporation's hiring policies regarding partners, employees and former partners and employees of the present and former auditors of the Corporation.

9.
The Committee shall monitor and assess the relationship between management and the external auditors and monitor and support the independence and objectivity of the external auditors.

B.    Financial Accounting and Reporting Process

1.
The Committee shall review the annual audited financial statements to satisfy itself that they are presented in accordance with generally accepted accounting principles and report thereon to the Board and recommend to the Board whether or not same should be approved prior to their being filed with the appropriate regulatory authorities. The Committee shall also review the interim financial statements. With respect to the annual audited financial statements, the Committee shall discuss significant issues regarding accounting principles, practices, and judgments of management with management and the external auditors as and when the Committee deems it appropriate to do so. The Committee shall satisfy itself that the information contained in the annual audited financial statements is not materially misstated, misleading or incomplete and that the audit function has been effectively carried out.

2.
The Committee shall review management's discussion and analysis relating to annual and interim financial statements, earnings press releases, and any other public disclosure documents that are required to be reviewed by the Committee under any applicable laws prior to their being filed with the appropriate regulatory authorities.

3.
The Committee shall meet no less frequently than annually with the external auditors and the Chief Financial Officer or, in the absence of a Chief Financial Officer, with the officer of the Corporation in charge of financial matters, to review accounting practices, internal controls and such other matters as the Committee, Chief Financial Officer or, in the absence of a Chief Financial Officer, with the officer of the Corporation in charge of financial matters, deems appropriate.

4.
The Committee shall be satisfied that adequate procedures are in place for the review of the Corporation's public disclosure of financial information extracted or derived from the Corporation's financial statements other than earnings press releases, and periodically assess the adequacy of these procedures.

5.
The Committee shall establish procedures for:

(a)
the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and

(b)
the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

6.
The Committee shall inquire of management and the external auditors about significant risks or exposures, both internal and external, to which the Corporation may be subject, and assess the steps management has taken to minimize such risks.

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7.
The Committee shall review the post-audit or management letter containing the recommendations of the external auditors and management's response and subsequent follow-up to any identified weaknesses.

8.
The Committee shall ensure that there is an appropriate standard of corporate conduct including, if necessary, adopting a corporate code of ethics for senior financial personnel.

9.
The Committee shall provide oversight to related party transactions entered into by the Corporation.

C.    Other Responsibilities

1.
The Committee shall perform any other activities consistent with this Charter and governing law, as the Committee or the Board deems necessary or appropriate.

D.    Composition and Meetings

1.
The Committee and its membership shall meet all applicable legal, regulatory and listing requirements, including, without limitation, securities laws, the listing requirements of the applicable stock exchange, the Colorado Business Corporation Act and all applicable securities regulatory authorities.

2.
The Committee shall be composed of three or more directors as shall be designated by the Board from time to time, one of whom shall be designated by the Board to serve as Chair.

3.
The Committee shall meet at least quarterly, at the discretion of the Chair or a majority of its members, as circumstances dictate or as may be required by applicable legal or listing requirements. A minimum of two and at least 50% of the members of the Committee present either in person or by telephone shall constitute a quorum.

4.
If within one-half of an hour of the time appointed for a meeting of the Committee, a quorum is not present, the meeting shall stand adjourned to the same time on the next business day following the date of such meeting at the same place. If at the adjourned meeting a quorum as hereinbefore specified is not present within one-half of an hour of the time appointed for such adjourned meeting, such meeting shall stand adjourned to the same time on the next business day following the date of such meeting at the same place. If at the second adjourned meeting a quorum as hereinbefore specified is not present, the quorum for the adjourned meeting shall consist of the members then present.

5.
If and whenever a vacancy shall exist, the remaining members of the Committee may exercise all of its powers and responsibilities so long as a quorum remains in office.

6.
The time and place at which meetings of the Committee shall be held, and procedures at such meetings, shall be determined from time to time by, the Committee. A meeting of the Committee may be called by letter, telephone, facsimile, email or other communication equipment, by giving at least 48 hours notice, provided that no notice of a meeting shall be necessary if all of the members are present either in person or by means of conference telephone or if those absent have waived notice or otherwise signified their consent to the holding of such meeting.

7.
Any member of the Committee may participate in a meeting of the Committee by means of conference telephone or other communication equipment, and the member participating in a meeting pursuant to this paragraph shall be deemed, for purposes hereof, to be present in person at the meeting.

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8.
The Committee shall keep minutes of its meetings which shall be submitted to the Board. The Committee may, from time to time, appoint any person who need not be a member, to act as a secretary at any meeting.

9.
The Committee may invite such officers, directors and employees of the Corporation and its subsidiaries as it may see fit, from time to time, to attend meetings of the Committee.

10.
Any matters to be determined by the Committee shall be decided by a majority of votes cast at a meeting of the Committee called for such purpose. Actions of the Committee may be taken by an instrument or instruments in writing signed by all members of the Committee, and such actions shall be effective as though they had been decided by a majority of votes cast at a meeting of the Committee called for such purpose. All decisions or recommendations of the Committee shall require the approval of the Board prior to implementation.

  Approved by the Board of Directors on July 2, 2008.

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Procedures for Approval of Non-Audit Services

1.
The Corporation's external auditors shall be prohibited from performing for the Corporation the following categories of non-audit services:

(a)
bookkeeping or other services related to the Corporation's accounting records or financial statements (in the event that the Corporation's market capitalization or assets exceed $10,000,000);

(b)
financial information systems design and implementation;

(c)
appraisal or valuation services, fairness opinion or contributions-in-kind reports;

(d)
actuarial services;

(e)
internal audit outsourcing services;

(f)
management functions;

(g)
human resources;

(h)
broker or dealer, investment adviser or investment banking services;

(i)
legal services;

(j)
expert services unrelated to the audit; and

(k)
any other service that the Canadian Public Accountability Board determines is impermissible.

2.
In the event that the Corporation wishes to retain the services of the Corporation's external auditors for tax compliance, tax advice or tax planning, the Chief Financial Officer of the Corporation or officer of the Corporation in charge of financial matters shall consult with the Chair of the Audit Committee, who shall have the authority to approve or disapprove on behalf of the Audit Committee, such non-audit services. All other non-audit services shall be approved or disapproved by the Audit Committee as a whole.

3.
The Chief Financial Officer of the Corporation or officer of the Corporation in charge of financial matters shall maintain a record of non-audit services approved by the Chair of the Audit Committee or the Audit Committee for each fiscal year and provide a report to the Audit Committee no less frequently than on a quarterly basis.

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Procedures for Receipt of Complaints and Submissions Relating to Accounting Matters

1.
To the extent that the Corporation has employees in addition to the chief executive officer, the Corporation shall inform employees via an e-mail that is disseminated to all employees at least annually, of the officer (the "Complaints Officer") designated from time to time by the Audit Committee to whom complaints and submissions can be made regarding accounting, internal accounting controls or auditing matters or issues of concern regarding questionable accounting or auditing matters.

2.
The Complaints Officer shall be informed that any complaints or submissions so received must be kept confidential and that the identity of employees making complaints or submissions shall be kept confidential and shall only be communicated to the Audit Committee or the Chair of the Audit Committee.

3.
The Complaints Officer shall be informed that he or she must report to the Audit Committee as frequently as such Complaints Officer deems appropriate, but in any event no less frequently than on a quarterly basis prior to the quarterly meeting of the Audit Committee called to approve interim and annual financial statements of the Corporation.

4.
Upon receipt of a report from the Complaints Officer, the Audit Committee shall discuss the report and take such steps as the Audit Committee may deem appropriate.

5.
The Complaints Officer shall retain a record of a complaint or submission received for a period of six years following resolution of the complaint or submission

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PURCHASERS' STATUTORY RIGHTS

        Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that such remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights or consult with a legal adviser.

ELIGIBILITY FOR INVESTMENT

        In the opinion of Fraser Milner Casgrain LLP, our Canadian counsel, and Miller Thomson LLP, the Canadian counsel to the Underwriter, provided that the relevant provisions of the Tax Act and the regulations thereunder remain unamended at the time that the common stock is listed on a designated stock exchange for purpose of the Tax Act (which currently includes the TSXV), the common stock, if and when listed on a designated stock exchange, will be qualified investments under the Tax Act and the regulations thereunder for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans, registered education savings plans and registered disability savings plans. There can be no assurances that the common stock will be listed on a designated stock exchange.

MATERIAL CONTRACTS

        Except for contracts made in the ordinary course of business, the following are the only material contracts entered into by us within the two year period prior to the date of this prospectus:

  •
  Agreement of Purchase and Sale between us and GWE dated October 1, 2007.

  •
  NPR Royalty Agreements between us and each of GWE, South West Exploration, LLC, Bethany Resources, LLC and Stewart Jackson dated October 1, 2007.

  •
  Gross Royalty Agreement between us and David Tognoni dated October 1, 2007.

  •
  Sullivan Lease between David Tognoni and Kenneth Alan Sullivan and Cherrill L. Sullivan dated January 2, 2004; Assignment of Sullivan Lease between David Q. Tognoni and Great Western Exploration, LLC dated February 3, 2004; Assignment of Sullivan Lease between the Company and Great Western Exploration, LLC dated October 1, 2007; and Amendment of Sullivan Lease between the Company and Kenneth Alan Sullivan and Cherrill L. Sullivan dated April 9, 2008.

  •
  Escrow Agreement between the Company and Equity Transfer & Trust Company dated    •    , 2008.

  •
  Underwriting agreement between us and the Underwriter dated    •    , 2008.

        Copies of these agreements may be examined at our registered office during normal business hours during the course of distribution to the public of the common stock.

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AUDITORS' CONSENT

        We have read the preliminary prospectus of BE Resources Inc. (the "Company") dated July 9, 2008 relating to the issue and sale of common stock of the Company. We have complied with United States generally accepted standards for an auditor's involvement with offering documents.

        We consent to the use in the above-mentioned prospectus of our report to the directors of the Company and Great Western Exploration, LLC on the balance sheets of BE Resources (a continuation of Great Western Exploration, LLC) as of December 31, 2007, 2006 and 2005 and the related statements of operations, shareholders'/members' equity (deficiency) and cash flows for each of the years in the three year period ended December 31, 2007, the period from inception (February 3, 2004) to December 31, 2004 and the cumulative period from inception (February 3, 2004) to December 31, 2007 included in the balances for the cumulative period from inception (February 3, 2004) to March 31, 2008. Our report is dated July 9, 2008.

Toronto, Ontario	Chartered Accountants Licensed Public Accountants /s/ McGovern, Hurley, Cunningham, LLP
July 9, 2008	McGovern, Hurley, Cunningham LLP

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors of
BE Resources Inc.
and Great Western Exploration, LLC
(An Exploration Stage Entity)

        We have audited the accompanying balance sheets of BE Resources Inc. (a continuation of Great Western Exploration, LLC) (the "Company") as of December 31, 2007, 2006 and 2005 and the related statements of operations, shareholders'/members' equity (deficiency) and cash flows for each of the years in the three-year period ended December 31, 2007, the period from inception (February 3, 2004) to December 31, 2004, and the cumulative period from inception (February 3, 2004) to December 31, 2007 included in the balances for the cumulative period from inception (February 3, 2004) to March 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BE Resources Inc. (a continuation of Great Western Exploration, LLC) as of December 31, 2007, 2006 and 2005 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2007, the period from inception (February 3, 2004) to December 31, 2004, and the cumulative period from inception (February 3, 2004) to December 31, 2007 included in the balances for the cumulative period from inception (February 3, 2004) to March 31, 2008, in conformity with U.S. generally accepted accounting principles.

McGovern, Hurley, Cunningham LLP
/s/ McGovern, Hurley, Cunningham LLP
Chartered Accountants Licensed Public Accountants

TORONTO, Canada
July 9, 2008

BE RESOURCES INC.
(A CONTINUATION OF "GREAT WESTERN EXPLORATION, LLC")
(AN EXPLORATION STAGE ENTITY)

BALANCE SHEETS

AS AT MARCH 31, 2008 (UNAUDITED), DECEMBER 31, 2007, 2006 AND 2005
(expressed in U.S. dollars)

	March 31, 2008	December 31, 2007	December 31, 2006	December 31, 2005
	$	$	$	$
	(Unaudited)
ASSETS
CURRENT
Cash and cash equivalents (Note 2)	2,145,677	2,444,125	96,090	50,423
Prepaid expenses and deposits
(Note 10(a))	—	21,141	22,698	10,583
Reclamation bond (Note 5)	—	—	—	13,889

Total current assets	2,145,677	2,465,266	118,788	74,895
RECLAMATION BONDS (Note 5)	25,946	25,946	25,946	25,946
DEFERRED TRANSACTION COSTS (Notes 8(c) and 14(a))	179,629	115,684	—	10,000
EQUIPMENT (Note 6)	2,309	2,309	3,416	11,111

TOTAL ASSETS	2,353,561	2,609,205	148,150	121,952

LIABILITIES
CURRENT
Accounts payable and accrued liabilities (Notes 7 and 10)	104,163	141,942	2,430	1,625
Notes payable (Note 7)	—	—	90,000	—

Total current liabilities	104,163	141,942	92,430	1,625
ASSET RETIREMENT OBLIGATION (Note 5)	11,369	11,369	10,335	9,395
NOTES PAYABLE (Note 7)	—	—	150,000	—

TOTAL LIABILITIES	115,532	153,311	252,765	11,020

SHAREHOLDERS' EQUITY (MEMBERS' DEFICIENCY / EQUITY)
CAPITAL STOCK (Notes 8(a) and (b))	5,173,163	5,173,163	—	—
MEMBERS' CAPITAL (Note 8(c))	—	—	1,581,691	1,546,177
ADDITIONAL PAID-IN CAPITAL (Note 8(e))	279,100	159,900	—	—
ACCUMULATED DEFICIT	(3,214,234)	(2,877,169)	(1,686,306)	(1,435,245)

TOTAL SHAREHOLDERS'/MEMBERS' EQUITY (DEFICIENCY)	2,238,029	2,455,894	(104,615)	110,932

TOTAL LIABILITIES AND SHAREHOLDERS'/MEMBERS' EQUITY (DEFICIENCY)	2,353,561	2,609,205	148,150	121,952

COMMITMENTS AND CONTINGENCIES (Note 12)

Approved on behalf of the Board

/s/ David Tognoni, Director	/s/ Edward Godin, Director

See accompanying notes to the financial statements.

BE RESOURCES INC.
(A CONTINUATION OF "GREAT WESTERN EXPLORATION, LLC")
(AN EXPLORATION STAGE ENTITY)

STATEMENTS OF OPERATIONS

FOR THE PERIODS ENDED MARCH 31, 2008 AND 2007 (UNAUDITED), DECEMBER 31, 2007, 2006, 2005, AND 2004
(expressed in U.S. dollars)

	Three months ended March 31, 2008	Three months ended March 31, 2007	Year ended December 31, 2007	Year ended December 31, 2006	Year ended December 31, 2005	Period from inception (February 3, 2004) to December 31, 2004	Cumulative from inception (February 3, 2004) to March 31, 2008
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)					(Unaudited)
ADMINISTRATIVE, GENERAL AND EXPLORATION EXPENSES
Management and consulting fees	6,000	30,000	293,900	145,000	180,000	165,000	789,900
Drilling	—	—	—	—	669,333	118,228	787,561
Geological consulting	39,651	—	286,922	—	76,016	46,949	449,538
Office and general	31,195	10,261	86,409	52,158	57,884	47,381	275,027
Professional fees	33,939	1,247	182,765	5,670	13,421	22,215	258,010
Foreign exchange loss	63,974	—	98,402	—	—	—	162,376
Stock based compensation	119,200	—	159,900	—	—	—	279,100
Fees, licenses and permits	10,811	30	29,481	33,507	10,416	13,265	97,480
Salaries	32,295	—	30,000	—	—	—	62,295
Lease expense	—	10,928	22,928	9,568	11,070	5,000	48,566
Amortization	—	277	1,107	2,547	2,662	762	7,078
Interest and accretion expense	—	—	1,034	3,304	—	—	4,338
Gain on disposition of equipment	—	—	—	(602)	—	—	(602)

	337,065	52,743	1,192,848	251,152	1,020,802	418,800	3,220,667
Less: other income
Dividend income	—	(934)	(1,985)	(91)	(3,077)	(1,280)	(6,433)

NET LOSS for the period	337,065	51,809	1,190,863	251,061	1,017,725	417,520	3,214,234

NET LOSS PER SHARE—basic and fully diluted	0.01		0.09

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	27,195,000		13,491,932

PRO FORMA NET LOSS PER SHARE		0.01		0.03

PRO FORMA WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING		10,000,000		9,955,956

See accompanying notes to the financial statements.

BE RESOURCES INC.
(A CONTINUATION OF "GREAT WESTERN EXPLORATION, LLC")
(AN EXPLORATION STAGE ENTITY)
STATEMENTS OF SHAREHOLDERS' / MEMBERS' EQUITY (DEFICIENCY)
FOR THE PERIODS ENDED MARCH 31, 2008 (UNAUDITED), DECEMBER 31, 2007, 2006, 2005, AND 2004
(expressed in U.S. dollars)

	Class A Units	Class A Units	Class B Units	Class B Units	Class C Units	Class C Units	Additional Paid-In Capital	Common Shares	Common Shares	Accumulated Deficit	Total
	#	$	#	$	#	$	$	#	$	$	$
Issued for interest in mining lease (Note 4(a))	46.40	11,000	—	—	—	—	—	—	—	—	11,000
Issued for cash	23.60	1,000,000	—	—	—	—	—	—	—	—	1,000,000
Issue costs	—	(10,545)	—	—	—	—	—	—	—	—	(10,545)
Loss for the period	—	—	—	—	—	—	—	—	—	(417,520)	(417,520)

Balance, December 31, 2004	70.00	1,000,455	—	—	—	—	—	—	—	(417,520)	582,935
Issued for cash	—	—	8.00	565,000	—	—	—	—	—	—	565,000
Issue costs	—	—	—	(19,278)	—	—	—	—	—	—	(19,278)
Loss for the period	—	—	—	—	—	—	—	—	—	(1,017,725)	(1,017,725)

Balance, December 31, 2005	70.00	1,000,455	8.00	545,722	—	—	—	—	—	(1,435,245)	110,932
Surrendered in exchange for note payable	(7.00)	(150,000)	—	—	—	—	—	—	—	—	(150,000)
Issued for cash	7.00	150,000	—	—	1.00	100,000	—	—	—	—	250,000
Subscriptions receivable		(37,500)	—	—	—	—	—	—	—		(37,500)
Issue costs	—	—	—	—	—	(26,986)	—	—	—	—	(26,986)
Loss for the period	—	—	—	—	—	—	—	—	—	(251,061)	(251,061)

Balance, December 31, 2006	70.00	962,955	8.00	545,722	1.00	73,014	—	—	—	(1,686,306)	(104,615)
Receipt of subscriptions receivable	—	37,500	—	—	—	—	—	—	—	—	37,500
Issued for services	—	—	—	—	—	—	—	3,000,000	603,150	—	603,150
Acquisition (Notes 1 and 4)	(70.00)	(1,000,455)	(8.00)	(545,722)	(1.00)	(73,014)	—	10,000,000	1,905,553	—	286,362
Issued for services	—	—	—	—	—	—	—	300,000	60,102	—	60,102
Issued for cash	—	—	—	—	—	—	—	13,895,000	2,923,434	—	2,923,434
Issue costs	—	—	—	—	—	—	—	—	(319,076)	—	(319,076)
Stock-based compensation (Note 8(e))	—	—	—	—	—	—	159,900	—	—	—	159,900
Loss for the period	—	—	—	—	—	—	—			(1,190,863)	(1,190,863)

Balance, December 31, 2007	—	—	—	—	—	—	159,900	27,195,000	5,173,163	(2,877,169)	2,455,894
Stock-based compensation	—	—	—	—	—	—	119,200	—	—	—	119,200
Loss for the period	—	—	—	—	—	—	—	—	—	(337,065)	(337,065)

Balance, March 31, 2008 (unaudited)	—	—	—	—	—	—	279,100	27,195,000	5,173,163	(3,214,234)	2,238,029

See accompanying notes to the financial statements.

BE RESOURCES INC.
(A CONTINUATION OF "GREAT WESTERN EXPLORATION, LLC")
(AN EXPLORATION STAGE ENTITY)

STATEMENTS OF CASH FLOWS

FOR THE PERIODS ENDED MARCH 31, 2008 AND 2007 (UNAUDITED), DECEMBER 31, 2007, 2006, 2005 AND 2004
(expressed in U.S. dollars)

	Three months ended March 31, 2008	Three months ended March 31, 2007	Year ended December 31, 2007	Year ended December 31, 2006	Year ended December 31, 2005	Period from inception (February 3, 2004) to December 31, 2004	Cumulative from inception (February 3, 2004) to March 31, 2008
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)					(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) for the period	(337,065)	(51,809)	(1,190,863)	(251,061)	(1,017,725)	(417,520)	(3,214,234)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	119,200	—	159,900	—	—	—	279,100
Common shares issued for services (Note 8(b)(i))	—	—	402,100	—	—	—	402,100
Common shares issued for services (Note 8(b)(iv))	—	—	60,102	—	—	—	60,102
Units issued for interest in exploration property (Note 4(a))	—	—	—	—	—	11,000	11,000
Unrealized foreign exchange loss	57,551	—	89,310	—	—	—	146,861
(Gain) on disposition of equipment	—	—	—	(602)	—	—	(602)
Accretion of asset retirement obligation	—	—	1,034	940	—	—	1,974
Amortization	—	277	1,107	2,547	2,662	762	7,078
Changes in operating assets and liabilities:		—
Decrease (increase) in prepaid expenses and deposits	21,141	11,683	1,557	(12,115)	34,470	(45,053)	—
Decrease (increase) in reclamation bonds	—	—	—	13,889	(14,577)	(25,258)	(25,946)
Increase (decrease) in accounts payable and accrued liabilities	(26,230)	(66)	117,695	805	(864)	2,489	93,895
Increase in asset retirement obligation	—	—	—	—	9,395	—	9,395

Net cash (used in) operating activities	(165,403)	(39,915)	(358,058)	(245,597)	(986,639)	(473,580)	(2,229,277)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	—	—	—	—	(1,493)	(13,042)	(14,535)
Proceeds from sale of equipment	—	—	—	5,750	—	—	5,750

Net cash provided by (used in) investing activities	—	—	—	5,750	(1,493)	(13,042)	(8,785)

BE RESOURCES INC.
(A CONTINUATION OF "GREAT WESTERN EXPLORATION, LLC")
(AN EXPLORATION STAGE ENTITY)

STATEMENTS OF CASH FLOWS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2008 AND 2007 (UNAUDITED), DECEMBER 31, 2007, 2006, 2005 AND 2004
(expressed in U.S. dollars)

CASH FLOWS FROM FINANCING ACTIVITIES
Issue of common shares, net of costs	—	—	2,805,408	—	—	—	2,805,408
Contribution of members	—	37,500	37,500	195,514	545,722	989,455	1,768,191
Deferred transaction costs	(75,494)	—	(77,505)	—	(10,000)	—	(162,999)
Issue of Notes payable	—	—	30,000	90,000	—	—	120,000

Net cash (used in) provided by financing activities	(75,494)	37,500	2,795,403	285,514	535,722	989,455	4,530,600

Foreign exchange effect on cash held in foreign currency	(57,551)	—	(89,310)	—	—	—	(146,861)

(Decrease) increase in cash and cash equivalents	(298,448)	(2,415)	2,348,035	45,667	(452,410)	502,833	2,145,677
Cash and cash equivalents, beginning of period	2,444,125	96,090	96,090	50,423	502,833	—	—

Cash and cash equivalents, end of period	2,145,677	93,675	2,444,125	96,090	50,423	502,833	2,145,677

SUPPLEMENTAL INFORMATION
Interest paid	—	—	—	—	—	—	—
Subscriptions receivable	—	(37,500)	(37,500)	37,500	—	—	—
Non-cash investing and financing activities
Surrender of units in exchange for note payable (Note 8(c))	—	—	—	150,000	—	—	150,000
Common shares issued for Issue costs (Note 8(b)(i))	—	—	201,050	—	—	—	201,050
Change in accrued deferred transaction costs	(11,549)	—	38,179	—	—	—	26,630

See accompanying notes to the financial statements.

BE RESOURCES INC.
(A CONTINUATION OF "GREAT WESTERN EXPLORATION, LLC")
(AN EXPLORATION STAGE ENTITY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007, 2006 AND 2005
(expressed in U.S. dollars)

1. Nature of Business, Basis of Presentation and Continuing Operations

        BE Resources Inc. (the "Company") was incorporated on August 8, 2007 under the laws of the State of Colorado, U.S.A. for the purpose of acquiring certain mineral interests from Great Western Exploration, LLC ("GWE") and further exploring and if warranted, developing those interests. GWE was formed under the Colorado Limited Liability Company Act on February 3, 2004 and members' liability is limited pursuant to the Colorado Limited Liability Company Act.

        On October 1, 2007, the Company entered into an agreement with GWE to acquire a 100% interest in the New Mexico Beryllium Project (Note 4), which comprised substantially all of GWE's net assets and operations (the "Acquisition"). At the time of the Acquisition, both GWE and the Company were under common control and accordingly, the assets were transferred at their carrying amounts at the date of the transfer in accordance with the "as if pooling-of-interests" method of accounting applicable to the transfer of assets or exchange of equity interests between entities under common control, in accordance with FASB 141 "Business Combinations". BE is deemed to be a continuation of GWE for accounting purposes.

        The Company is engaged in the business of the acquisition and development of mineral properties believed to be prospective for minerals such as Beryllium and other elements in the State of New Mexico, United States. To date, the Company has not earned revenue and its operations have been limited to general administrative operations, obtaining initial capital and initial property staking and investigation, and is considered an Exploration Stage Company in accordance with Statement of Financial Accounting Standards No.7.

        The business of exploring for minerals involves a high degree of risk and there can be no assurance that current exploration programs will result in profitable mining operations. The Company's continued existence is dependent upon the preservation of its interest in the underlying properties, the discovery of economically recoverable reserves, the achievement of profitable operations, or the ability of the Company to raise alternative financing, if necessary, or alternatively upon the Company's ability to dispose of its interests on an advantageous basis. Changes in future conditions could require material write-downs of future carrying values. Although the Company has taken steps to verify title to the properties on which it is conducting exploration and in which it has an interest, in accordance with industry standards for the current stage of exploration of such properties, these procedures do not guarantee the Company's title. Property title may be subject to unregistered prior agreements and non-compliance with regulatory requirements.

        The Company has an accumulated deficit of $3,214,234 as at March 31, 2008 (December 31, 2007—$2,877,169), an operating loss for the three-month period ended March 31, 2008 of $337,065 (year ended December 31, 2007—$1,190,863), and negative net cash flows from operating activities of $165,403 for the three-month period ended March 31, 2008 (December 31, 2007—$358,058). The Company believes that it has sufficient funds to pay its ongoing administrative expenses and to meet its liabilities for the ensuing year as they fall due and to fund current planned exploration programs.

BE RESOURCES INC.
(A CONTINUATION OF "GREAT WESTERN EXPLORATION, LLC")
(AN EXPLORATION STAGE ENTITY)

NOTES TO THE FINANCIAL STATEMENTS (Continued)

MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007, 2006 AND 2005
(expressed in U.S. dollars)

2. Summary of Significant Accounting Policies

        These financial statements have been prepared in accordance with United States generally accepted accounting principles and their basis of application is consistent with that of the previous periods, except as disclosed below. Outlined below are those policies considered particularly significant:

Cash and Cash Equivalents

        Cash and cash equivalents include cash on hand, balances with banks and money market investments with original maturities of three months or less and which are readily convertible into cash.

	March 31, 2008	December 31, 2007	December 31, 2006	December 31, 2005
	(Unaudited)
Cash	$2,145,677	$2,444,125	$83,590	$50,423
Cash equivalents	—	—	12,500	—

	$2,145,677	$2,444,125	$96,090	$50,423

        The effective interest rate earned on cash equivalents for the period ended March 31, 2008 was Nil (year ended December 31, 2007—Nil; 2006—4.54%; 2005—Nil).

Equipment

        Equipment is recorded at cost. Amortization is provided principally on the straight-line method over the estimated useful lives of the respective assets, estimated to be approximately five years. When items of property and equipment are sold or retired, the related cost and accumulated amortization are removed from the accounts and any gain or loss is included in the results of operations.

Exploration Property Costs

        Property acquisition costs are capitalized. Exploration costs are expensed when incurred. Tangible property used for exploration purposes and with a useful life in excess of one year, is capitalized and amortized over its normal useful life. Exploration costs cease when probable future benefits arise, at which point the costs are characterized as development costs.

Share-Based Payments

        The Company issues stock options to employees and consultants in connection with various business activities. These are accounted for in accordance with the provisions of SFAS 123R "Share-Based Payments" and Emerging Issues Task Force Abstract No. 96-18 "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services" as well as other authoritative accounting pronouncements. The Company is required to make estimates of the fair value of the related instruments and recognize expenses over the period benefited, usually the vesting period.

BE RESOURCES INC.
(A CONTINUATION OF "GREAT WESTERN EXPLORATION, LLC")
(AN EXPLORATION STAGE ENTITY)

NOTES TO THE FINANCIAL STATEMENTS (Continued)

MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007, 2006 AND 2005
(expressed in U.S. dollars)

2. Summary of Significant Accounting Policies (Continued)

Asset Retirement Obligations

        The fair values of asset retirement obligations are recorded as liabilities on a discounted basis when they are incurred. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset unless the asset has been previously charged to operations, in which case the amount is expensed. Over time, the liabilities will be accreted for the change in their present value and the initial capitalized costs will be depleted and amortized over the useful lives of the related assets.

Income Taxes

        The Company uses the liability method of tax allocation to account for income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and are measured using tax rates enacted at the balance sheet date. The effect of changes in income tax rates on future income tax assets and liabilities is recognized in income in the period that the changes are enacted. When the future realization of deferred tax assets does not meet the test of being more likely than not to occur, a valuation allowance in the amount of the potential future benefit is taken.

        In July 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes," an interpretation of FASB Statement No. 109, "Accounting for Income Taxes." FIN 48 prescribes a minimum recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition for tax related positions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this interpretation did not have a material impact on the Company's results of operations or financial position. As such, the Company has not recorded any liabilities for uncertain tax positions or any related interest and penalties.

        As a limited liability company, GWE's taxable income or loss was allocated to members in accordance with their respective percentage ownership. Therefore, no provision or liability for income taxes has been included in the financial statements for the periods prior to the Acquisition.

Issue Costs

        Direct costs associated with the issuance of the Company's common shares and offering of GWE's units prior to the Acquisition including professional fees, selling expenses, and administrative costs relating to broker-dealer relationships are reflected as a reduction of shareholders' equity and members' capital.

BE RESOURCES INC.
(A CONTINUATION OF "GREAT WESTERN EXPLORATION, LLC")
(AN EXPLORATION STAGE ENTITY)

NOTES TO THE FINANCIAL STATEMENTS (Continued)

MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007, 2006 AND 2005
(expressed in U.S. dollars)

2. Summary of Significant Accounting Policies (Continued)

Loss Per Share

        Basic loss per share is computed by dividing the loss for the period by the weighted average number of common shares outstanding during the period. The effect of potential issuances of common shares would be anti-dilutive, and accordingly basic and diluted loss per share are the same. See Note 8(e) for potentially dilutive securities as at March 31, 2008 and December 31, 2007.

Comprehensive Income (Loss)

        Comprehensive income is defined as all changes in shareholders' or members' equity, exclusive of transactions with owners, such as capital instruments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries, changes in market value of certain investments in securities and certain changes in minimum pension liabilities. The Company's comprehensive loss was equal to its net loss for the periods presented.

Leases

        Leases are classified as either capital or operating. A lease which transfers substantially all of the benefits and risks incidental to the ownership of property is accounted for as if it were an acquisition of an asset and the incurrence of an obligation at the inception of the lease. All other leases are accounted for as operating leases wherein rental payments are charged to operations as incurred.

Foreign Currency Translation

        The functional currency of the Company is the U.S. dollar. Certain monetary assets and liabilities of the Company denominated in Canadian dollars are remeasured into U.S. dollars at exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are remeasured at historical exchange rates, unless such items are carried at market, in which case they are translated at the exchange rates in effect on the balance sheet date. Revenues and expenses are remeasured at rates approximating the exchange rates in effect at the time of the transaction.

Use of Estimates

        The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the valuation of stock-based compensation, asset retirement obligations and future tax assets and liabilities. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in operations in the period in which they become known.

BE RESOURCES INC.
(A CONTINUATION OF "GREAT WESTERN EXPLORATION, LLC")
(AN EXPLORATION STAGE ENTITY)

NOTES TO THE FINANCIAL STATEMENTS (Continued)

MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007, 2006 AND 2005
(expressed in U.S. dollars)

2. Summary of Significant Accounting Policies (Continued)

Fair Value Option for Financial Assets and Financial Liabilities

        In February 2007, the FASB issued Statement No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115" (SFAS 159). SFAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected, in earnings at each subsequent reporting date. The statement is expected to expand the use of fair value measurement. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, and is applicable beginning in the first quarter of fiscal 2008. The adoption of SFAS 159 did not have a material impact on the Company's financial condition or results of operations as at and for the period ended March 31, 2008.

3. New Accounting Pronouncements

        In September 2006, FASB issued Statement of Financial Accounting Standards No. 157—Fair Value Measurements, or SFAS 157. This standard establishes a framework for measuring fair value and expands disclosures about fair value measurement of a company's assets and liabilities and requires that the fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. It also establishes a fair value hierarchy about the assumptions used to measure fair value and clarifies assumptions about risk and the effect of a restriction on the sale or use of an asset. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB issued FASB Staff Position ("FSP") No. FAS-157-2, "Effective Date of FASB Statement No. 157." FSP No. FAS 157-2 delays the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value on a recurring basis (at least annually), to fiscal year beginning after November 15, 2008, and interim periods within those fiscal years. The adoption of SFAS No. 157 is not expected to have a material impact on the Company's financial condition or results of operations.

        In December 2007, the FASB issued Statement No. 141 (revised 2007) ("SFAS 141(R)"), "Business Combinations". SFAS No. 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. SFAS No. 141(R) also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. SFAS No. 141(R) is effective for fiscal years beginning after December 15, 2008. This standard will change the Company's accounting treatment for business combinations, if any, on a prospective basis.

        In December 2007, the FASB issued Statement No. 160 "Non-controlling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51" ("SFAS 160").            SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the non-controlling interest, changes in a parent's ownership interest, and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. SFAS No. 160 also establishes

BE RESOURCES INC.
(A CONTINUATION OF "GREAT WESTERN EXPLORATION, LLC")
(AN EXPLORATION STAGE ENTITY)

NOTES TO THE FINANCIAL STATEMENTS (Continued)

MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007, 2006 AND 2005
(expressed in U.S. dollars)

3. New Accounting Pronouncements (Continued)

disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the potential impact, if any, of the adoption of SFAS No.160 on its financial statements.

        In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133" ("SFAS 161"). SFAS 161 gives financial statement users better information about the reporting entity's hedges by requiring qualitative disclosures about the objectives and strategies for using derivatives, quantitative data about the fair value of and gains and losses on derivative contracts, and details of credit-risk-related contingent features in their hedged positions. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company is currently assessing the impact of SFAS 161 on its financial position and results of operations.

4. New Mexico Beryllium Project

        On October 1, 2007, the Company acquired a 100% interest in the New Mexico Beryllium Project (the "Project") and related technical data and assets from GWE in exchange for the issuance of 10,000,000 common shares and a 20% net profit royalty interest in the Project. Of that payment, 9,400,000 common shares and approximately 16% of the net profit royalty interest were issued to GWE. The remaining 600,000 common shares were issued to the former holders of a minority interest in the Project and approximately 4% of the net profit royalty interest was issued to the same former holders of a minority interest in the Project and an unrelated individual at the direction of GWE. The net profit royalty interest provides for the payment of royalties based on net revenue from any production from the Project and the three-mile area of interest from the outside boundary of each lease and claim comprising the Project. The 20% net profits royalty interest is calculated and payable on a quarterly basis. The Project is also subject to a gross profits royalty interest of 1% payable to an officer who is also a director of the Company. The Company did not assume certain liabilities of GWE totaling $286,362 which included notes payable of $270,000 (see Note 7).

        The Project is comprised of one lease from private landowners (the "Sullivan Lease"), three State leases (the "State Leases") and 136 unpatented mining claims (the "Claims") located in Socorro County and Sierra County, New Mexico. As the Project is in the exploration stage and has not been proved up, the exploration costs related to the Project have not been carried on the balance sheet as an asset.

(a)   Sullivan Lease

        In January 2, 2004, a member who is also a manager of GWE entered into a mining lease with two arms' length individuals (the "Lessors") for a term of 20 years expiring January 2, 2024 and for so long thereafter as the lease is not terminated. On February 3, 2004, the mining lease was assigned to GWE in exchange for 46.4 Class A member units of GWE valued at $11,000. Scheduled minimum future lease payments of $12,000 are required every January 1 for the duration of the lease agreement. The

BE RESOURCES INC.
(A CONTINUATION OF "GREAT WESTERN EXPLORATION, LLC")
(AN EXPLORATION STAGE ENTITY)

NOTES TO THE FINANCIAL STATEMENTS (Continued)

MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007, 2006 AND 2005
(expressed in U.S. dollars)

4. New Mexico Beryllium Project (Continued)

mining lease is subject to a 4% gross production royalty from the sale or disposition of minerals, metals and materials, payable to the Lessors.

(b)   State Leases

        During the period ended December 31, 2004, GWE entered into multiple mining leases with the State of New Mexico with a primary term of three years at an annual rent of $1.00 per acre. If minerals are not produced or mined in paying quantities during the primary term, then each lease may continue through a subsequent term of two years at $10.00 per acre, then five years at $3.00 per acre, and finally five years at $10.00 per acre. In this final term, there is also an advance royalty clause in addition to the annual rent. The Company is obligated to pay 2% of the gross returns, less transportation, smelting and reduction costs, such costs to a maximum of 50% of the gross returns. The Company has the option to cancel any of these leases with approval from the State of New Mexico.

(c)   South West Interest

        Prior to the acquisition of the Project by the Company, GWE was the lessee of certain mining leases and the holder of certain mining claims in Socorro County and Sierra County, New Mexico. South West Exploration, LLC ("South West") owned interests in Association Placer Mineral Location Notices and potentially other mineral locations and possible lease interests located primarily in the same counties. GWE had entered into an agreement to reserve for South West a 6% interest in any mineral deposits discovered and developed by GWE in exchange for transfer of these mining leases and mining claims to GWE. On July 3, 2007, the agreement with South West was amended to reduce the 6% interest to 4% (the "South West Interest"). A director of the Company is the manager, and together with his family members, hold or control approximately 26% of the outstanding membership interests of South West. An officer who is also a director of the Company holds a membership interest in South West of less than 1%.

        On October 1, 2007, GWE entered into a conversion agreement with South West. In exchange for transfer of the South West Interest to the Company, South West agreed to accept directly from the Company an aggregate of 400,000 common shares of the Company and a 0.68% net profit interest in the Project.

(d)   Bethany Interest

        On June 26, 2007, GWE entered into an agreement with Bethany Resources, LLC ("Bethany"), an Arizona limited liability company. Bethany owned interests in Association Placer Mineral Location Notices and potentially other mineral locations and possible lease interests located primarily in Socorro and Sierra Counties, New Mexico (the "Bethany Interest"). Pursuant to the agreement, GWE acquired a 100% interest in the Bethany Interest in exchange for granting Bethany a 2% interest in any mineral deposits discovered and developed by GWE (the "Bethany Interest"). A director of the Company is the

BE RESOURCES INC.
(A CONTINUATION OF "GREAT WESTERN EXPLORATION, LLC")
(AN EXPLORATION STAGE ENTITY)

NOTES TO THE FINANCIAL STATEMENTS (Continued)

MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007, 2006 AND 2005
(expressed in U.S. dollars)

4. New Mexico Beryllium Project (Continued)

manager, and together with his family members, hold or control 100% of the outstanding membership interests of Bethany.

        On October 1, 2007, GWE entered into a conversion agreement with Bethany. In exchange for transfer of the Bethany Interest to the Company, Bethany agreed to accept directly from the Company an aggregate of 200,000 common shares of the Company and a 0.34% net profit interest in the Project.

5. Reclamation Bonds and Asset Retirement Obligation

        Under the laws of the State of New Mexico, the Company is required to maintain reclamation deposits, which cover the cost to reclaim the ground disturbed. As at March 31, 2008, the Company has two (December 31, 2007—two; 2006—two; 2005—three) reclamation bonds. These bonds are held with the United States Department of the Interior, Bureau of Land Management ("BLM") and the United States Department of Agriculture Forest Service ("USDA") and are required before any surface disturbing activity can commence. The bonds will be released following satisfactory completion of reclamation of any disturbance resulting from operations at the site.

        The bond in the amount of $14,577 was accepted on May 6, 2005 and expired May 6, 2007. BLM Bond #111911 in the amount of $11,369 was accepted on October 6, 2004 with an original expiration date of October 6, 2006. The Company is in the process of renewing these bonds. BLM Bond #111994 in the amount of $13,889, which was accepted on November 10, 2004, was released effective October 17, 2006 with the full amount of the bond refunded to GWE.

        Asset retirement obligations relate to the reclamation work required to be performed in connection with drilling activities performed on the property. Exploration expenditures relating to the property are expensed as incurred and accordingly, the related asset retirement obligation of $9,395 incurred during the year ended December 31, 2005 was also charged to operations. BLM Bond #111911 in the amount of $11,369 is held for purposes of settling this asset retirement obligation.

        Reconciliation of the asset retirement obligation is as follows:

	Period ended March 31, 2008	Year ended December 31, 2007	Year ended December 31, 2006	Year ended December 31, 2005
	$ (Unaudited)	$	$	$
Balance, beginning of period	11,369	10,335	9,395	—
Accretion expense	—	1,034	940	—
Increase in liability charged to expense	—	—	—	9,395

Balance, end of period	11,369	11,369	10,335	9,395

BE RESOURCES INC.
(A CONTINUATION OF "GREAT WESTERN EXPLORATION, LLC")
(AN EXPLORATION STAGE ENTITY)

NOTES TO THE FINANCIAL STATEMENTS (Continued)

MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007, 2006 AND 2005
(expressed in U.S. dollars)

6. Equipment

        Equipment consists of the following:

	March 31, 2008	December 31, 2007	December 31, 2006	December 31, 2005
	$ (Unaudited)	$	$	$
Cost	5,535	5,535	5,535	14,535
Less: accumulated amortization	(3,226)	(3,226)	(2,119)	(3,424)

Net book value	2,309	2,309	3,416	11,111

7. Notes Payable

		March 31, 2008	December 31, 2007	December 31, 2006	December 31, 2005
		(Unaudited)
Current
(a)	Note Payable to Denali Resources, LLC, 3% interest, unsecured, interest and principal payable upon availability of funds	$—	$—	$90,000	$—

Long-Term
(b)	Note Payable to Robert Valois 3% interest, unsecured, interest and principal payable upon the earlier of December 14, 2011 or upon receipt by GWE of Cash Proceeds in excess of $3,000,000. Cash Proceeds are defined to be revenue from operations, revenue from royalties, cash from the sale of stock, or cash from the sale of all, or substantially all of GWE's assets.	$—	$—	$150,000	$—

        During the year ended December 31, 2007, a manager who is also a member of GWE advanced $30,000 to GWE in the form of an unsecured note payable bearing interest at 3% per annum. Pursuant to the Acquisition described in Notes 1 and 4, aggregate notes payable of $270,000 were not assumed by the Company as part of the transfer of certain assets of GWE.

        Included in accounts payable and accrued liabilities as at March 31, 2008 is accrued interest of $Nil (December 31, 2007—$Nil; December 31, 2006—$2,365; December 31, 2005—$Nil) relating to these notes payable.

BE RESOURCES INC.
(A CONTINUATION OF "GREAT WESTERN EXPLORATION, LLC")
(AN EXPLORATION STAGE ENTITY)

NOTES TO THE FINANCIAL STATEMENTS (Continued)

MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007, 2006 AND 2005
(expressed in U.S. dollars)

8. Capital Stock and Members' Capital

a)    Authorized Capital Stock

        250,000,000 common shares, voting, with no par value

        10,000,000 preferred shares with no par value

b)    Issued Capital Stock

  (i)
  On August 8, 2007, the Company issued an initial 3,000,000 common shares to a consultant, a director of the Company and an officer who is also a director of the Company, as compensation for services rendered with an estimated aggregate value of $603,150 CDN. The common shares were valued at $0.20 CDN ($0.20 U.S.) per share for aggregate consideration of $603,150 CDN ($603,150 U.S.) of which $201,050 was charged to share issue costs, $201,050 was charged to management consulting fees and $201,050 was charged to geological consulting fees for the year ended December 31, 2007.

  (ii)
  On October 1, 2007, the Company issued 10,000,000 common shares in exchange for a 100% interest in the Project and related assets pursuant to the Acquisition described in Note 1. The 10,000,000 common shares were valued at $1,905,553, which was the carrying value of the net assets acquired pursuant to the Acquisition.

  (iii)
  During the period ended December 31, 2007, the Company completed five tranches of a private placement for an aggregate of 13,895,000 common shares at a price of $0.20 CDN ($0.21 U.S.) per share for gross proceeds of $2,779,000 CDN ($2,923,434 U.S.). Related issue costs, including finders' fees, totaled $118,026.

  (iv)
  On December 7, 2007, the Company issued 300,000 common shares with a fair value of $0.20 CDN ($0.21 U.S.) per share, to an arm's length service provider in exchange for consulting services and charged $60,102 to expense.

c)     Members' Capital

        Prior to the Acquisition, GWE's authorized ownership structure consisted of 70 Class A Membership Units, 30 Class B Membership Units, and 30 Class C Membership Units, differentiated by voting rights and contribution levels. Class A Membership Units carry voting rights of one vote per unit, which shall elect the Board of Managers and which shall be purchased by the contribution of the equivalent of $50,000 per unit to GWE. Class B and C Membership Units carry voting rights of one vote per unit, which shall not vote with respect to the election of Managers, and which shall be purchased by the contribution of the equivalent of one hundred thousand dollars ($100,000) per unit to GWE.

        During the year ended December 31, 2006, a unit holder of GWE surrendered 7 Class A units back to GWE in exchange for a note payable of $150,000 (See Note 7(b)). All of these units were re-issued to existing members of GWE in exchange for additional cash contributions of $150,000 of

BE RESOURCES INC.
(A CONTINUATION OF "GREAT WESTERN EXPLORATION, LLC")
(AN EXPLORATION STAGE ENTITY)

NOTES TO THE FINANCIAL STATEMENTS (Continued)

MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007, 2006 AND 2005
(expressed in U.S. dollars)

8. Capital Stock and Members' Capital (Continued)

which $37,500 was reflected as a subscription receivable as at December 31, 2006. The balance of $37,500 was received in full, during the year ended December 31, 2007.

        During the year ended December 31, 2006, GWE issued 1 Class C Membership Unit for gross proceeds of $100,000 pursuant to a private placement offering. Related issue costs totaled $23,260 of which $10,000 was paid during the year ended December 31, 2005. As at October 1, 2007, GWE had 31 members, and its manager was Denali Resources, LLC.

d)    Issue Costs

        Issue costs consist of the following:

	Year ended December 31, 2007	Year ended December 31, 2006	Year ended December 31, 2005	Period ended December 31, 2004
	$	$	$	$
Legal fees	83,860	8,297	9,154	9,155
Shares for services (Note 8(b)(i))	201,050	—	—	—
Printing and marketing	—	118	374	1,390
Finder's fees	34,166	18,571	9,750	—

	319,076	26,986	19,278	10,545

e)     Stock Options

        The Company's stock option plan (the "Plan") provides for the grant of incentive and non-qualified stock options for up to 5,379,000 common shares to employees, consultants, officers and directors of the Company. All terms and conditions of the options are potentially the same for consultants as well as internal employees and directors. Options are granted for a term of up to five years from the date of grant. Stock options granted generally vest 25% on date of grant and 25% every six months thereafter over a period of eighteen months.

        A summary of changes in stock options during the periods ended March 31, 2008 and December 31, 2007 is as follows:

	Stock Options	Weighted Average Exercise Price	Weighted Average Exercise Price
	#	US $	CDN $
Granted	3,560,000	0.25	0.25

Balance, December 31, 2007 and March 31, 2008 (Unaudited)	3,560,000	0.25	0.25

BE RESOURCES INC.
(A CONTINUATION OF "GREAT WESTERN EXPLORATION, LLC")
(AN EXPLORATION STAGE ENTITY)

NOTES TO THE FINANCIAL STATEMENTS (Continued)

MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007, 2006 AND 2005
(expressed in U.S. dollars)

8. Capital Stock (Continued)

        As at March 31, 2008 and December 31, 2007, the following stock options were outstanding:

Date of Grant	Options Granted	Options Exercisable	Exercise Price	Expiration Date
	#	#	$
December 7, 2007	3,560,000	890,000	Cdn$0.25	December 7, 2012

        The fair value of the stock options granted was estimated using the Black-Scholes option-pricing model and is amortized over the vesting period of the underlying options. This model requires management to make estimates of the expected volatility of its common shares, the expected term of the option to exercise, the expected future forfeiture rate, and future interest rates. The risk free interest rate is based on the U.S. Treasury Bond rate in effect at the time of the grant. The Company has not paid dividends and does not expect to pay dividends in the future. As historical volatility of the Company's common shares is not available, expected volatility is based on the historical performance of the common shares of other corporations with similar operations. The expected life of the stock options was determined to be the term of the options.

        The weighted average fair value of options granted was Cdn$0.15 ($0.14) per share. The assumptions used to calculate the fair value are as follows: expected dividend yield of 0%; expected volatility of 100%; risk free interest rate of 3.85%; and expected life of 5 years.

        The intrinsic value of stock options outstanding at March 31, 2008 and December 31, 2007 of $Nil relates to vested options. Intrinsic value for stock options is calculated on the difference between the exercise prices of the underlying options and the quoted price of the Company's common shares as of the reporting date.

BE RESOURCES INC.
(A CONTINUATION OF "GREAT WESTERN EXPLORATION, LLC")
(AN EXPLORATION STAGE ENTITY)

NOTES TO THE FINANCIAL STATEMENTS (Continued)

MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007, 2006 AND 2005
(expressed in U.S. dollars)

9. Deferred Taxes

(a)   Provision for Income Taxes

        Major items causing the Company's income tax rate to differ from the U.S. federal statutory rate of approximately 34% (2007—34%) are as follows.

	Three-month period ended March 31, 2008	Year ended December 31, 2007
	$ (Unaudited)	$
Loss before taxes:	(337,065)	(1,190,863)

Expected income tax benefit based on statutory rate	(114,600)	(404,900)
Adjustments to benefit resulting from:
Non-deductible expenses	—	72,200
Unrealized foreign exchange loss	19,600	30,400
Stock-based compensation	40,500	191,100
Change in valuation allowance	54,500	111,600

	—	—

        As a limited liability company, GWE's taxable income or loss is allocated to members in accordance with their respective percentage ownership. Therefore, no provision or liability for income taxes has been included in the financial statements.

(b)   Future Tax Balances

        As at March 31, 2008, the Company had approximately $326,500 of net operating loss carry forwards in the U.S., which may be used to reduce taxable income in future years, of which $217,000 expire December 31, 2022 and $109,900 expire December 31, 2023. The Company also has exploration expenditures of approximately $1,512,000 (December 31, 2007—$1,462,000) which may be used to reduce taxable income in future years. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset was recorded at March 31, 2008 and December 31, 2007.

BE RESOURCES INC.
(A CONTINUATION OF "GREAT WESTERN EXPLORATION, LLC")
(AN EXPLORATION STAGE ENTITY)

NOTES TO THE FINANCIAL STATEMENTS (Continued)

MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007, 2006 AND 2005
(expressed in U.S. dollars)

9. Deferred Taxes (Continued)

        The significant components of the deferred tax asset at March 31, 2008 and December 31, 2007 were as follows:

	March 31, 2008	December 31, 2007
	$ (Unaudited)	$
Future income tax assets (liabilities)
Non-capital losses	111,000	73,700
Exploration expenditures	514,200	497,000
Valuation allowance	(625,200)	(570,700)

	—	—

10. Related Party Transactions

GWE Related Party Transactions

  (a)
  During the three month period ended March 31, 2008, GWE incurred management fees of $Nil (three month period ended March 31, 2007—$30,000; year ended December 31, 2007—$90,000; 2006—$135,000; 2005—$180,000; 2004—$Nil) to Minerals Management, LLC, a company controlled by two managers who are also members of GWE. Included in prepaid expenses and deposits as at December 31, 2006 was $10,000 paid to Minerals Management, LLC with respect to management fees for the month of January 2007.

  (b)
  During the three month period ended March 31, 2008, GWE paid management fees of $Nil (three month period ended March 31, 2007—$Nil; year ended December 31, 2007—$Nil; 2006—$10,000 to a former manager of GWE; 2005—$Nil; 2004—$165,000 to three managers who were also members of GWE).

  (c)
  During the three month period ended March 31, 2008, GWE paid office premises rent of $Nil (three month period ended March 31, 2007—$Nil; year ended December 31, 2007—$Nil; 2006—$Nil; 2005—$9,500; 2004—$10,000) to a manager who is also a member of GWE.

  (d)
  Included in accounts payable and accrued liabilities as at March 31, 2008 was $Nil (December 31, 2007—$Nil; December 31, 2006—$Nil; December 31, 2005—$1,018) owing to a manager of GWE for expense reimbursement.

  (e)
  See Notes 4, 7 and 8. Denali Resources, LLC is controlled by one manager and one former manager who are also members of GWE. GB Exploration, LLC is a member of GWE and is controlled by a former manager of GWE.

BE RESOURCES INC.
(A CONTINUATION OF "GREAT WESTERN EXPLORATION, LLC")
(AN EXPLORATION STAGE ENTITY)

NOTES TO THE FINANCIAL STATEMENTS (Continued)

MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007, 2006 AND 2005
(expressed in U.S. dollars)

10. Related Party Transactions (Continued)

BE Related Party Transactions

  (f)
  Pursuant to an employment agreement dated December 1, 2007, the Company paid an officer who is also a director of the Company, a salary of $30,000 (year ended December 31, 2007—$10,000) and an expense allowance of $22,500 (year ended December 31, 2007—$7,500) for the three-month period ended March 31, 2008. This individual also received consulting fees of $20,000 during the year ended December 31, 2007. Included in accounts payable and accrued liabilities as at March 31, 2008 was $5,274 (December 31, 2007—$5,274) owing to this individual for expense reimbursement.

  (g)
  During the three month period ended March 31, 2008, the Company incurred consulting fees of $2,422 (December 31, 2007—$8,750) charged by a corporation controlled by an officer of the Company and consulting fees of $6,000 (December 31, 2007—$3,000) charged by this individual. Included in accounts payable and accrued liabilities as at March 31, 2008 is $11,192 (December 31, 2007—$8,750) owing to this corporation and $9,000 (December 31, 2007—$3,000) owing to this individual.

        The above transactions were in the normal course of operations and were measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

  (h)
  A corporation controlled by the spouse of an officer of the Company subscribed for 25,000 common shares for gross proceeds of $5,000 CDN ($5,250 U.S.) pursuant to the private placement described in Note 8(b)(iii). In addition, a corporation of which a director of the Company is an officer, sole director and indirect shareholder, subscribed for 500,000 common shares for gross proceeds of $100,000 CDN ($105,000 U.S.) pursuant to the private placement described in Note 8(b)(iii). These subscriptions were on the same terms as the other subscribers. See also Note 8(b)(i) for common shares issued to a director and a director who is also an officer of the Company for management and geological consulting services in the aggregate of $402,100.

  (i)
  See Note 1 with respect to the Acquisition.

11. Segmented Information

        The Company has one operating segment, which is the exploration and development of exploration properties in the United States. As at March 31, 2008, geographic segmentation of the Company's assets is as follows: Canada—$2,026,812 (December 31, 2007—$2,226,952; 2006—$Nil; 2005—$Nil) and the United States—$326,749 (December 31, 2007—$382,253; 2006—$148,150; 2005—$121,952).

BE RESOURCES INC.
(A CONTINUATION OF "GREAT WESTERN EXPLORATION, LLC")
(AN EXPLORATION STAGE ENTITY)

NOTES TO THE FINANCIAL STATEMENTS (Continued)

MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007, 2006 AND 2005
(expressed in U.S. dollars)

12. Commitments and Contingencies

Environmental Considerations

        The exploration for and development of resource properties involves the extraction, production and transportation of materials, which under certain conditions, can be hazardous or cause environmental pollution problems. The Company is continually taking action it believes appropriate to satisfy applicable federal, state and local environmental regulations and does not currently anticipate that compliance with federal, state and local environmental regulations will have a material adverse effect upon capital expenditures, results of operations or the competitive position of the Company in the mineral resource industry. However, due to the significant public and governmental interest in environmental matters related to those activities, the Company cannot predict the effects of possible future legislation, rule changes, or governmental or private claims.

Employment Agreement

        Pursuant to the employment agreement described in Note 10(f), in the event of certain circumstances, the Company would be obligated to pay the employee an amount equal to twelve times the employee's current monthly base salary of $10,000.

13. Financial Instruments

Fair Value of Financial Instruments

        United States generally accepted accounting principles require that the Company disclose information about the fair value of its financial assets and liabilities. Fair value estimates are made at the balance sheet date, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties in significant matters of judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The carrying amounts of cash, deposits, and accounts payable approximate their fair values since these instruments have short-term maturity dates.

Commodity Price Risk

        The ability of the Company to develop its properties and the future profitability of the Company is directly related to the market price of certain minerals.

Credit Risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits. Cash deposits with a major Canadian chartered bank are insured by the Canadian Deposit Insurance Corporation up to $100,000. Cash deposits with a major U.S. bank are insured by the Federal Deposit Insurance Corporation up to $100,000. As at March 31, 2008, the Company held $1,847,173 (December 31, 2007—$2,111,294) with the major Canadian chartered bank and $298,504 (December 31, 2007—$332,831) with the major U.S. bank. As at December 31, 2006 and 2005, substantially all of GWE's cash was held with two major U.S. banks.

BE RESOURCES INC.
(A CONTINUATION OF "GREAT WESTERN EXPLORATION, LLC")
(AN EXPLORATION STAGE ENTITY)

NOTES TO THE FINANCIAL STATEMENTS (Continued)

MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007, 2006 AND 2005
(expressed in U.S. dollars)

13. Financial Instruments (Continued)

Foreign Exchange Risk

        Certain of the Company's expenses and the Company's private placement described in Note 8(b)(iii) were incurred in Canadian currency and are therefore subject to gains or losses due to fluctuations in this currency. As at March 31, 2008, the Company held cash of $1,888,146 (US$1,847,173) denominated in Canadian dollars (December 31, 2007—$2,092,876 (US$2,111,294); 2006—$Nil; 2005—$Nil).

14. Subsequent Events

(a)   Initial Public Offering

        The Company plans to file a prospectus qualifying the initial public offering of common shares of the Company. Related costs of the IPO of $179,629 have been incurred to March 31, 2008 (December 31, 2007—$115,684) and reflected as a deferred transaction cost on the balance sheet.

(b)   Staking

        Subsequent to March 31, 2008, the Company staked 690 additional lode claims which are in proximity to the property described in Note 4, at an approximate cost of $79,350.

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

CERTIFICATE OF THE COMPANY

Dated: July 9, 2008

        This prospectus constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by securities legislation of the provinces of British Columbia, Alberta and Ontario.

BE RESOURCES INC.
/S/ DAVID TOGNONI David Tognoni President and Chief Executive Officer	/s/ CARMELO MARRELLI Carmelo Marrelli Chief Financial Officer
On behalf of the Board of Directors
/s/ EDWARD GODIN Edward Godin Director	/s/ ROBERT LUFKIN Robert Lufkin Director

C-1

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

CERTIFICATE OF THE UNDERWRITER

Dated: July 9, 2008

        To the best of our knowledge, information and belief, the foregoing constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by securities legislation of the provinces of British Columbia, Alberta and Ontario.

CANACCORD CAPITAL CORPORATION
/S/ ALI PAJMAN Ali Pajman Managing Director, Investment Banking

C-2

        You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

        Until    •    , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

    •    Shares

BE RESOURCES INC.

Common Stock

PROSPECTUS

    •    , 2008

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

        We will pay all expenses in connection with the issuance and distribution of the securities being registered. The following table sets forth expenses and costs related to this offering (other than underwriting discounts and commissions) expected to be incurred with the issuance and distribution of the securities described in this registration statement. All amounts are estimates except for the Securities and Exchange Commission's registration fee:

SEC registration fee		$211.91

Legal fees	$	•

Accounting fees	$	•

Blue Sky filing fees and expenses	$	•

Printing and engraving expenses	$	•

Transfer Agent fees and expenses	$	•

Miscellaneous	$	•

Total	$	•

Item 14.    Indemnification of Officers and Directors.

        Included in the prospectus.

Item 15.    Recent Sales of Unregistered Securities

        During the preceding three years, the Company has issued an aggregate of 27,195,000 shares of its common stock and 3,560,000 options without registering those securities under the Securities Act of 1933, as amended. The following information describes the transactions in which those securities were issued.

        On August 8, 2007, the Company issued a total of 3,000,000 shares of its common stock to three individuals for a total of $300 or $0.0001 per share. The Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 in connection with the offer and sale of these shares.

        On October 1, 2007, the Company issued a total of 10,000,000 shares of its common stock to Great Western Exploration, LLC; South West Exploration, LLC; and Bethany Resources, LLC in connection with an agreement of purchase and sale. Pursuant to this agreement, Company acquired its initial interest in the Acquired Property in exchange for the issuance of 10,000,000 shares of common stock and a 20% net profits royalty interest in the project. The Company relied on the exemption provided by Section 4(2) of the Securities Act of 1933 in connection with this transaction.

        During the period of October 2007 and November 2007, the Company sold an aggregate of 13,395,000 shares of its common stock in a private placement to approximately 80 Canadian and other foreign individuals or entities at a price of $0.20 (CND) per share pursuant to Regulation S promulgated under the Securities Act of 1933.

        On November 13, 2007, the Company sold 500,000 shares of its common stock to Ekwan-X at a price of $0.20 (CND) per share. Edward Godin, a member of our Board of Directors, is the president, a director, and an indirect holder of shares of Ekwan-X, Inc. so Ekwan-X was provided the same type of information that would have been included in a registration statement. [CONFIRM] The Company relied on the exemption provided by Section 4(2) of the Securities Act of 1933 in connection with this transaction.

        On December 7, 2007, the Company issued 300,000 shares of its common stock to Murray Black for services rendered to the Company valued at $60,000 (CND), or $0.20 (CND) per share. The Company relied on the exemption provided by Section 4(2) of the Securities Act of 1933.

        On December 7, 2007, the Company granted a total of 3,560,000 options to acquire its common stock to fifteen individuals under a written compensation benefit plan who are employees, directors, officers, consultants and/or advisors of the Company. The Company relied upon the exemption from registration under Rule 701 promulgated under the Securities Act of 1933 as transactions pursuant to compensatory benefit plans and contracts relating to compensation. To date, 50% of these options have vested and none have been exercised.

Item 16.    Exhibits and Financial Statements.

Item No.	Description
1*	Underwriting agreement dated • 2008.
3.1	Articles of Incorporation of the Company as filed with the Colorado Secretary of State on August 8, 2007.
3.1.1	Articles of Amendment to the Articles of Incorporation as filed with the Colorado Secretary of State on August 27, 2007.
3.1.2	Articles of Amendment to the Articles of Incorporation as filed with the Colorado Secretary of State on July 3, 2008.
3.2	Bylaws of the Company dated August 27, 2007.
4*	Specimen stock certificate
10.1	Agreement of Purchase and Sale between the Company and Great Western Exploration, LLC dated October 1, 2007.
10.2	NPR Royalty Agreement between the Company and Great Western Exploration, LLC dated October 1, 2007.
10.3	NPR Royalty Agreement between the Company and South West Exploration, LLC dated October 1, 2007.
10.4	NPR Royalty Agreement between the Company and Bethany Resources, LLC dated October 1, 2007.
10.5	NPR Royalty Agreement between the Company and Stewart Jackson dated October 1, 2007.
10.6	Gross Royalty Agreement between the Company and David Tognoni dated October 1, 2007.
10.7	Employment Agreement between the Company and David Tognoni dated December 1, 2007.
10.8*	Escrow Agreement between the Company and the Transfer Agent and Registrar dated •, 2008.
10.9	Sullivan Lease between David Tognoni and Kenneth Alan Sullivan and Cherrill L. Sullivan dated January 2, 2004.
10.10	Assignment of Sullivan Lease between David Q. Tognoni and Great Western Exploration, LLC dated February 3, 2004.

10.11	Assignment of Sullivan Lease between the Company and Great Western Exploration, LLC dated October 1, 2007.
10.12	Amendment of Sullivan Lease between the Company and Kenneth Alan Sullivan and Cherrill L. Sullivan dated April 9, 2008.
10.13	State of New Mexico Lease Number HG 0059 between New Mexico State Land Office and Great Western Exploration, LLC dated January 3, 2005.
10.14	Assignment of General Mining Lease New Mexico Lease Number HG 0059 between the Company and Great Western Exploration, LLC dated September 4, 2007.
10.15	State of New Mexico Lease Number HG 0060 between New Mexico State Land Office and Great Western Exploration, LLC dated January 3, 2005.
10.16	Assignment of General Mining Lease New Mexico Lease Number HG 0060 between the Company and Great Western Exploration, LLC dated September 4, 2007.
10.17	State of New Mexico Lease Number HG 0061 between New Mexico State Land Office and Great Western Exploration, LLC dated January 3, 2005.
10.18	Assignment of General Mining Lease New Mexico Lease Number HG 0061 between the Company and Great Western Exploration, LLC dated September 4, 2007.
10.19	BE Resources Inc. Stock Option Plan.
10.20	Form of Stock Option Agreement
23.1	Consent of Fraser Milner Casgrain LLP
23.2	Consent of Dufford & Brown, P.C.
23.3	Consent of McGovern, Hurley, Cunningham LLP, independent accountants.
23.4	Consent of Fred Brown and Tracy Armstrong of P&E Mining Consultants Inc.

*
To be filed by amendment.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

        (a)  (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii)
    include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)    If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

        (5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  If the registrant is relying on Rule 430B:

  (A)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

  (ii)
  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)    The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Elephant Butte, State of New Mexico, on July 9, 2008.

BE RESOURCES INC. (Registrant)
By:	/s/ DAVID Q. TOGNONI David Q. Tognoni President and Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of BE Resources Inc., do hereby constitute and appoint David Q. Tognoni or Carmelo Marrelli to be our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for each of us and in our name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacity and on the dates stated.

Name	Title	Date

/s/ DAVID Q. TOGNONI David Q. Tognoni	President, Chief Executive Officer and Director	July 9, 2008
/s/ CARMELO MARRELLI Carmelo Marrelli	Chief Financial Officer, (Principal Financial and Accounting Officer)	July 9, 2008
/s/ EDWARD GODIN Edward Godin	Chairman of the Board of Directors	July 9, 2008
/s/ ROBERT LUFKIN Robert Lufkin	Director	July 9, 2008

EXHIBIT INDEX

        The following Exhibits are filed as part of this registration statement.

Item No.	Description
1*	Underwriting agreement dated • 2008.
3.1	Articles of Incorporation of the Company as filed with the Colorado Secretary of State on August 8, 2007.
3.1.1	Articles of Amendment to the Articles of Incorporation as filed with the Colorado Secretary of State on August 27, 2007.
3.1.2	Articles of Amendment to the Articles of Incorporation as filed with the Colorado Secretary of State on July 3, 2008.
3.2	Bylaws of the Company dated August 27, 2007.
4*	Specimen stock certificate
10.1	Agreement of Purchase and Sale between the Company and Great Western Exploration, LLC dated October 1, 2007.
10.2	NPR Royalty Agreement between the Company and Great Western Exploration, LLC dated October 1, 2007.
10.3	NPR Royalty Agreement between the Company and South West Exploration, LLC dated October 1, 2007.
10.4	NPR Royalty Agreement between the Company and Bethany Resources, LLC dated October 1, 2007.
10.5	NPR Royalty Agreement between the Company and Stewart Jackson dated October 1, 2007.
10.6	Gross Royalty Agreement between the Company and David Tognoni dated October 1, 2007.
10.7	Employment Agreement between the Company and David Tognoni dated December 1, 2007.
10.8*	Escrow Agreement between the Company and the Transfer Agent and Registrar dated •, 2008.
10.9	Sullivan Lease between David Tognoni and Kenneth Alan Sullivan and Cherrill L. Sullivan dated January 2, 2004.
10.10	Assignment of Sullivan Lease between David Q. Tognoni and Great Western Exploration, LLC dated February 3, 2004.
10.11	Assignment of Sullivan Lease between the Company and Great Western Exploration, LLC dated October 1, 2007.
10.12	Amendment of Sullivan Lease between the Company and Kenneth Alan Sullivan and Cherrill L. Sullivan dated April 9, 2008.
10.13	State of New Mexico Lease Number HG 0059 between New Mexico State Land Office and Great Western Exploration, LLC dated January 3, 2005.
10.14	Assignment of General Mining Lease New Mexico Lease Number HG 0059 between the Company and Great Western Exploration, LLC dated September 4, 2007.
10.15	State of New Mexico Lease Number HG 0060 between New Mexico State Land Office and Great Western Exploration, LLC dated January 3, 2005.
10.16	Assignment of General Mining Lease New Mexico Lease Number HG 0060 between the Company and Great Western Exploration, LLC dated September 4, 2007.

10.17	State of New Mexico Lease Number HG 0061 between New Mexico State Land Office and Great Western Exploration, LLC dated January 3, 2005.
10.18	Assignment of General Mining Lease New Mexico Lease Number HG 0061 between the Company and Great Western Exploration, LLC dated September 4, 2007.
10.19	BE Resources Inc. Stock Option Plan.
10.20	Form of Stock Option Agreement
23.1	Consent of Fraser Milner Casgrain LLP
23.2	Consent of Dufford & Brown, P.C.
23.3	Consent of McGovern, Hurley, Cunningham LLP, independent accountants.
23.4	Consent of Fred Brown and Tracy Armstrong of P&E Mining Consultants Inc.

*
To be filed by amendment.